UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Enhancing materials at every level

Eastman is a materials innovation company made up of problem solvers who are committed to immediate, substantive action to support a circular economy. Right now, our people are tackling some of the biggest problems we've ever faced—problems that face us all, like waste plastic in our environment.

Sustainability goes beyond simply increasing energy efficiency and limiting environmental impact in our business. Creating a more sustainable world is our business. We believe in using our skills to give new life to the most complex waste plastic. As demand grows for products that have sustainable life cycles, Eastman continues to build on its heritage of world-class technology platforms and product innovations to deliver solutions.

Through our products and technologies, we're determined to transform tomorrow by revolutionizing the materials that shape it today.

Learn more at **eastman.com**.

EASTMAN

© 2023 Eastman.

LETTER FROM OUR

March 22, 2023

Dear Fellow Eastman Stockholders:

Thank you for your continued investment in Eastman. I, and the rest of the Board of Directors, invite you to attend the 2023 Annual Meeting of Stockholders. Our meeting, once again, will be held virtually on May 4, 2023, at 11:30 a.m. (EDT) via live webcast, though stockholders may log-in beginning at 11:15 a.m. (EDT). We encourage you to access the Annual Meeting prior to the start time. The business to be considered and voted upon at the meeting is explained in this proxy statement. A copy of Eastman’s 2022 Annual Report to Stockholders is also included with these materials.

As I reflect on 2022, first and foremost I want to thank the global Eastman team. Demonstrating agility, resilience, and determination, the team progressed our long-term strategy of growth through innovative, sustainable materials while navigating a dynamic macroenvironment. I am tremendously proud of how the team worked to deliver for our customers and drive value for our stockholders.

Against a challenging economic backdrop, we advanced our innovation programs and transformational initiatives and made progress on our ambitious environmental, social and corporate governance (ESG) goals and safety performance. We achieved a number of milestones in our circular platform, further establishing ourselves as a leader in building a circular economy. Our work in this area is just beginning as we aim to help solve the world’s biggest problems while creating a new vector of attractive growth for Eastman.

2022 in Review

Last year started with strong demand driven by a growing economy. Through the first half of the year, we delivered strong financial performance, including our best second-quarter results in Eastman’s history. Beginning in the back half of the year, and particularly in the fourth quarter, global dynamics in the macroenvironment began to quickly shift, resulting in economic uncertainty and broad demand challenges that were widespread across key end markets and geographies. The conditions escalated in the fourth quarter due to exceptional challenges in demand, aggressive inventory destocking, and the impact of Winter Storm Elliott. In addition, our growth in the first three quarters of 2022 was limited by operational and supply chain disruptions.

In these challenging circumstances, the Eastman team achieved numerous accomplishments worth highlighting:

•

Returned cash to stockholders – Eastman returned approximately $1.4 billion to stockholders through share repurchases and dividends. We have raised our dividend for 13 consecutive years, a tangible reflection of our strong financial position and our commitment to returning cash to our stockholders.

•

Generated strong operating cash flow – We generated approximately $1 billion in operating cash flow, demonstrating resilience in a challenging environment and delivering above prior-year levels in the fourth quarter.

•

Demonstrated commercial excellence – In a year where our raw material, energy, and distribution costs increased by approximately $1.3 billion, our business teams demonstrated commercial excellence by raising our selling prices to keep pace with extraordinary inflation.

    2023 Proxy Statement

•

Leveraged our innovation-driven growth model to generate growth – Our commercial teams did an outstanding job of driving new business wins across our portfolio of specialty products. In 2022, we closed more than $550 million of new business revenue from market development and innovation.

•

Achieved milestones on circular platform, Eastman’s new vector of growth – We celebrated a number of achievements on each of our planned methanolysis projects, going from one facility under construction to all three projects fully in development.

•

Strengthened portfolio – We completed the divestiture of the adhesives resins product lines in second quarter 2022 for a total purchase price of $1 billion, giving us the opportunity to drive results in a more stable, focused Additives & Functional Products segment.

•

Further integrated sustainability and ESG into how we win – We further increased transparency and accountability in how we drive ESG throughout our organization. We published our 2022 Sustainability Report, “A Better Circle,” reporting our progress toward our 2030/2050 sustainability commitments. We also launched our second Inclusion and Diversity (I&D) Annual Report, “Globally United,” in which we reported progress on our I&D strategy of shaping a more diverse culture.

Sincerely,

MARK J. COSTA

CEO and Board Chair

A Leader in the Circular Economy

As we look ahead, we are unwavering in our commitment to creating A Better Circle. I am proud of the work that we have done to institute meaningful and measurable goals that ensure progress toward the ESG expectations of our stakeholders–designing sustainable solutions and scaling positive societal impact while also delivering financial value to our stockholders. Our goals and objectives are structured across the three pillars of mitigating climate change, mainstreaming circularity, and caring for society, which is what we call “the triple challenge.”

Your Vote is Important for this Year’s Annual Meeting

We encourage you to vote your shares for this year’s Annual Meeting regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy by Internet or telephone in advance of the meeting will not prevent you from voting electronically during the meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the meeting online. Whether you choose to vote by proxy card, Internet or telephone, I urge you to vote as soon as possible.

Thank you for your support of our Company. We look forward to welcoming you to our Annual Meeting.

2023 Proxy Statement

LETTER FROM OUR LEAD DIRECTOR

March 22, 2023

Dear Fellow Eastman Stockholders:

Since May 2020, I have been fortunate to serve as Lead Director of the Eastman Board of Directors. In that role, I am responsible for providing independent leadership to the Board of Directors. In this year’s letter to stockholders, I wanted to provide a snapshot of not only my role as Lead Director, but also the role and responsibilities of the independent directors. Since the Company implemented the Lead Director role in 2011, the average tenure in the role has been three to four years. A summary of the key responsibilities of the Lead Director is included below. A more complete description is available in the Company’s Corporate Governance Guidelines, which are available in the Investors section on www.eastman.com.

As Lead Director, my key responsibilities include the following:

•

calling, setting agendas for, and presiding over executive sessions of the non-employee, independent directors at each regularly scheduled meeting of the Board, or at such other times as the non-employee, independent directors may determine;

•	calling special meetings of the full Board or the non-employee, independent directors;

•	presiding over Board meetings in the absence of the Board Chair;

•	collaborating and consulting with the chairs of the Board committees concerning, among other things, schedules, agendas, and written materials for the meetings;

•	acting as a liaison between the independent directors and the Board Chair;

•	receiving and evaluating substantive direct communications from interested parties to non-employee, independent directors; and

•	being available with the Chair for consultation and direct communication with stockholders.

As a Board, it is critical that we represent a diverse group of cultures, backgrounds and experiences that enable us to develop and oversee the implementation of a long-term strategy for Eastman to create value for stockholders, build a world-class culture and deliver sustainable solutions. Our Board is committed to ensuring that it is well-equipped to oversee the Company’s business and effectively represent the interests of stockholders. Our Board regularly reviews its composition to ensure it includes directors with the experience, skills, and diversity necessary for effective, independent Board oversight. Since 2020, we have added four new directors to the Board, and we are committed to appropriately refreshing the Board focusing on critical skills, experience, leadership and diversity.

Importantly, the Board’s primary responsibility is to serve the Company’s and its stockholders’ best interests and create value. In addition, key responsibilities of the Board include, among others: (i) strategic planning, (ii) hiring, monitoring and evaluating the Chief Executive Officer, (iii) management oversight and succession planning, (iv) risk management, and (v) governance and compliance. At each Board meeting, I lead a discussion with the non-employee, independent directors (all directors other than the CEO) to ensure that we, as a Board, are fulfilling our responsibilities.

Integrating ESG into Our Strategy

The Board oversees the strategic and operational direction of the Company, as well as risks associated with our strategy. Integrated into Eastman’s strategy are our ESG and sustainability initiatives. Over the past year, Eastman has taken significant steps to more clearly define these initiatives and how they link to the Company’s growth strategy. The Company made great progress on these initiatives in 2022.

During 2022, the Company made significant progress on its sustainability goals including the advancement on its three material-to-material molecular recycling facilities. Using technology with a lower carbon footprint, these facilities will enable the Company to recycle hard-to-recycle plastic waste that is currently being incinerated or sent to landfills. The Board believes these bold and ambitious projects position Eastman as a leader in the circular economy that will create a new vector of growth for the Company. Additional detail around these and other ESG initiatives can be found within the pages of this proxy statement. I encourage you to also review Eastman’s sustainability report, A Better Circle, which you can find on www.eastman.com.

Our Culture of Inclusivity and Diversity

I would also like to highlight the Company’s efforts to grow and strengthen its culture of inclusivity and diversity. The Company has accelerated its efforts to create an environment that fosters a sense of belonging, acceptance, and safety. This is an area of great interest to the Board, with members engaging through regular progress updates, as well as engaging with employees. To increase transparency and accountability in this area, Eastman published its second Inclusion and Diversity Annual Report in 2022, which details the Company’s strategy and progress against the Company’s goals. As another measure of accountability, the Board has taken steps to provide greater alignment between the outcomes of the Company’s I&D and ESG efforts and executive compensation by including related performance goals in the Company’s long-term incentive compensation program.

Our Commitment to Creating Long-Term Value

While 2022 presented challenges with respect to supply chain disruptions, significant inflation and a weakening global economy, the Board and management are focused on mitigating the impacts of these challenges and positioning Eastman for strong growth. As Lead Director, I can assure you the Board is excited by the progress the Company continues to make on its innovation-driven growth strategy. Your Board is highly engaged on the Company’s approach to creating long-term value for stockholders. We take our responsibilities seriously and understand the trust you place in us to act in your best interests. As Company stewards, we are focused on supporting the strategies and approaches that will deliver strong financial performance and long-term sustainable growth.

On behalf of the Board of Directors, I thank you for the trust that you have placed in us. We look forward to serving your interests throughout the upcoming year.

Sincerely,

DAVID W. RAISBECK

Lead Director

Note About Forward-Looking Statements

Certain statements made in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended), including statements relating to expectations, strategies, and plans for businesses and for the whole of Eastman; capital allocation; future financial results; environmental matters and opportunities (including potential risks associated with physical impacts of climate change and related voluntary and regulatory carbon requirements); and our environmental, social, and governance (“ESG”) objectives and plans, including our inclusion and diversity (“I&D”) efforts. In some cases, you can identify forward-looking statements by terminology such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “forecasts”, “will”, “would”, and similar expressions or expressions of the negative of these terms.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. The known material factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. Except as may be required by law, the Company undertakes no obligation to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise. Investors are advised, however, to consult any further public Company disclosures (such as filings with the SEC, Company press releases, or pre-noticed public investor presentations) on related subjects.

We include our website address (www.eastman.com) in this proxy statement only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this proxy statement.

2023 Proxy Statement

Eastman Chemical Company

200 South Wilcox Drive

Kingsport, Tennessee 37662

(423) 229-2000

Meeting information

How to vote by proxy

Only stockholders of record at the close of business on March 15, 2023 are entitled to notice of, and to vote at, the meeting. It is important that your shares be represented and voted at the meeting. Please vote by proxy in one of these ways:

DATE: Thursday, May 4, 2023 TIME: 11:30 a.m. (EDT)
LOCATION: Virtually at https://register.proxypush.com/emn

To Our Stockholders:

The 2023 Annual Meeting of Stockholders of Eastman Chemical Company will be held virtually on May 4, 2023 at 11:30 a.m. (EDT) via live webcast at

https://register.proxypush.com/emn.

BY INTERNET By Internet at the web address shown on your proxy card, electronic form of proxy, or voting instruction form (if you received the proxy materials by mail from a broker or bank).
	Voting Items	Board Recommendation
1.	ELECT DIRECTORS. To elect twelve directors to serve until the 2024 Annual Meeting of Stockholders and their successors are duly elected and qualified.	FOR each director nominee	BY PHONE Use the toll-free telephone number shown on your proxy card, electronic form of proxy, or voting instruction form (if you received the proxy materials by mail from a broker or bank).
2.

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2023.

FOR

BY MAIL Mark, sign, date, and promptly return or submit your proxy card, electronic form of proxy, or voting instruction form (in the postage-paid envelope provided if you are returning a paper proxy card).

3.	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION. To approve, on an advisory basis, the compensation of certain of the Company’s executive officers.	FOR
4.	ADVISORY VOTE ON FREQUENCY OF ADVISORY APPROVAL OF EXECUTIVE COMPENSATION. To vote on the frequency of the advisory vote on executive compensation.	ONE YEAR

Signing and returning the proxy card or submitting your proxy electronically by Internet or telephone does not affect your right to vote electronically during the meeting if you attend the meeting virtually.

5.	ADVISORY VOTE ON STOCKHOLDER PROPOSAL. To vote on a proposal submitted by a stockholder, if properly presented at the meeting, regarding an independent Board Chair.	AGAINST

Transact Any Other Business. To transact such other business as may properly come before the meeting.

By order of the Board of Directors

KELLYE L. WALKER

Executive Vice President, Chief Legal Officer and Corporate Secretary

March 22, 2023

This Notice and Proxy Statement are first being sent to stockholders on or about March 22, 2023. Our 2022 Annual Report on Form 10-K is being sent with this Notice and Proxy Statement.

Eastman Growth Strategy

Our Innovation-Driven Growth Model is Succeeding

Our innovation-driven growth model is the heart of who we are and how we win in the marketplace every day. This model has delivered results and we have demonstrated our portfolio can grow above our underlying markets with products that have higher margins and drive strong mix upgrade.

Circular Economy is a New Vector of Significant Growth

The circular economy is emerging as a powerful new vector of growth for Eastman. We have a great opportunity to deliver attractive growth by addressing the plastic waste crisis and reducing our impact on climate at the same time through our molecular recycling technologies. We have made great progress in scaling up our innovation with our three announced projects, the first in the Kingsport, Tennessee, the second in France, and third to be built in the U.S. with a location to be announced later this year.

Strengthening Execution to Convert Growth to Value

Our pursuit of productivity is part of the Eastman culture. We continue to make investments in strengthening our execution capability with the goal of driving the top line and translating it to the bottom line, including a new integrated business planning system that will enable us to support growth better while keeping inventory levels low. We are also transforming our operations by modernizing and digitizing our capabilities to improve our reliability and cost competitiveness.

Sustainability and ESG are Integrated into How We Win

At Eastman, sustainability is a business imperative. That’s why environmental, social, and governance (“ESG”) is integrated into how we do business at Eastman. We have the responsibility and opportunity to lead, join others to help address climate change, mainstream circularity as an economic model, and help build a more inclusive and equitable world. You can read more about our ESG initiatives and the progress that we are making in this proxy statement.

Power of Cash Flow and the Balance Sheet

We have developed a record of strong cash flow in most every environment, achieving a new level of performance. We returned cash to our stockholders and have otherwise put cash to work in a disciplined manner.

 ABOUT THE COMPANY

Eastman Overview

Eastman Chemical Company (“Eastman” or the “Company”) is a global specialty materials company that produces a broad range of products found in items people use every day. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, on December 31, 1993. As a globally inclusive and diverse company, Eastman employs approximately 14,500 people around the world and serves customers in more than 100 countries.

Driven by more than 100 years of continuous innovation, Eastman is bringing sustainable materials to market and delivering financial value to our stockholders while scaling positive societal impact for our stakeholders.

At Eastman, we believe there are always solutions to the challenges the world faces. In fact, our innovations are driven with a specific goal in mind: to help solve the world’s greatest challenges by creating the most sustainable materials. Our strategy for that is founded in our commitment to the principles of the United Nations Global Compact, where our purpose, leadership and actions continue to guide us toward carbon neutrality, circularity and caring for society. This is what we call “the triple challenge,” and our expertise in material science provides the world’s largest industries — like packaging, automotive and architecture — with high-quality sustainable solutions that address those complex global issues we collectively face. We will continue partnering up and down our value chains to advance sustainable solutions to address the world’s big challenges.

With the purpose of enhancing the quality of life in a material way, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. The Company’s innovation-driven growth model takes advantage of world-class technology platforms, deep customer engagement, and differentiated application development to grow its leading positions in attractive end markets such as transportation, building and construction, and consumables.

Integrating Sustainability and ESG into Eastman’s Growth Strategy

Eastman continues to fully integrate sustainability and ESG into the Company’s market-differentiated growth strategy. Our strategy is to transform tomorrow by revolutionizing the materials that shape it today — innovating sustainable solutions to enhance the quality of life in a material way. We have a compelling and ambitious strategy to leverage our innovation-driven growth model to develop sustainable innovations that address the challenges of climate change, plastic waste, and a growing population. We have made bold commitments to mitigate climate change (including committing to be carbon neutral by 2050), and our technology platforms and several of our key product lines are linked to sustainable macro trends enabling market-driven solutions. Our corporate strategy is designed to drive organic growth while also driving our positive impact on society.

    2023 Proxy Statement    1

About the Company

Enabling a Circular Economy — Creating a New Vector of Growth for Eastman

The global waste plastic crisis and climate change are two of the greatest challenges of our time, and the world desperately needs a materials revolution that will help address both. Brands are facing growing climate and environmental scrutiny from consumers, end users, non-governmental organizations, investors, and other stakeholders, resulting in companies setting aggressive goals to include recycled content in products. Each year, more than 300 million tons of plastic are produced globally and only about 15% are recycled today. Estimates are that roughly 25% is incinerated, about 40% is landfilled, and about 20% leaks into the environment — including our oceans.

Eastman seeks to be a leader in shifting from a linear economy (take, make, consume, waste) to a circular economy (make, use, reuse, remake, recycle). We’re committed to revolutionizing our materials to give them a longer life and richer purpose using our two advanced circular recycling technologies — carbon renewal and polyester renewal. A circular economy focuses on making the most of the world’s resources — minimizing waste and maximizing value by providing end-of-life solutions to reduce, reuse, and recycle products and materials that typically end up in landfills and our waterways.

Polyester renewal technology (PRT). Using PRT, we produce new polymers that serve a diverse set of end-markets, including medical devices, hydration, electronics, and cosmetic packaging. PRT takes polyester plastic wastes, like colored soft drink bottles, carpet fibers, or polyester-based clothing, and unzips the polymer chain back to its basic monomers to create new high-quality materials. The molecules produced are indistinguishable from materials made with virgin or nonrecycled content. The process allows us to recycle polyester waste over and over again without degradation of quality that often occurs with mechanical recycling. Based upon a third-party life cycle analysis, this process is expected to reduce greenhouse gas emissions by 20%-30% at the intermediate level when compared to processes using fossil feedstocks.

Carbon renewal technology (CRT). Using CRT, we produce biodegradable, cellulosic polymers that serve a variety of end-markets, including textiles, cosmetics and food service applications. While PRT only processes the polyester family of plastics, CRT can use a broad mixture of plastic waste, like complex mixed plastics, textiles, films, and carpet as feedstocks. CRT takes a wide array of mixed plastic waste and breaks it back down into its molecular building blocks, allowing the molecules to be reassembled to build new products. This allows materials to be recycled over-and-over — unlike mechanical recycling — with no compromise or loss of quality. This technology provides a circular solution for materials that currently cannot be recycled today, keeping them in use and out of landfills and incinerators. Better yet, the end products are identical to those produced with virgin content. Based upon a third-party life cycle analysis, the process reduces greenhouse gas emissions by 20%-50% at the intermediate level when compared to processes using fossil feedstocks.

2    2023 Proxy Statement

About the Company

Making the Future of Recycling a Reality Today

Construction is Near Completion on a Molecular Plastics Recycling Facility in Kingsport, Tennessee

Eastman announced a significant capital investment for a new methanolysis facility located at our largest manufacturing site located in Kingsport, Tennessee. This facility is expected to provide a unique, sustainable growth opportunity for Eastman given the demand for recycled material, the flexibility of our technology to use a variety of polyester waste plastic as a feedstock, the attractive GHG footprint relative to deriving the monomers from fossil feedstocks, and importantly, the expected price premium that consumers are willing to pay. The feedstock for this facility will be hard-to-recycle polyester waste plastic. We expect to begin commissioning and start-up activities for this facility by summer 2023.

Announcement of Plans to Build the World’s Largest Molecular Plastics Recycling Facility in France

On January 17, 2022, French President Emmanuel Macron and Eastman CEO Mark Costa jointly announced Eastman’s plan to invest up to $1 billion in a material-to-material molecular recycling facility in France that would use Eastman’s PRT to recycle up to 110,000 metric tons annually of hard-to-recycle waste plastic that is currently being incinerated. The site will be designed so that in a second phase, the amount of waste plastic used as a feedstock can be doubled in size to approximately 200,000 metric tons in a capital-efficient manner. Many global brands are leading the way by signing letters of intent for multi-year supply agreements from this facility. The plant and a recycling innovation center are expected to be operational by 2026.

Announcement of a Third Molecular Recycling Facility

In 2022, we entered into a definitive agreement with PepsiCo, which will be a baseload customer for a planned third molecular recycling facility that will be located in the United States. The first phase of this project will use approximately 110,000 metric tons annually of polyester waste plastic as feedstock and is expected to start operations in 2026. This site also will be designed so that in a second phase, the amount of waste plastic used as a feedstock can be doubled in size to approximately 200,000 metric tons in a capital-efficient manner. The polymers will be used by PepsiCo and other customers for packaging and textiles applications.

How we Innovate

Beyond these innovative recycling technologies, Eastman is pursuing specific opportunities to leverage our innovation-driven growth model for continued greater than end-market growth by both sustaining the Company’s leadership in existing markets and expanding into new markets.

Eastman uses an innovation-driven growth model which consists of leveraging world-class, scalable technology platforms, delivering differentiated application development capabilities, and relentlessly engaging the market.

    2023 Proxy Statement    3

About the Company

We are also changing our business and operations to improve our cost structure, increase investment in growth, and strengthen execution capabilities, including specific initiatives to transform operations, work processes and systems, and business structure alignment, scale, and integration.

Empowering our Employees to Build a World-Class Innovative Culture

In addition, our commitments to I&D extend to the highest levels of our Company. In 2022, we published our second I&D Report, which is available on our website (www.eastman.com), to provide greater transparency in this important area. We believe that to meet today’s most pressing needs, we must inspire innovative ideas by making every team member feel valued and empowered to do their best work.

1.	Mitigate unconscious bias

We strive to build inclusive leadership behaviors at all levels, so every team member can bring their full, authentic self to work and contribute fully. To do so, we use experiential workshops, educational resources and scorecards that equip leaders and their teams to recognize and mitigate the impact of unconscious biases. These initiatives provide a strong foundation for increasing engagement, driving results and promoting innovation.

2.	Foster an inclusive culture

True inclusion requires intentional actions that enable every team member to operate authentically at their best. To create an inclusive environment, we invest in Eastman Resource Groups (ERGs), learning opportunities, and systems and processes that promote allyship and encourage full engagement. Our goal is to ensure everyone who works at Eastman feels valued for what they bring to the business and fully accepted for who they are.

3.	Build inclusive teams

Innovative recruiting and hiring practices help us source and attract a broader pool of talent, opening pathways for the people we need. To that end, we have strengthened our sourcing strategies, selection processes and benefit programs to attract diverse talent, bring underrepresented groups to above industry levels, and meet the needs of a diverse world. These efforts include expanding our work with external partners, educating hiring managers on unintended barriers, and inviting candidates before they join the Company to build relationships with members of ERGs.

4.	Accelerate diversity in leadership

Eastman offers a range of personal and professional development opportunities to support the career aspirations of all team members. To address gaps in leadership representation, we prepare underrepresented colleagues for leadership roles through targeted development programs and inclusive talent review processes. We also provide tools and resources to boost leaders’ personal inclusiveness and the inclusivity of their teams.

4    2023 Proxy Statement

About the Company

2022 FINANCIAL HIGHLIGHTS

The Company reported 2022 sales revenue of $10.58 billion, earnings before interest and taxes (“EBIT”) of $1.16 billion, and net earnings attributable to Eastman of $793 million. Diluted earnings per share (“EPS”) were $6.35. Net cash provided by operating activities was $975 million. Excluding non-core and unusual items, adjusted EBIT was $1.34 billion and adjusted diluted EPS was $7.88. See Annex A of this proxy statement for reconciliation of financial measures under accounting principles generally accepted in the United States (“GAAP”) to non-GAAP financial measures, description of excluded items, and related information.

The global Eastman team did an outstanding job navigating through a very difficult operating environment that included unprecedented logistics and supply chain challenges, rapid and broad-based inflation and a strengthening U.S. dollar. Even in this dynamic environment, we continued to deliver compelling revenue and earnings growth, advanced our innovation programs and transformational initiatives, strengthened our business portfolio, achieved milestones toward our ambitious sustainability goals, and so much more.

Here are just a few of our highlights from the year:

•	Offset approximately $1.3 billion of inflation from higher raw material, energy, and distribution costs through pricing actions;

•	Closed more than $550 million in new business revenue from market development and innovation, driven by strong growth of specialty products across the Company;

•	Returned approximately $1.4 billion to our stockholders through dividends, which we increased for the 13th consecutive year, and share repurchases;

•	Strengthened our leadership in the circular economy by achieving several key milestones for all three planned polyester recycling facilities; and

•	Generated $975 million in operating cash flow.

    2023 Proxy Statement    5

Summary of Items to be Voted on at the Annual Meeting

SUMMARY OF ITEMS TO BE VOTED ON AT THE ANNUAL MEETING

This summary highlights important information you will find in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote, including the section “Additional Information About the Annual Meeting” for information on how to attend, submit questions, and vote during the Annual Meeting.

  ITEM 1     ELECTION OF DIRECTORS

Stockholders are being asked to vote on the election of twelve directors to serve until the 2024 Annual Meeting of Stockholders. The terms of office of all twelve current directors will expire at the 2023 Annual Meeting, and each of those directors has been nominated for re-election for a one-year term.

“FOR”	PAGE 10

Board Nominees

6    2023 Proxy Statement

Summary of Items to be Voted on at the Annual Meeting

INDEPENDENCE

All director nominees except our Chief Executive Officer are independent and meet heightened independence standards for our Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees.

DIVERSITY OF SKILLS, EXPERIENCE, GENDER AND ETHNICITY, AND THOUGHT We have a diverse Board representing a range of experience and backgrounds.

TENURE Newer (1-4 years): 5 Medium-tenured (5-10 years): 2 Longer-tenured ( +10 years): 5	8.8 years average tenure	AGE <60 years: 1 60-69 years: 8 70+ years: 3	Our Board age limit is 75

ITEM 2     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP.

“FOR”	PAGE 44

    2023 Proxy Statement    7

Summary of Items to be Voted on at the Annual Meeting

ITEM 3     ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Stockholders have the right to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say-on-pay” vote.

“FOR”	PAGE 87

Pay-for-Performance

Consistent with the Company’s pay-for-performance philosophy, 100% of the incentive compensation approved by the Compensation and Management Development Committee for the named executive officers (“NEOs”) was performance-based and at-risk. Based on this design, our executive compensation program is well-aligned with the Company’s business strategies and focused on driving behaviors and results that create stockholder value. The table below highlights the mix of compensation elements for the CEO and average for the other NEOs, the percentage of each element of total target compensation and the elements that are performance-based and at-risk.

CEO Pay Mix	Other NEOs Pay Mix

*	Target cash payment for 2022 target corporate and individual performance.

**	Grant date fair value of stock options granted in 2022. See Note 1 to the Summary Compensation Table below.

***	Grant date accounting valuation of shares of Eastman common stock underlying performance shares awarded for the 2022-2024 performance period. See Note 1 to the Summary Compensation Table below.

8    2023 Proxy Statement

Summary of Items to be Voted on at the Annual Meeting

ITEM 4     ADVISORY APPROVAL ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Stockholders have the right to vote to approve, on an advisory basis, the frequency of the advisory vote on executive compensation (the “say-on-pay” vote). In this Item 4, you are being asked to cast an advisory vote on how frequently we should have say-on-pay votes in the future. You can vote to hold say-on-pay votes every one, two, or three years, or you can abstain from voting. Our Board of Directors believes that say-on-pay votes should be held annually to give stockholders the opportunity to provide regular input on our executive compensation programs and increase our Board’s accountability for its compensation decisions and therefore recommends that stockholders vote for the one year option.

“ONE YEAR”	PAGE 88

ITEM 5     ADVISORY VOTE ON STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR

Stockholders will vote on this proposal if properly presented by the proponent at the Annual Meeting. For the reasons described in the Company’s response, the Board opposes the proposal.

“AGAINST”	PAGE 89

    2023 Proxy Statement    9

 ITEM 1 — Election of Directors

Stockholders are being asked to vote on the election of twelve directors to serve until the 2024 Annual Meeting of Stockholders and their successors are duly elected and qualified. The terms of office of all twelve current directors will expire at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), and each of those directors has been nominated for re-election for a one-year term. If any nominee is unable or unwilling to serve (which we do not anticipate), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board of Directors (the “Board”) or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.

Majority Vote Standard for Election of Directors. The Company’s Bylaws provide that directors are elected by a majority of votes cast by stockholders. If a nominee who is serving as a director is not re-elected by a majority of votes cast at a meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under the director election provision of our Bylaws, any incumbent director who is a holdover director whose successor has not been elected by stockholders would be required to offer to resign from the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation would not participate in the Board’s decision. Under Delaware law, if a nominee who was not already serving as a director is not elected by a majority of votes cast by stockholders at an annual meeting, such nominee would not become a director.

The nominees have been recommended to the Board by the Nominating and Corporate Governance Committee of the Board. The Board recommends that you vote “FOR” the election of each of the twelve nominees as described under “Director Nominees.”

10    2023 Proxy Statement

The Board of Directors

THE BOARD OF DIRECTORS

The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The primary role of the Board is to maximize stockholder value over the long-term. Eastman’s business is conducted by its employees, managers, and officers, under the direction of the Chief Executive Officer and with the oversight of the Board.

Board Composition

Under the Corporate Governance Guidelines, the desired attributes of individual directors are:

  Integrity, honesty, and demonstrated adherence to high ethical standards;

  Business acumen, experience with business administration processes and principles, and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company;

  The ability to express opinions, raise difficult questions, and make informed, independent judgments;

  Knowledge, experience, and skills in at least one specialty area, for example:

•  Accounting or finance,

•  Corporate management,

•  Marketing,

•  Manufacturing,

•  Technology,

•  Information systems,

•  Risk management,

•  International business, or

•  Legal, governmental, or environmental policies compliance expertise;

  The ability to devote sufficient time to prepare for and attend Board meetings (it is assumed that service on up to one other public company board of directors for any director who is the chief executive officer of a public company and up to three other public company boards of directors if a director is not the chief executive officer of a public company will not impair a director’s service on the Board; the Nominating and Corporate Governance Committee will review any such instances and consider recommending any exceptions to the Board);

  Willingness and ability to work with other members of the Board in an open and constructive manner;

  The ability to communicate clearly and persuasively; and

  Diversity with respect to other characteristics, which may include, at any time, gender, race and ethnicity, geographic origin, sexual orientation, gender identity, or personal, educational, and professional experience and thought.

The Board recognizes that its success hinges on its ability to meet a broad spectrum of challenges that the Company will encounter over the long-term. Variable challenges demand not only a diverse set of perspectives, backgrounds, and skills, but strong communication and collaboration among the whole Board.

Our Board is committed to ensuring that it is well-equipped to oversee the Company’s business and effectively represent the interests of stockholders. Our Board regularly reviews its composition to ensure it includes directors with the experience, skills, and diversity necessary for effective, independent Board oversight. Our Board will continue to seek to add new directors to our Board, focusing on skills, experience, and diversity.

    2023 Proxy Statement    11

The Board of Directors — Board Overview

Board Overview and Skills and Qualifications Matrix

The non-employee directors together possess a diverse inventory of relevant skills and experience, but all of the non-employee directors have experience in corporate management and strategy as well as international business experience. The Company believes the Board is equipped by its composition and culture to effectively oversee key risks and challenges the Company faces. The Nominating and Corporate Governance Committee and the Board use the following matrix in its review of each director’s skills and qualifications.

	Director Since		Experience and Skills
Board Nominees		Independent

Humberto P. Alfonso Age: 65	2011	∎	∎	CFO		CFO	∎	∎

Brett D. Begemann Age: 62	2011	∎	∎	COO	∎		∎	∎

Eric L. Butler Age: 62	2022	∎	∎	CAO		∎	∎	∎

Mark J. Costa Age: 57	2013		∎	CEO	∎		∎	∎

Edward L. Doheny II Age: 60	2020	∎	∎	CEO	∎		∎	∎	∎

Linnie M. Haynesworth Age: 65	2023	∎	∎	SVP			∎		∎	∎

Julie F. Holder Age: 70	2011	∎	∎	SVP	∎			∎

Renée J. Hornbaker Age: 70	2003	∎	∎	CFO	∎	CFO	∎		∎

Kim Ann Mink Age: 63	2018	∎	∎	CEO	∎		∎	∎	∎

James J. O’Brien Age: 68	2016	∎	∎	CEO	∎	∎	∎	∎

David W. Raisbeck Age: 73	2000	∎	∎	VICE CHAIR	∎	∎	∎	∎

Charles K. Stevens III Age: 63	2020	∎	∎	CFO		CFO	∎		∎

International business	Chemical industry and specialty materials strategy, technology, innovation, or manufacturing	Risk management	Information systems and cybersecurity

Corporate management & strategy	Finance & accounting	Marketing	Legal, governmental, environmental policies compliance

12    2023 Proxy Statement

The Board of Directors — Director Nominees

Director Nominees

Director: Since January 2011

Age: 65

Committees:

•  Audit (Chair)

•  Environmental, Safety and Sustainability

•  Finance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Finance & accounting

•  Risk management

•  Marketing

Humberto P. Alfonso Executive Vice President & Chief Financial Officer, Information Services Group

Skills and Expertise:

Mr. Alfonso possesses a strong financial management and accounting background. His experience includes various senior financial positions held during his career, including his service as an executive vice president and chief financial officer, which provide a solid platform for his service on the Audit Committee, especially concerning financial and audit-related matters and, as Chair of the Audit Committee, to lead the Audit Committee’s oversight of the Company’s financial reporting process and its internal and disclosure controls and of the work of the independent registered public accounting firm. In addition, Mr. Alfonso’s substantial senior level management experience, including his previous position as a chief executive officer, brings significant operational insight and risk management skills to the Board.

Background:

Mr. Alfonso has been Executive Vice President and Chief Financial Officer of Information Services Group, a global technology research and advisory firm, since June 2021. Previously, Mr. Alfonso served as Chief Executive Officer, Global, of Yowie Group Ltd., a confectionary company, from June 2016, and as a director from March 2017, until January 2018. Mr. Alfonso was President, International, of The Hershey Company, a chocolate and cocoa products company, from April 2013 until his retirement in June 2015. He was Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Hershey from November 2011 to April 2013, and Senior Vice President and Chief Financial Officer from July 2007 to November 2011. He joined Hershey in July 2006, initially serving as Vice President, Finance and Planning, U.S. Commercial Group from July 2006 to October 2006, and then serving as Vice President, Finance and Planning, North American Commercial Group from October 2006 to July 2007. Before joining Hershey, Mr. Alfonso held a variety of finance positions at Cadbury Schweppes, a multi-national confectionary company, serving as Executive Vice President Finance and Chief Financial Officer of Cadbury Schweppes Americas Beverages from March 2005 to July 2006 and Vice President Finance, Global Supply Chain from May 2003 to March 2005. Prior to that, Mr. Alfonso held a number of senior financial positions at Pfizer, Inc., a biopharmaceutical company.

    2023 Proxy Statement    13

The Board of Directors — Director Nominees

Director: Since February 2011

Age: 62

Committees:

•  Compensation and Management Development (Chair)

•  Environmental, Safety and Sustainability

•  Finance

•  Nominating and Corporate Governance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Risk management

•  Marketing

Brett D. Bagemann

Retired Chief Operating Officer
of Crop Science Division of Bayer AG

Skills and Expertise:

Mr. Begemann’s substantial and varied experience as an executive of an international public company, including working closely with the Board of Directors of Monsanto and the Supervisory Board and the Board of Management of Bayer, brings to the Board a significant depth of knowledge and experience in global biotechnology and chemicals business operations and international and emerging markets growth strategies, and public company management development and compensation, and risk management. His wide-ranging experience and knowledge contributes to the Board and its Committees significant insight into a number of functional areas critical to Eastman, including as Chair of the Compensation and Management Development Committee.

Background:

Mr. Begemann was the Chief Operating Officer for the Crop Science Division of Bayer AG, a German global life sciences company with core competencies in the areas of health care and agriculture, from June 2018 until his retirement in June 2021. Previously, Mr. Begemann served as President and Chief Operating Officer of Monsanto Company, an agrochemical company, with responsibility for worldwide sales and operations, corporate affairs, and global business organization from October 2013 until it was acquired by Bayer AG in June 2018. He joined Monsanto in 1983, initially serving in the company’s sales and marketing organization and later in various senior management and executive positions with increasing responsibility, including Executive Vice President, Global Commercial from October 2007 to October 2009, Executive Vice President and Chief Commercial Officer until August 2012, and President and Chief Commercial Officer from August 2012 to October 2013.

14    2023 Proxy Statement

The Board of Directors — Director Nominees

Director: Since August 2022

Age: 62

Committees:

•  Audit

•  Environmental, Safety and Sustainability

•  Finance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Finance & accounting

•  Risk management

•  Marketing

Eric L. Butler President and CEO of Aswani-Butler Investment Associates

Skills and Expertise:

Mr. Butler’s substantial senior level management experience, including his previous position as a chief administrative officer, and his background in sales and marketing, supply chain logistics, procurement and purchasing and industrial engineering enable him to bring significant operational insight to the Board. In addition, he also has experience leading human resources, labor relations and corporate governance functions. Mr. Butler’s extensive experience in the freight transportation industry allows him to provide the Board with unique perspectives on developing a safety-first business culture, customer service and risk management.

Background:

Mr. Butler is currently President and CEO of Aswani-Butler Investment Associates, a private equity investment firm. He previously served in a number of leadership roles at Union Pacific Corporation (“Union Pacific”), one of the largest freight rail providers in North America. At the time of his retirement from Union Pacific in November 2017, he was serving as Executive Vice President and Chief Administrative Officer. Prior to that role, he served as Executive Vice President and Chief Marketing Officer from March 2012 to December 2016. During his 32-year career with Union Pacific, Mr. Butler led a wide variety of company functions and initiatives, including marketing and sales, purchasing and supply chain, financial planning and analysis, strategic planning, human resources, industrial engineering and transportation research. Mr. Butler was appointed to the Federal Reserve Bank of Kansas City’s Omaha Branch Board in 2015 and, in 2018, was elected chair. His term on the Federal Reserve board ended in December 2020.

Other Current Public Company Directorships

•  NiSource, Inc.

Certifications / Continuing Director Education

•  Deloitte Audit Committee symposium

    2023 Proxy Statement    15

The Board of Directors — Director Nominees

Director: Since May 2013

Age: 57

Committees:

•  None

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Risk management

•  Marketing

Mark J. Costa Chief Executive Officer and Board of Directors Chair of Eastman Chemical Company

Skills and Expertise:

Since he joined the Company, Mr. Costa has led a variety of business, marketing, functional, and strategic areas and initiatives, currently serving as Chief Executive Officer, and has senior management, corporate transformation and portfolio management, and business and marketing capability experience and expertise from both his years with the Company and previously as a consultant. As a result, he is appropriately and uniquely able to advise the Board on the opportunities and challenges of managing the Company and its strategy for value creating growth, as well as its day-to-day operations and risks.

We believe the perspective of the Chief Executive Officer of the Company is critical for the Board in order for it effectively to oversee the affairs of the Company and its strategy for growth. Through serving in a number of executive positions at Eastman and being instrumental in developing Eastman’s growth strategies for its businesses, Mr. Costa’s unique knowledge of the opportunities and challenges associated with our business and familiarity with the Company, as well as of the chemical industry and various market participants, also make him uniquely qualified to lead and advise the Board as Chair.

Background:

Mr. Costa has been Chief Executive Officer since January 2014 and Board of Directors Chair since July 2014. Since joining Eastman in 2006, he has held a number of executive positions and has been instrumental in developing the strategies, strengthening the capabilities, and building a growth and outcome-oriented culture that have led to the Company’s innovative growth. In 2006, Mr. Costa joined Eastman’s executive team as Chief Marketing Officer and leader of corporate strategy and business development. He was named Executive Vice President and assumed profit and loss responsibilities for the Specialty Plastics and Performance Polymers businesses in addition to his prior responsibilities in 2008. The following year, his role was expanded to lead the specialty products businesses. During this time, he also served as Chief Marketing Officer and had executive responsibility for global integrated supply chain and Eastman’s global innovation and sustainability initiatives. In 2013, Mr. Costa was appointed President of Eastman and served in that position until he became Chief Executive Officer. Before joining Eastman, Mr. Costa was a senior partner with Monitor Group, a global management consulting firm. He played a crucial role in developing Monitor’s techniques in corporate transformations and portfolio management and designing client business and marketing capability building programs.

Other Current Public Company Directorships

•  International Flavors & Fragrances Inc.

16    2023 Proxy Statement

The Board of Directors — Director Nominees

Director: Since February 2020

Age: 60

Committees:

•  Audit

•  Environmental, Safety and Sustainability

•  Finance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Risk management

•  Marketing

•  Information systems and cybersecurity

Edward L. Doheny II President and Chief Executive Officer of Sealed Air Corporation

Skills and Expertise:

Mr. Doheny’s extensive corporate management experience and expertise in manufacturing through his high-level positions at several global industrial and manufacturing companies allow him to offer a valuable perspective on the Company’s strategy for sustainable long-term growth focused on technology, innovation, operational excellence and risk management.

Background:

Mr. Doheny became the President and Chief Executive Officer of Sealed Air Corporation, a global leader in essential packaging solutions, in January 2018. Mr. Doheny joined Sealed Air as the Chief Operating Officer and CEO Designate and a member of the Board of Directors in September 2017. Previously, Mr. Doheny served as President and Chief Executive Officer and a director of Joy Global Inc., a manufacturer and servicer of industrial mining equipment, from December 2013 until its sale to Komatsu in 2017 and as Executive Vice President and as President and Chief Operating Officer of Joy Global’s Underground Mining Machinery business from 2006 to 2013. Prior to joining Joy Global, Mr. Doheny had a 21-year career with Ingersoll-Rand plc, a diversified global producer of products and industrial solutions, where he held a series of executive and senior management positions of increasing responsibility, including for engineering and marketing. During the last five years, Mr. Doheny was also a member of the Board of Directors of John Bean Technologies Corporation, a global technology solutions provider to the food and beverage industry and provider of equipment and services to air transportation companies.

Other Current Public Company Directorships

•  Sealed Air Corporation

Certifications / Continuing Director Education

•  NACD DE&I Town Hall

    2023 Proxy Statement    17

The Board of Directors — Director Nominees

Director: Since February 2023

Age: 65

Committees:

•  Audit

•  Environmental, Safety and Sustainability

•  Finance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Risk management

•  Information systems and cybersecurity

•  Legal, governmental, environmental policies compliance

Linnie M. Haynesworth Retired Sector Vice President and General Manager of Northrup Grumman Corporation

Skills and Expertise:

Ms. Haynesworth provides the Eastman Board expertise in technology integration, cybersecurity governance, enterprise strategy, risk management, large complex system development and disruptive technology integration. She formerly served on the board of directors of the Intelligence and National Security Alliance and the Northern Virginia Technology Council.

Background:

Ms. Haynesworth retired in 2019 as the Sector Vice President and General Manager of the Cyber and Intelligence Mission Solutions Division for Northrop Grumman Corporation’s (NGC’s) Mission Systems Sector after assuming this role in 2016. In this position, Ms. Haynesworth had executive responsibility for the overall growth and program activities for the division’s business portfolio, including full spectrum cyber, multi-enterprise data management and integration, as well as mission enabling intelligence, surveillance and reconnaissance (ISR) solutions supporting domestic and international customers. She previously served as Sector Vice President and General Manager of the ISR Division within the former Information Systems sector of NGC, and also led NGC’s Federal and Defense Technologies Division. Additionally, Ms. Haynesworth also serves as a Member of the Defense Business Board of the United States Department of Defense.

Other Current Public Company Directorships

•  Automatic Data Processing, Inc.

•  Micron Technology, Inc.

•  Truist Financial Corporation

Certifications / Continuing Director Education

•  Certificate in Cybersecurity Oversight

18    2023 Proxy Statement

The Board of Directors — Director Nominees

Director: Since November 2011

Age: 70

Committees:

•  Compensation and Management Development

•  Environmental, Safety and Sustainability (Chair)

•  Finance

•  Nominating and Corporate Governance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Marketing

Julie F. Holder Retired Senior Vice President of The Dow Chemical Company

Skills and Expertise:

Ms. Holder brings to the Board substantial corporate management experience as well as expertise in international sales and marketing and the chemicals industry through her various senior management positions at Dow. Ms. Holder’s long history at Dow provides her substantial chemical industry experience across a broad range of functional areas and allows her to offer management and operational insight to the Board with an in-depth understanding of the opportunities and challenges associated with our business, including as Chair of the Environmental, Safety and Sustainability Committee.

In addition, Ms. Holder’s experience in human resources management adds to the Compensation and Management Development Committee’s oversight of and decisions concerning management development and compensation and her professional background of overseeing increasingly large and diverse business units results in her having the financial sophistication and understanding of a company similar to Eastman, which is of great benefit to the Board and the Finance Committee.

Background:

Ms. Holder has been the Chief Executive Officer of JFH Insights LLC, a consulting firm primarily dedicated to leadership coaching for high potential women executives, since founding the company in 2009. She develops and teaches executive education courses designed to help women be more successful in their careers and help senior leadership build a more inclusive corporate culture. Previously, Ms. Holder served as Senior Vice President, Chief Marketing, Sales and Reputation Officer, U.S. Area Executive Oversight of The Dow Chemical Company, a diversified, worldwide manufacturer and supplier of products used primarily as raw materials in the manufacture of customer products and services, from 2007 until her retirement in 2009, and before that was Vice President, Human Resources, Public Affairs and Diversity and Inclusion of Dow from 2006 to 2007. Prior to that, Ms. Holder served in various positions with increasing seniority at Dow from 1975 to 2006. During the last five years, Ms. Holder served as a member of the Board of Directors of W. R. Grace & Co., a leading global supplier of catalysts and engineered materials.

Certifications / Continuing Director Education

•  Diligent Climate Leadership Certification

    2023 Proxy Statement    19

The Board of Directors — Director Nominees

Director: Since September 2003

Age: 70

Committees:

•  Compensation and Management Development

•  Environmental, Safety and Sustainability

•  Finance (Chair)

•  Nominating and Corporate Governance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Finance & accounting

•  Risk management

•  Information systems and cybersecurity

Renée J. Hornbaker Retired Executive Vice President and Chief Financial Officer of Stream Energy

Skills and Expertise:

Ms. Hornbaker’s expertise in a variety of financial and accounting matters, experience in business development, strategy and technology, and service with large global businesses makes her a valuable member of the Board, and enhances the value of her service as Chair of the Finance Committee and as a member of the Compensation and Management Development Committee, the Environmental, Safety and Sustainability Committee, and the Nominating and Corporate Governance Committee. Ms. Hornbaker’s significant experience in several senior financial positions at various companies, including her previous service as a chief financial officer and as a senior manager at an accounting firm, provides a solid platform for her to advise and consult with the Board on financial and audit-related matters.

Background:

Ms. Hornbaker has been Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, since founding the company in 2018. She served as Executive Vice President and Chief Financial Officer of Stream Energy, a retail energy, wireless, and protective services provider, from 2011 to December 2017, and was a member of the Board of Directors and Board Chair and Compensation Committee Chair from December 2017 until the sale of Stream Energy in July 2019. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, from 2006 to May 2011, and was Consultant to the Chief Executive Officer of CompuCom Systems, Inc., an information technology services provider, from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services, from 1997 until 2004, and served as Vice President of Business Development and Chief Information Officer from 1997 to 1998. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996, including five years at Phelps Dodge Corporation, a mining company, where she had financial responsibilities for its international businesses including Columbian Chemicals Corporation.

Other Current Public Company Directorships

•  Berry Corporation

Certifications / Continuing Director Education

•  Certified Public Accountant

•  NACD Director Certified

•  NACD Board Leadership Fellow

•  NACD Cybersecurity Oversight

•  NACD Climate Oversight

•  KPMG Board Leadership Conference

20    2023 Proxy Statement

The Board of Directors — Director Nominees

Director: Since July 2018

Age: 63

Committees:

•  Audit

•  Environmental, Safety and Sustainability

•  Finance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Risk management

•  Marketing

•  Information systems and cybersecurity

Kim Ann Mink

Retired President and Chief Executive Officer
of Innophos Holdings, Inc.

Skills and Expertise:

Dr. Mink provides valuable guidance to the Board with her extensive background and past experience as an executive in the specialty chemical industry and as a chief executive officer overseeing business and developing growth initiatives. Dr. Mink brings specialty materials experience and technical expertise to the Board. Dr. Mink’s proven leadership and deep understanding of key end markets enhance the Board’s innovation-driven growth strategy. Dr. Mink is a member of the Audit Committee, the Environmental, Safety and Sustainability Committee, and the Finance Committee.

Background:

Dr. Mink was President and Chief Executive Officer of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional functional ingredients, with applications in food, health, nutrition and industrial specialties markets, from December 2015, a director of Innophos from January 2016, and Chairman of the Board from February 2017, until completion of One Rock Capital Partners’ acquisition of Innophos in February 2020. Dr. Mink previously served as Business President of Elastomers, Electrical and Telecommunications at The Dow Chemical Company from September 2012 to December 2015. Dr. Mink joined Dow in April 2009 as Global General Manager, Performance Materials and President and Chief Executive Officer of ANGUS Chemical Co. (then a subsidiary of Dow). Prior to joining Dow, she had previously served for more than 20 years at the Rohm and Haas Company, a chemical manufacturing company (which was acquired by Dow), where she held roles of increasing responsibility, including corporate vice president and general manager for the Ion Exchange Resins business. During the last five years, Dr. Mink served as a member of the Board of Directors of Innophos Holdings, Inc. through February 2020, when it was sold to a private equity firm.

Other Current Public Company Directorships

•  Avient Corporation

•  Air Liquide

    2023 Proxy Statement    21

The Board of Directors — Director Nominees

Director: Since February 2016

Age: 68

Committees:

•  Compensation and Management Development

•  Environmental, Safety and Sustainability

•  Finance

•  Nominating and Corporate Governance (Chair)

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Finance & accounting

•  Risk management

•  Marketing

James J. O’Brien

Retired Chairman of the Board and Chief ExecutiveOfficer
of Ashland Inc.

Skills and Expertise:

Mr. O’Brien brings to the Board extensive knowledge of the chemical industry and substantial experience as a former executive of an international public company that allow him to offer management insight and understanding of industry challenges to the Board. Under his leadership, Ashland was transformed to a global specialty chemical company. His significant experience serving on other public company boards and management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight, and corporate governance provide a solid platform for his service on the Board and as Chair of the Nominating and Corporate Governance Committee and on the Compensation and Management Development Committee, the Environmental, Safety and Sustainability Committee, and the Finance Committee.

Background

Mr. O’Brien served as Chairman of the Board and Chief Executive Officer of Ashland Inc., a leading global specialty chemical company, from 2002 until his retirement in December 2014, and previously served as President and Chief Operating Officer and Senior Vice President and Group Operating Officer from 2001 to 2002. He joined Ashland (then known as Ashland Chemical Company) in 1976, and after serving in various positions, became President of the Valvoline business in 1995.

Other Current Public Company Directorships

•  Albemarle Corporation

•  Humana Inc.

22    2023 Proxy Statement

The Board of Directors — Director Nominees

Lead Director: Since May 2020

Director: Since December 2000

Age: 73

Committees:

•  Compensation and Management Development

•  Environmental, Safety and Sustainability

•  Finance

•  Nominating and Corporate Governance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Chemical industry and specialty materials strategy, technology, innovation, or manufacturing

•  Finance & accounting

•  Risk management

•  Marketing

David W. Raisbeck

Retired Vice Chairman
of Cargill, Incorporated

Skills and Expertise:

Mr. Raisbeck’s depth of experience in the areas of trading and risks related to commodities and raw materials, which are significant components of our operations and the manufacturing of our products, is valuable to our Board and its Finance Committee, and in his responsibilities as Lead Director. Given his professional experience managing trading businesses and other risk-based, finance-related transactions, Mr. Raisbeck has unique capabilities and insight with respect to the managing of risk exposure and execution of financing transactions. His substantial experience serving on the boards of directors of other companies and his varied corporate management experience allows us to leverage his experiences with respect to, among other things, appropriate oversight and related actions utilized in the Board environment, including corporate governance matters as Lead Director and as a member of the Compensation and Management Development Committee, the Environmental, Safety and Sustainability Committee, the Finance Committee, and the Nominating and Corporate Governance Committee.

Background

Mr. Raisbeck was Vice Chairman of Cargill, Incorporated, an agricultural trading and processing company, from 1999 until his retirement in 2008, and was a director of Cargill until September 2009. He joined Cargill in 1971 and held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was appointed President of Cargill’s Financial Markets Division in 1988 and President of Cargill’s Trading Sector in 1993, was elected a director of Cargill in 1994 and Executive Vice President in 1995. Mr. Raisbeck was a director of CarVal, a distressed asset management company owned by Cargill, and of Black River Asset Management, a hedge fund owned by Cargill, until 2009.

    2023 Proxy Statement    23

The Board of Directors — Director Nominees

Director: Since February 2020

Age: 63

Committees:

•  Audit

•  Environmental, Safety and Sustainability

•  Finance

Experience and Skills:

•  International business

•  Corporate management & strategy

•  Finance & accounting

•  Risk management

•  Information systems and cybersecurity

Charles K. Stevens III Retired Executive Vice President and Chief Financial Officer of General Motors Company

Skills and Expertise:

Mr. Stevens brings to the Board and its Audit and Finance Committees significant leadership experience in financial and accounting operations of a large, global publicly held manufacturing and marketing company. His extensive background and expertise provide to our management and Board a valuable understanding of finance, financial operations, international financial matters, public company accounting, mergers and acquisitions, and consumer goods. His past responsibilities also include being a vital contributor to developing and executing business strategies to drive profitable growth, which benefit our Board as it oversees our strategy. Mr. Stevens also serves on the boards of two other public companies which allows him to leverage his experience for the further benefit of the Company.

Background

Mr. Stevens was Executive Vice President and Chief Financial Officer of General Motors Company, a corporation that designs, manufactures, markets, and distributes vehicles and vehicle parts, and sells financial services, from 2014 until 2018, and retired from General Motors in early 2019. He joined the Buick-Oldsmobile-Cadillac Group in 1978 and served in various positions of increasing responsibility in the financial and operating organizations, including Chief Financial Officer, General Manager ASEAN Operations and Vice President Finance, Thailand from 2002 to 2005, Vice President Finance, Chief Financial Officer, Canada from 2006 to 2007, Executive Director, Finance, Chief Financial Officer, Mexico from 2008 to 2009, Chief Financial Officer, North America and Interim Chief Financial Officer and General Manager, South America from 2010 to 2013. Mr. Stevens served on the Board of Directors of Tenneco Inc., an automotive components original equipment manufacturer and an after market ride control and emissions product manufacturer, through November 2022, when it was acquired by funds managed by affiliates of Apollo Global Management, Inc. and no longer publicly-traded.

Other Current Public Company Directorships

•  Flex Ltd.

•  Masco Corporation

24    2023 Proxy Statement

The Board of Directors — Director Independence

Director Independence

The Board and its Nominating and Corporate Governance Committee have reviewed the standards of independence for directors established by applicable laws and regulations, including the listing standards of the New York Stock Exchange, and by the Company’s Corporate Governance Guidelines, and have reviewed and evaluated the relationships of directors with the Company and its management. Based upon this review and evaluation, the Board has determined that none of the non-employee members of the Board (that is, all directors but Mr. Costa) has or had a relationship with the Company or its management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board is an independent director. In addition, each non-employee member of the Board meets the heightened independence standards for our Audit, Compensation, and Nominating and Corporate Governance Committees. In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and evaluated all direct and indirect transactions and relationships between the Company and the non-employee directors and their affiliates and immediate family members.

Under the New York Stock Exchange listing standards and Eastman’s Corporate Governance Guidelines, an “independent” director is one who has “no direct or indirect material relationship with the Company or its management” and who:

  has not been employed by the Company or any of its subsidiaries or affiliates, and who has no immediate family member who has been an executive officer of the Company, within the previous three years (in addition, if a director has been employed by the Company prior to the last three years, the Board will determine in its business judgment whether the director’s past or continuing relationship to the Company and its management would interfere with such director’s exercise of independent judgment);

  has not received, and whose immediate family member has not received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  as to the Company’s internal or external auditor, is not, and whose immediate family member is not, a partner; is not employed by; has not been, and whose immediate family member has not been, within the last three years, and is not currently, a partner or employee and personally worked on the Company’s audit;

  is not and has not in the past three years been employed, and whose immediate family member is not and has not in the past three years been employed, as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee;

  is not an employee of, and whose immediate family member is not an executive officer of, another company that has made payments to, or received payments from, the Company for property or services in an amount that exceeds, in any of the last three fiscal years, the greater of $1 million or 2% of such other company’s consolidated gross revenues;

  has no personal services contract with the Company, any subsidiary or affiliate of the Company or any executive officer;

  does not have any other business relationship with the Company or any of its subsidiaries or affiliates (other than service as a director) that the Company would be required to disclose in proxy statements or in annual reports on Form 10-K filed with the SEC;

  is not an executive officer of another company that is indebted to the Company or to which the Company is indebted and the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company that he or she serves as an executive officer;

  is not an officer, director, or trustee of a charitable organization to which discretionary charitable contributions to the organization by the Company or an affiliate are more than 1% of that organization’s total annual charitable receipts or $100,000, whichever is less; and

  is not a director, executive officer, partner, or greater than 10% equity holder of an entity that provides advisory, consulting, or professional services to the Company, any of its affiliates, or any executive officer.

    2023 Proxy Statement    25

The Board of Directors — Director Nominations

Director Nominations

The Nominating and Corporate Governance Committee is responsible for reviewing and recommending to the Board potential directors who possess the skills, knowledge, and understanding necessary to be valued members of the Board in order to assist it in successfully performing its role in corporate oversight and governance. The Nominating and Corporate Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board as a whole in an effort to ensure that the Board is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board, the desired attributes of individual directors, including those of any nominees of stockholders, are as described under “Board Composition”.

The Nominating and Corporate Governance Committee will consider persons nominated by stockholders and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by stockholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a stockholder or group of stockholders may nominate an individual for consideration by the Nominating and Corporate Governance Committee to stand for election at an annual meeting of stockholders. In addition, the proxy access provision in our Bylaws provides that, under certain circumstances, a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least the previous three years may nominate and include director nominees constituting up to 20% of the number of directors then serving on the Board in the Company’s proxy materials, provided that such stockholder(s) and nominee(s) satisfy the disclosure and other requirements set forth in our Bylaws. In order to use this proxy access Bylaw provision, stockholders are required to hold shares until the date of the applicable annual meeting. For additional information on how stockholders may submit nominees for election to the Board, see “Additional Information about the Annual Meeting — What Are the Requirements for Nominations by Stockholders for Election to the Board of Directors and Stockholder Nomination Proxy Access?”.

The Board and the Nominating and Corporate Governance Committee have from time to time utilized the services of director search firms to assist in the identification of qualified potential director nominees.

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Corporate Governance

CORPORATE GOVERNANCE

Corporate Governance Highlights

Our commitment to good corporate governance is evidenced by the following practices:

BOARD STRUCTURE AND GOVERNANCE	SUSTAINABILITY

•  Active Board oversight of risk

•  Lead Director and strong Committee chair roles with clearly articulated responsibilities

•  11 out of 12 directors are independent

•  Mandatory director retirement age

•  Annual Board and Committee self-evaluation process, including individual director evaluations

•  Executive sessions at each Board meeting led by the Lead Director without the CEO or other management present

•  Long-standing commitment to sustainability and other ESG matters

•  Board oversight of human capital management and culture, including I&D

•  Comprehensive Sustainability Report in alignment with GRI, SASB, and TCFD frameworks

•  Established climate strategy and 2030 Commitments, including green house gas emissions reduction targets

•  I&D Report

•  Annual independent third-party assessment of pay equity

STOCKHOLDER RIGHTS AND ENGAGEMENTNT	STOCK OWNERSHIP

•  Annual election of directors

•  Majority voting for directors

•  Stockholder proxy access

•  Active and responsive stockholder engagement process

•  No stockholder rights plan

•  No supermajority voting provisions

•  Stock ownership guidelines of 5x base salary for CEO

•  Stock ownership guidelines of 5x annual retainer fee for non-employee directors

•  Stock ownership guidelines of 2.5x base salary for our other executive officers

•  No hedging or pledging of Company stock by directors, executive officers, and all employees

•  Executive Incentive Pay Clawback Policy

    2023 Proxy Statement    27

Corporate Governance — Board Leadership Structure

Board Leadership Structure

Mark J. Costa Board Chair	David W. Raisbeck Lead Director

The Chair of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company may face from time to time, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs at any time. As a result, the Company believes that the decision as to who should serve as Chair and as Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances. Our Corporate Governance Guidelines provide the Board the flexibility to determine whether or not the separation or combination of the Chair and Chief Executive Officer offices is in the best interests of the Company.

Chief Executive Officer and director Mark J. Costa has served as Chair since 2014. The Board has determined that this is the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for the Company. In addition, the Board believes that combining the roles of Chair and Chief Executive Officer helps ensure that the Chief Executive Officer understands and can effectively and efficiently manage the implementation of the recommendations and decisions of the Board.

In order to ensure effective, independent leadership on the Board and appropriate oversight of management, Eastman’s Bylaws and Corporate Governance Guidelines require an independent Lead Director when the same person holds the Chief Executive Officer and Chair positions or if the Chair is not otherwise independent. The Lead Director’s responsibilities, which are described in more detail in the Company’s Corporate Governance Guidelines, include:

•  calling, setting agendas for, and presiding over executive sessions of the non-employee, independent directors at each regularly scheduled meeting of the Board, or at such other times as the non-employee, independent directors may determine;

•  calling special meetings of the full Board or the non-employee, independent directors;

•  presiding over Board meetings in the absence of the Board Chair;

•  collaborating and consulting with the Chair and Chief Executive Officer, the Corporate Secretary, and other senior management concerning and approving or directing the approval of agendas, schedules, and materials for Board meetings;

•  acting as a liaison between the independent directors and the Chair; and

•  being available with the Chair for consultation and direct communication with stockholders.

David W. Raisbeck has served as Lead Director since May 2020.

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Corporate Governance — Board Committees

Board Committees

The Board has an Audit Committee, a Compensation and Management Development Committee, a Nominating and Corporate Governance Committee, an Environmental, Safety and Sustainability Committee, and a Finance Committee. All committee members are non-employee, independent directors.

In addition to the Lead Director providing independent leadership of the Board, certain key Company functions have completely independent Board oversight. As described below, the Finance Committee and the Environmental, Safety and Sustainability Committee each consists of all the non-employee, independent directors and is chaired by an independent director. Under this hybrid leadership structure with two Board “committees of the whole,” the Company’s financial and financing functions and health, safety, environmental, security, and sustainability functions are overseen by all of the independent directors under independent director leadership.

We believe that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies, procedures, and practices described below, provide appropriate oversight, discussion, and evaluation of decisions and direction from the Board.

Audit Committee

Members	Duties and Responsibilities

Humberto P. Alfonso (Chair) Eric L. Butler Edward L. Doheny II Linnie M. Haynesworth Kim Ann Mink Charles K. Stevens III Meetings in 2022: 9

The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities relating to:

•  the integrity of the financial statements of the Company and the Company’s system of internal controls over financial reporting and disclosure controls and procedures;

•  the Company’s management of and compliance with legal and regulatory requirements;

•  the independence and performance of the Company’s internal auditors;

•  the qualifications, independence, and performance of the Company’s independent registered public accounting firm;

•  the retention and termination of the Company’s independent registered public accounting firm, including the approval of fees and other terms of their engagement and the approval of non-audit relationships with the independent registered public accounting firm; and

•  risk assessment and risk management, including cybersecurity risks.

The Board has determined that each member of the Audit Committee is “independent” and that each of Messrs. Alfonso and Stevens is an “audit committee financial expert” under applicable provisions of the New York Stock Exchange’s listing standards and the Securities Exchange Act of 1934.

A copy of the charter is available on the “Investors — Governance” section of the Company’s website.

    2023 Proxy Statement    29

Corporate Governance — Board Committees

Compensation and Management Development Committee

Members	Duties and Responsibilities

Brett D. Begemann (Chair) Julie F. Holder Renée J. Hornbaker James J. O’Brien David W. Raisbeck Meetings in 2022: 6

The purpose of the Compensation and Management Development Committee (the “Compensation Committee”) is to:

•  establish, administer and oversee the Company’s policies, programs, and procedures for evaluating, developing, and compensating the Company’s executive officers, including oversight of management succession and risk assessment of compensation programs and practices;

•  oversee the Company’s efforts to attract, develop, and retain talent (or “human capital”), including review of I&D initiatives, talent development, succession planning, employee engagement, culture and retention programs;

•  oversee the Company’s management development and compensation and benefits philosophy and strategy; and

•  determine the compensation of the Company’s executive officers, review management’s executive compensation disclosures, approve adoption of cash and equity-based incentive management compensation plans, and oversee management’s administration of the Company’s benefits plans.

The Compensation Committee has exclusive authority to grant stock-based incentive awards under the 2021 Omnibus Stock Compensation Plan and has delegated to the Chair and Chief Executive Officer authority to make certain limited stock-based compensation awards to employees other than executive officers. The Compensation Committee receives input from Company management on compensation and benefits matters, and considers such input in establishing and overseeing management’s compensation programs and in determining executive compensation.

The Board has determined that each member of the Compensation Committee is “independent” under applicable provisions of the New York Stock Exchange’s listing standards.

A copy of the charter is available on the “Investors — Governance” section of the Company’s website.

For additional description of the Compensation Committee’s oversight of workforce and senior management development and its processes and procedures for consideration and determination of executive compensation, including the role of management in recommending compensation, see “Human Capital Management Oversight” and “Executive Compensation — Compensation Discussion and Analysis”.

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Corporate Governance — Board Committees

Nominating and Corporate Governance Committee

Members	Duties and Responsibilities

James J. O’Brien (Chair) Brett D. Begemann Julie F. Holder Renée J. Hornbaker David W. Raisbeck Meetings in 2022: 5

The purpose of the Nominating and Corporate Governance Committee is to:

•  identify individuals qualified to become Board members;

•  recommend to the Board candidates to fill Board vacancies and newly-created director positions;

•  recommend to the Board whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms;

•  review, develop, and recommend to the Board corporate governance principles and practices, and regularly review and evaluate corporate governance guidelines, principles, and practices in light of evolving trends and developments;

•  review and make recommendations to the Board regarding director compensation (see “Director Compensation”);

•  oversee the Board’s evaluations; and

•  recommend committee structures, membership, and chairs and, if the Chair is not an independent director, the independent director to serve as Lead Director.

The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” under applicable provisions of the New York Stock Exchange’s listing standards.

A copy of the charter is available on the “Investors — Governance” section of the Company’s website.

    2023 Proxy Statement    31

Corporate Governance — Board Committees

Environmental, Safety and Sustainability Committee

Members	Duties and Responsibilities

Julie F. Holder (Chair)

Humberto P. Alfonso

Brett D. Begemann

Eric L. Butler

Edward L. Doheny II

Linnie M. Haynesworth

Renée J. Hornbaker

Kim Ann Mink

James J. O’Brien

David W. Raisbeck

Charles K. Stevens III

Meetings in 2022: 3

The purpose of the Environmental, Safety and Sustainability Committee is to review with management and, where appropriate, make recommendations to the Board regarding:

•  the Company’s policies and practices concerning health, safety, environmental, security, sustainability;

•  the Company’s sustainability strategy, including decarbonization, GHG emission reduction goals and related climate disclosures; and

•  philanthropy, public policy, and political activities matters.

A copy of the charter is available on the “Investors — Governance” section of the Company’s website.

Finance Committee

Members	Duties and Responsibilities

Renée J. Hornbaker

(Chair)

Humberto P. Alfonso

Brett D. Begemann

Eric L. Butler

Edward L. Doheny II

Linnie M. Haynesworth

Julie F. Holder

Kim Ann Mink

James J. O’Brien

David W. Raisbeck

Charles K. Stevens III

Meetings in 2022: 4

The purpose of the Finance Committee is to review with management and, where appropriate, make recommendations to the Board regarding:

•  the Company’s financial position and financing activities, including consideration of the Company’s financing plans and strategies;

•  cost of capital;

•  significant corporate transactions (including acquisitions, divestitures, and joint ventures);

•  capital expenditures;

•  financial status of the Company’s defined benefit pension plans;

•  payment of dividends and issuance and repurchase of stock; and

•  use of financial instruments, commodity purchasing, insurance, and other hedging arrangements and strategies to manage exposure to financial and market risks.

A copy of the charter is available on the “Investors — Governance” section of the Company’s website.

32    2023 Proxy Statement

Corporate Governance — Committee Reports

Committee Reports

Audit Committee Report

On behalf of the Board, the Audit Committee oversees the Company’s financial reporting process and its internal control over financial reporting and related disclosure controls and procedures, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting. All audit and non-audit services provided to the Company by the independent registered public accounting firm are pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority, and the Audit Committee considers the compatibility of such non-audit services with the accounting firm’s independence. At the beginning of the year, the Audit Committee reviewed and approved all known audit and non-audit services and fees to be provided by and paid to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee were approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority.

The Audit Committee evaluates the performance of the independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other independent registered public accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered public accounting firm, and knowledge of the Company’s global operations and industry. Based on this evaluation, the Audit Committee decided to retain PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the year ending December 31, 2023. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the independent registered public accounting firm at the 2023 Annual Meeting (see “Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm”).

Of the Audit Committee’s nine meetings during 2022, five were regular meetings that included separate private (or “executive”) sessions of the Audit Committee with the Company’s independent registered public accounting firm and with Company management, including the Director of Corporate Audit Services, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the Corporate Controller, the Director of Corporate Compliance, the Chief Information Officer, and other financial and legal management employees, and among the Audit Committee members themselves. These executive sessions included discussion of specific financial management, legal, accounting, auditing, internal and disclosure controls, corporate compliance, and risk management matters. As part of its oversight of the Company’s risk management process, the Audit Committee reviewed and discussed management’s risk assessment and risk management program, including individual areas of risk and the overall risk management process. See “Risk Oversight” later in this proxy statement. The Audit Committee also met with the Chief Legal Officer and the Director of Corporate Compliance to discuss the effectiveness of the Company’s compliance program and received regular corporate compliance program status reports and updates.

Four of the Audit Committee’s meetings included review of the Company’s planned public disclosures of quarterly financial results. These meetings included review with management and the independent registered public accounting firm of the financial statements and management’s discussion and analysis of financial condition and results of operations disclosures in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filings prior to filing with the SEC and of matters relating to the Company’s internal control over financial reporting and disclosure controls and procedures for such filings.

    2023 Proxy Statement    33

Corporate Governance — Committee Reports

Numerous other informal meetings and communications among the Chair, various Audit Committee members, PricewaterhouseCoopers LLP, the Director of Corporate Audit Services, the Chief Information Officer, and other members of the Company’s management also occurred. The agenda for each of the Audit Committee’s meetings is established by the Audit Committee Chair.

Throughout the year, the Audit Committee reviewed with the Company’s financial management, PricewaterhouseCoopers LLP, and the Director of Corporate Audit Services the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting, and the quality of the Company’s financial reporting.

Management has reviewed and discussed the audited financial statements and related disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, with the Audit Committee. This review and discussion included the quality of accounting principles, the reasonableness of the significant accounting judgments and estimates, the clarity of disclosures in and concerning the financial statements, and the internal controls and disclosure controls and procedures that support management’s accounting and disclosure judgments and the certifications of the Chief Executive Officer and the Chief Financial Officer that the financial statements of the Company fairly present, in all material respects, the financial condition, results of operations, and cash flows of the Company.

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked them to address, and discussed their responses to, questions relevant to the Audit Committee’s oversight. These discussions included significant accounting judgments or estimates made by management in preparing the financial statements, fair presentation to investors in the financial statements of the Company’s financial position and performance in accordance with generally accepted accounting principles and SEC disclosure requirements, and implementation of internal controls and internal audit procedures that are appropriate for the Company.

The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. In addition, the Audit Committee has received written materials addressing PricewaterhouseCoopers LLP internal quality control procedures.

In reliance on these reviews and discussions and the reports of PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.

Audit Committee

Humberto P. Alfonso (Chair)

Eric L. Butler

Edward L. Doheny II

Kim Ann Mink

Charles K. Stevens III

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Corporate Governance — Committee Reports

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” which appears later in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC and in this proxy statement.

Compensation and Management Development Committee

Brett D. Begemann (Chair)

Julie F. Holder

Renée J. Hornbaker

James J. O’Brien

David W. Raisbeck

    2023 Proxy Statement    35

Corporate Governance — Compensation Consultant

Compensation Consultant

The Compensation Committee has directly engaged Aon’s Human Capital Solutions practice a division of Aon plc (“Aon”) as its external compensation consultant. Aon reports to, and receives its direction from, the Compensation Committee, and a representative of Aon attends each meeting of the Compensation Committee as its advisor. Aon provides the Compensation Committee with third-party survey information used in setting short- and long-term compensation levels, perspective on emerging compensation issues and trends, and expertise in incentive compensation structure, terms, and design. Aon also provides such services to the Nominating and Corporate Governance Committee for its recommendations to the Board regarding non-employee director compensation. Any other services provided by Aon and its affiliates to Eastman are approved by the Compensation Committee. Company management also uses the services of several other outside firms for compensation analysis, third-party surveys, and management pay research and analysis. None of these other firms provide any consulting services to the Compensation Committee or to the Nominating and Corporate Governance Committee.

In reviewing Aon’s performance in 2022 and considering its continued engagement for 2023, the Compensation Committee evaluated Aon’s independence from Company management and any conflicts of interest in accordance with applicable New York Stock Exchange listing requirements. The Compensation Committee considered Aon’s provision of other services to the Company, the fees paid by the Company to Aon as a percentage of the firm’s total revenue, Aon’s policies and procedures to prevent conflicts of interest, and the confirmation by Aon that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Aon is independent of the Compensation Committee and of Company management and has no conflicts of interest in its performance of services to the Compensation Committee.

Key Areas of Board Oversight

Corporate Strategy and Business Performance

With the leadership of the Board Chair and Chief Executive Officer, the Board actively oversees development, implementation, and results of executive management’s corporate growth and business strategy, including the current innovation-driven growth model. Corporate strategy and business and financial results, expectations, prospects, and opportunities are reviewed and discussed with the Chief Executive Officer and senior management throughout the year at each Board meeting and at meetings of the Audit, Compensation and Management Development, Finance, and Environmental, Safety and Sustainability Committees, including in separate private (or “executive”) sessions with the Chief Executive Officer and other individual executive and senior managers.

Risk Oversight

The Board maintains oversight responsibility for the management of the Company’s risks, and oversees an enterprise-wide approach to risk management, designed to provide a holistic view of organizational objectives, including strategic objectives, to improve long-term organizational performance, to prioritize and manage identified risks, and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board reviews with management its process for managing enterprise risk. Additionally, the Audit Committee is charged with overseeing our risk assessment and management process each year to: (i) ensure that management has instituted processes to identify major risks and has developed plans to manage such risks; and (ii) review with management the most significant risks identified and management’s plans for addressing and mitigating the potential effects of such risks. During the Company’s risk management review process, risk is assessed throughout our entire

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Corporate Governance — Key Areas of Board Oversight

business, and is reported to a management corporate risk committee comprised of members of our various business units and control functions. Risks that are identified as “high-level” risks are reported to the Audit Committee and thereafter assigned, as appropriate, to various of the Board’s Committees, or to the Board as a whole, for further review, analysis, and development of appropriate plans for management and mitigation.

While the Board maintains the ultimate oversight responsibility for risk management and for oversight of certain specific risks, each of the various Committees of the Board have been assigned responsibility for risk management oversight of specific identified areas. In particular, and in addition to its responsibility to conduct an annual assessment of the risk management process and report its findings to the Board, the Audit Committee maintains responsibility for overseeing risks related to the Company’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures. In addition to these risks, the Audit Committee is also responsible for the oversight of cybersecurity risk, mitigation strategies (including review of the Company’s cyber insurance coverage) and the overall resiliency of the Company’s technology infrastructure. As part of its risk oversight responsibilities, the Audit Committee periodically reviews third-party assessments of information security standards, any incidents that could have a material impact on the Company’s network, and potential cybersecurity risk disclosures. In February 2023, Linnie Haynesworth joined the Board and the Audit Committee. She is a recognized expert in cybersecurity governance matters, as she previously served as Sector Vice President and General Manager of the Cyber and Intelligence Mission Solutions Division for Northrop Grumman Corporation’s Mission Systems Sector.

The Finance Committee has oversight responsibility related to the Company’s financial position and financing activities, including such areas as capital structure, raw material and energy costs, availability, and price volatility and hedging, large capital projects, pension obligations and funding, and acquisitions, divestitures, and joint ventures. The Environmental, Safety and Sustainability Committee assists the Board in fulfilling its oversight responsibility with respect to health, safety, environmental, security, public policy and political activities, and the Company’s sustainability strategy, GHG emission reduction goals and related climate disclosures. In addition, in setting compensation, the Compensation Committee endeavors to develop a program of incentives that encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term business strategy and also reviews the employee development as part of the Company’s succession planning process. Finally, the Nominating and Corporate Governance Committee conducts an annual assessment of nominees to our Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committees structure, leadership, and membership, including those related to, affecting, or concerning the Board’s and its Committees’ risk oversight.

Human Capital and Company Culture

The Board believes that effective attraction, development, and retention of our employees (or “human capital”), including workforce and management development, inclusion and diversity initiatives, succession planning, corporate culture, and compensation and benefits, are vital to the success of Eastman’s innovation-driven growth strategy. The Board regularly evaluates Eastman’s culture and monitors leadership quality, employee morale, and talent development through one-on-one meetings with key senior managers, senior manager presentations at Board and Committees meetings, and other meetings before and after Board and Committees meetings. Additional detail around human capital management can be found within the pages of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”).

Succession Planning

The Board oversees workforce and senior management development primarily through its Compensation Committee. In its oversight of senior management evaluation, development and compensation, as well as its evaluation of executive officer performance and determination of executive compensation, the Compensation Committee regularly reviews with management and the Board employee composition, talent, diversity, and senior management development and succession plans, and the Board regularly reviews management and employee I&D programs and initiatives. In addition, the Chief Executive Officer regularly reviews and discusses privately with the Board executive succession plans, and the Lead Director and the Chair of the Compensation Committee at least annually privately review Chief Executive Officer and senior management succession plans with the independent directors.

    2023 Proxy Statement    37

Corporate Governance — Key Areas of Board Oversight

Sustainability

Board of Directors

At the highest level, the Board of Directors provides oversight to our growth strategy, which is founded in a model of innovating for a sustainable future. Chaired by Julie F. Holder, the Environmental, Safety and Sustainability Committee is a Board Committee of all the independent directors that oversees our sustainability strategy, initiatives, and performance. Eastman’s Chief Sustainability Officer meets regularly with the Environmental, Safety and Sustainability Committee to review sustainability initiatives and progress.

Sustainability Council and Executive Oversight

Eastman’s Sustainability Council is composed of executive team members and senior leaders to drive alignment of our commitments across the enterprise and address emerging opportunities. Eastman’s Chief Executive Officer and Board Chair has executive responsibility for the Company’s strategy and performance, including sustainability performance as it aligns to the corporate strategy. Sustainability goals are included in our Chief Executive Officer’s annual personal performance commitments, including environmental performance and safety.

Eastman’s three sustainability sub-councils and their working groups proactively identify emerging issues, assess options, and make recommendations. The membership of the sub-councils is strategically selected for organizational representation and subject matter expertise to catalyze action on important issues.

The Company’s sustainability program, and its relationship to our strategy for innovative growth, is described in our annual Sustainability Report on the Eastman website.

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Corporate Governance — Board Practices, Processes, and Policies

Board Practices, Processes, and Policies

Board Meetings and Attendance

The Board held seven meetings during 2022. Each Board meeting included one or more “executive sessions” led by the Lead Director without the Chief Executive Officer or other management. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which he or she served. The Board meets immediately before each annual meeting of stockholders, and the directors in attendance at such Board meeting attend the annual meeting of stockholders. All directors then serving on the Board attended the 2022 virtual Annual Meeting of Stockholders.

Board and Committees Performance Evaluations

Board and Committee evaluations play an important role in ensuring that the Board and its Committees’ function effectively and in the best interest of our stockholders. Each year the Board and its Committees evaluates its own performance against the requirements of the Corporate Governance Guidelines and the applicable Committee charter. The self-evaluation process seeks to identify specific areas, if any, that need improvement or strengthening in order to increase the effectiveness of the Board, its members and its Committees. The Lead Director and the Chair of the Nominating and Corporate Governance Committee annually review and agree on the evaluation process. In 2022, the Board conducted a formal peer assessment. The assessment was designed to ensure that the Board possess the independence, diversity, skills and expertise to provide strong and effective oversight and ensure that the Board functions effectively and in the best interest of our stockholders. The assessment was conducted by an independent external facilitator who encouraged participants to be introspective about themselves, their fellow Board members, and the operations of the Board and its Committees.

1. Process Initiated	The Lead Director and the Chair of the Nominating and Corporate Governance Committee initiated the evaluation process with the assistance of an independent third-party.

2. Survey

Each director completed an electronic survey with survey questions centered around five core areas of responsibility and oversight: (i) Board composition; (ii) talent oversight and CEO succession; (iii) Board processes and operations; (iv) strategy oversight; and (v) risk management.

3. Interviews	The facilitator conducted individual interviews with each director eliciting candid feedback from the participants in an unrestrained and congenial setting.

4. Findings

The facilitator compiled all the quantitative and qualitative information, benchmarked the Board against national standards and research and provided a thorough and comprehensive written narrative report. The results of the assessment were reviewed with the Lead Director, Chair of the Nominating and Corporate Governance Committee and Chair of the Board.

5. Feedback Incorporated

The Lead Director shared the results with the full Board and reviewed any recommended actions aligning on improvement opportunities for implementation. As a final step, the facilitator then conducted one-on-one conversations with each individual director.

Individual directors are evaluated by the Nominating and Corporate Governance Committee as part of consideration for nomination for election or re-election. This evaluation is conducted by the Lead Director and the Nominating and Corporate Governance Committee.

Transactions with Directors, Executive Officers, and Related Persons

At least annually the Board reviews and evaluates all current and recent past transactions involving the Company in which non-employee directors and their affiliates (including immediate family members and other firms, corporations, or entities with which the director has a relationship) have or had a direct or indirect interest. The Board also reviews any such transactions and relationships in which executive officers of the Company or members of their immediate families have or had an interest. Written Company policies require approval by the Board (in the case of the Chief Executive Officer) or senior management (in the case of all other employees) of each Company transaction in which an employee has a direct or indirect financial or other personal interest, and restrict reporting relationships between immediate family member employees.

    2023 Proxy Statement    39

Corporate Governance — Board Practices, Processes, and Policies

In the most recent review, the Board considered purchases and sales of products and services in the ordinary course of business to and from companies of which non-employee directors are or were officers. Each such transaction was below the thresholds of the categorical standards listed above and determined by the Board not to be a material transaction or relationship.

The Board also reviewed employment by the Company of four immediate family members of executive officers. One of the immediate family members’ compensation was below the relevant dollar threshold of applicable SEC rules for disclosure in this proxy statement, and the terms of such employment, including compensation and benefits, were in all respects according to standard Company employment policies and practices. This executive’s immediate family members worked in an organization that was not in the executive’s line of management or the executive had no direct reporting relationship with his immediate family member, and the executive made no, and will not make any, hiring, compensation, promotion, or evaluation decisions regarding his immediately family member.

Two immediate family members (husband and brother-in-law) of Michelle R. Stewart, the Company’s Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer) are employed by Eastman. The spouse of Travis Smith, Senior Vice President, Additives and Functional Products, is also employed by the Company. Each of these three individuals are employed in non-executive officer positions and each received total compensation for 2022 of less than $275,000. The terms of the employment of Ms. Stewart’s and Mr. Smith’s immediate family members, including compensation and benefits, were in all respects according to standard Company employment policies and practices applicable to professional employees with comparable qualifications and responsibilities and holding similar positions. None of these three individuals work in the same internal organization, nor are they in the line of management, of their respective family member executive. In each case, neither Ms. Stewart nor Mr. Smith made, and will not make, any hiring, compensation, promotion, or evaluation decisions regarding their family members. Consistent with our related person transaction policy as described above, our Nominating and Corporate Governance Committee and Board reviewed this matter.

Board Corporate Governance Guidelines and Committees Charters; Codes of Business Conduct and Ethics

The Nominating and Corporate Governance Committee of the Board periodically reviews and assesses the Board’s Corporate Governance Guidelines and governance practices, and each Committee reviews and assesses its Charter, and recommends any changes to the Board. We make available free of charge, through the “Investors — Governance” section of the Eastman website, the Board’s Corporate Governance Guidelines, the Charters of each of the Committees of the Board, and Codes of Business Conduct and Ethics for our directors, officers, and employees. Such materials are also available in print upon written request of any stockholder to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations.

Communications to the Board of Directors and Investor Engagement

The Board believes that communication and engagement with the Company’s stockholders and other interested parties is an important component of the Company’s corporate governance practices. We have adopted a Board Stockholder Communication and Engagement Policy to facilitate communication between stockholders and other interested parties and the Board. Stockholders and other interested parties may send communications to the Board, any individual director, or the independent directors as a group in writing by mail or email to: Board of Directors, Eastman Chemical Company, c/o Corporate Secretary, P.O. Box 1976, Kingsport, Tennessee 37662-1976, email: corpsecy@eastman.com and leaddirector@eastman.com. Stockholders should indicate in the “ATTN:” line of the envelope or the subject line of the email, as applicable, whether the communication is directed to the Board, an individual director, or the independent directors as a group. The Board Stockholder Communication and Engagement Policy is available on the “Investors — Governance” section of the Company’s website.

In addition, to create opportunities for directors and management to listen to the views of the Company’s stockholders and to provide explanation of the Company’s publicly available material information, from time to time directors and certain senior members of management meet with certain stockholders of the Company.

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Director Compensation

DIRECTOR COMPENSATION

Compensation Philosophy

Director compensation is determined by the Board based upon the recommendation of the Nominating and Corporate Governance Committee and its compensation consultant. The Board uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as directors. In setting the compensation of non-employee directors, the Nominating and Corporate Governance Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of similar public companies (including the compensation peer comparison companies discussed under Compensation Discussion and Analysis later in this proxy statement). Cash retainers and event fees are paid in two semi-annual payments.

The Nominating and Corporate Governance Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has from time to time changed the amounts and forms of director pay to make the value of total non-employee director compensation closer to that of peer director compensation benchmarking companies. Following an annual review of non-employee director compensation, the Board increased the annual director retainer, the annual restricted stock award, and the annual Audit Committee Chair retainer effective January 1, 2022, in each case to make the value of total non-employee director compensation closer to that of peer director compensation. In 2022, the annual director retainer fee increased to $120,000, the annual Audit Committee Chair retainer increased to $25,000 and the value of the annual restricted stock award increased to $110,000. The Nominating and Corporate Governance Committee in 2022 concluded that non-employee director total pay was in line with external market comparisons, and accordingly the Board made no changes to non-employee director compensation for 2023.

2022 Director Compensation

Cash retainer

Cash fees for 2022 were paid according to the following schedule:

Non-Employee Director Annual Retainer	$120,000
Lead Director Retainer	40,000
Chair Retainer — Audit Committee	25,000
Chair Retainer — Compensation and Management Development Committee	20,000
Chair Retainer — Nominating and Corporate Governance Committee	15,000
Chair Retainer — Finance Committee	15,000
Chair Retainer — Environmental, Safety and Sustainability Committee	15,000
“Event” Fee (Per Event)*	1,500

*

Fees paid on an “event” basis for significant time spent outside Board or Committee meetings for director training, interviewing director candidates, meeting with Company management, meeting with external auditors, meeting with investors and management, or other meetings or activities as directed by the Board or one of its Committees.

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Director Compensation — Directors’ Deferred Compensation Plan

Restricted Stock Awards

Each non-employee director receives an annual award of restricted shares of common stock having a fair market value equal to $110,000 (with the number of restricted shares awarded rounded up in the case of fractional shares) made on the date of the Annual Meeting of Stockholders.

In addition, upon initial election to the Board, a director receives a one-time award of restricted shares having a fair value equal to $10,000 (with the number of restricted shares awarded rounded up in the case of fractional shares).

Such awards are made under the Director Stock Compensation Subplan of the 2021 Omnibus Stock Compensation Plan (the “DSCS”). The restricted shares are not transferable (except by will or the laws of descent and distribution or as described below) and are subject to forfeiture until the earliest of:

(i)	the next Annual Meeting of Stockholders in the case of the annual awards and the one-year anniversary of the one-time awards (provided the grantee is still a director),

(ii)	death, disability, or resignation due to attaining retirement age or another approved reason during the restricted period, or

(iii)

departure from the Board at the end of the term of service to which elected (in the case of the annual awards) or failure to be re-elected as a director during the one-year term after the grant (in the case of the one-time awards).

During the restricted period, the director has all of the rights of a stockholder with respect to the restricted shares (other than the right to transfer the shares), including voting and dividend rights. The DSCS contains provisions regarding the treatment of restricted shares in the event of a “change in control” (as defined in the DSCS, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, all outstanding restricted shares would immediately vest and become transferable, and would be valued and cashed out on the basis of the change in control price as soon as practicable, but in no event more than 90 days after the change in control. The Nominating and Corporate Governance Committee has the discretion, even if a change in control event will occur, to determine that immediate vesting of restricted shares under the DSCS should not occur for that event and that the restricted shares will not become fully vested when that event occurs.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan (the “DDCP”) is an unfunded, nonqualified, deferred compensation plan under which each non-employee director may elect to defer compensation received as a director until he or she ceases to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred is (i) all or a portion of cash compensation for service as a director, including retainer and “event” fees and (ii) the annual restricted stock award for service as a director.

If a director elects to defer the annual restricted stock award, the value of the award is first converted to an unvested deferred cash equivalent amount in the Eastman phantom stock account of the DDCP which is subject to forfeiture until it vests if the director is still serving as a director immediately prior to the election of directors at the next annual meeting of stockholders, after which it remains deferred until the end of service as a director.

In addition, each non-employee director receives a non-elective annual deferral of $60,000 that is initially deferred into the director’s Eastman phantom stock account of the DDCP. Directors may elect to credit deferred compensation accounts in the DDCP to individual hypothetical investment alternatives, including Eastman phantom stock. Upon completion of service as a director, the value of the director’s DDCP account is paid, in cash, in a single lump sum or in up to ten annual installments as elected in advance by the director.

For 2022, there were no preferential or above-market earnings on amounts in individual hypothetical investment accounts (defined as appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on the underlying common stock or interest on amounts deferred at a rate exceeding 120% of the federal long-term rate).

Eastman does not have a director pension plan.

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Director Compensation — Director Compensation Table

Director Compensation Table

The following table provides information concerning compensation paid to the Company’s non-employee directors for 2022. The only director who is an employee of the Company (Mr. Costa) received no additional compensation for his service on the Board. Ms. Haynesworth joined the Eastman Board on February 3, 2023, and is therefore not included in the table below.

Director Compensation for Year Ended December 31, 2022

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total($)

Humberto P. Alfonso	$145,000	$110,002	$60,000	$315,002

Brett D. Begemann	140,000	110,002	60,000	310,002

Eric L. Butler (4)	48,913	10,037	24,457	83,407

Edward L. Doheny II	120,000	110,002	60,000	290,002

Julie F. Holder	139,500	110,002	60,000	309,502

Renée J. Hornbaker	144,000	110,002	60,000	314,002

Kim A. Mink	120,000	110,002	60,000	290,002

James J. O’Brien	135,000	110,002	60,000	305,002

David W. Raisbeck	160,000	110,002	60,000	330,002

Charles K. Stevens III	120,000	110,002	60,000	290,002

1)

Compensation in this column consists of director retainer fees and, where applicable, Lead Director or Committee Chair retainer fees as well as event fees paid in 2022 to Ms. Holder ($4,500) and Ms. Hornbaker ($9,000).

2)

Represents the grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Stock Compensation). See note 18 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2022, mailed and delivered electronically with this proxy statement, for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718.

Messrs. Alfonso, Begemann, Doheny, and O’Brien and Ms. Hornbaker, and Dr. Mink each elected to receive the annual restricted stock award as deferred phantom stock units pursuant to the DDCP.

Mr. Butler held 107 restricted shares and Messrs. Raisbeck and Stevens and Ms. Holder each held 1,041 restricted shares at December 31, 2022. Ms. Hornbaker, Dr. Mink and Messrs. Alfonso, Begemann, Doheny, and O’Brien, each held 1,041 unvested phantom stock units received in lieu of the annual restricted stock award.

3)

Amount of annual retainer not included in “Fees Earned or Paid in Cash” column that was automatically deferred into the director’s Eastman phantom stock investment account of the DDCP. The value of non-employee director perquisites and personal benefits that have an incremental cost to the Company (personal liability insurance and Company-provided insurance for non-employee director travel) are not reported for 2022 since the total amount per individual was less than $10,000.

4)	Mr. Butler became a director in August 2022 and certain of his compensation was prorated for the time of service.

    2023 Proxy Statement    43

 ITEM 2 — Ratification of Appointment of

 Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for the years ended December 31, 2021 and 2022, and has billed the Company the following amounts for fees and related expenses for professional services rendered during 2021 and 2022:

(IN THOUSANDS)	For the Year Ended December 31, 2021	For the Year Ended December 31, 2022
Audit Fees and Expenses(1)	$5,540	$5,455
Audit-Related Fees and Expenses(2)	3,100	95
Tax Fees and Expenses(3)	4,554	3,808
All Other Fees and Expenses(4)	5	195
Total	$13,199	$9,553
(1)

Audit fees and expenses represent fees and expenses for professional services rendered for the audits of the consolidated financial statements of the Company (including the audit of internal controls over financial reporting) and review of financial statements included in quarterly reports, statutory and subsidiary audits, issuance of comfort letters, and assistance with review of documents filed with the SEC.

(2)

Audit-related fees and expenses consist primarily of assurance and related services, including audit and related procedures for possible mergers, acquisitions, and divestitures, and consultations concerning application of and compliance with financial accounting and reporting standards. In addition, certain of the Company’s employee benefit plans were billed for fees and related expenses of $65,000 for audits of their plan financial statements by PricewaterhouseCoopers LLP during 2021 and 2022. The decrease in fees in 2022 from 2021 was primarily due to audit-related services provided in relation to the divestitures of the Company’s tire additives business, and adhesives resins business, which services were incurred in 2021.

(3)

Tax fees and expenses consist primarily of services related to domestic and international tax planning, tax compliance, including preparation of tax returns and claims for refunds, tax advice, assistance with respect to tax audits, and requests for rulings for technical advice from tax authorities.

(4)	All other fees and expenses principally include ESG attestation services, research tools and software access licenses.

As described under “Committee Reports — Audit Committee Report” earlier in this proxy statement, all audit and non-audit services provided to the Company by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority.

The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP.  If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to attend the 2023 Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Eastman’s independent registered public accounting firm.

44    2023 Proxy Statement

Compensation Discussion and Analysis

    2023 Proxy Statement    45

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This “Compensation Discussion and Analysis” (“CD&A”) provides context for the executive compensation information detailed in the tables and narrative in the following sections of this proxy statement. The Compensation and Management Development Committee (the “Compensation Committee”) establishes and oversees the administration of the policies, programs, and procedures for evaluating, developing, and compensating our senior management, and determines the components, structure, forms, terms, and amounts of the compensation of our executive officers. What follows is a summary of compensation philosophy and objectives for executive officers, the relationship of corporate performance to executive compensation, and the basis for the compensation of executive officers. This CD&A provides compensation information for our named executive officers (“NEO”), including our Chief Executive Officer (“CEO”), Mark J. Costa, our Chief Financial Officer (“CFO”), William T. McLain, Jr. and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2022, Brad A. Lich, Stephen G. Crawford and Perry Stuckey III. Mr. Stuckey separated from the Company without cause effective January 1, 2023, pursuant to an involuntary separation agreement. For a discussion of the payments received by Mr. Stuckey under this agreement, see the “Summary Compensation Table.”

Name	Years of Credited Service	Position

Mark J. Costa	17	Chief Executive Officer

William T. McLain, Jr.	22	Senior Vice President and Chief Financial Officer

Brad A. Lich	21	Executive Vice President and Chief Commercial Officer

Stephen G. Crawford	39	Executive Vice President, Manufacturing and Chief Sustainability Officer

Perry Stuckey III	12	Former Senior Vice President, Chief Human Resources Officer

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Executive Compensation — Compensation Discussion and Analysis

EXECUTIVE SUMMARY

In 2022, the Company faced a number of unique challenges - particularly in the second half of the year. The first and second quarter results reflected strong end-market demand and the ability to offset raw material increases through aggressive pricing actions. However, our volume growth was also limited by operational and supply chain disruptions, which prevented us from taking full advantage of the strong demand environment. As we moved into the second half of the year, significant inflationary pressures, and rising interest rates resulted in weakening economic conditions and softening demand. In the fourth quarter, demand across markets and regions slowed and customer destocking became more broad-based and severe, causing a significant decline in volume. A strong U.S. dollar was also a substantial headwind throughout the year.

Despite the significant challenges in the fourth quarter and throughout the year, the Company’s strong pricing efforts, progress on innovation-driven growth, operational processes and safety, and continued focus on cost management are expected to help position Eastman for growth going forward. During the year, we made significant progress on our circular platform highlighted by our plans to build three world-scale, material-to-material molecular recycling facilities. The first of these plants is located at our global headquarters in Kingsport, Tennessee where we expect to begin commissioning and start-up activities by summer 2023. In 2022, we announced plans to invest in a second molecular recycling facility in Normandy, France that will use Eastman’s polyester renewal technology to recycle up to 110,000 metric tons annually of hard-to-recycle plastic waste. We also reached a definitive supply agreement in 2022 for a planned third molecular recycling facility, which will be located in the United States. The advancement of these three projects reinforces our commitment towards making a significant contribution to the plastic waste and climate crises.

For 2022, Eastman’s sales revenue increased 1% to $10.58 billion, earnings before interest and taxes (“EBIT”) decreased nearly 10% to $1.16 billion and adjusted EBIT decreased 18% to $1.34 billion. The Company generated operating cash flow (“OCF”) of $975 million in 2022, and returned approximately $1.4 billion to stockholders through share repurchases and dividends. In addition, the Company’s innovation and market development platform enabled the Company to close more than $550 million of new business in 2022. Looking ahead, we believe the Company is well-positioned to capitalize on its growth strategy, as we expect the momentum from our innovation programs to further accelerate as leading brands continue to adopt our sustainable product offerings. See Annex A of this proxy statement for reconciliation of financial measures under accounting principles generally accepted in the United States (“GAAP”) to non-GAAP financial measures, description of excluded items, and related information.

As with past years, the Compensation Committee designed and implemented incentive compensation programs that support the Company’s long-term growth strategy and align payouts with Company performance. The Compensation Committee’s payout decisions with respect to the 2022 annual cash incentive compensation program and the 2020-2022 performance share awards, as detailed in the following pages, reflect a strong alignment between pay and performance.

Strong Pay and Performance Alignment

The Compensation Committee believes that a significant portion of our executives’ total compensation should be “at risk” and performance-based. Consistent with this pay-for-performance philosophy and compensation program design, 100% of the incentive compensation approved by the Compensation Committee for the NEOs was performance-based and at-risk. At-risk, performance-based compensation is only earned if the threshold level of targeted business and individual performance is met. The Compensation Committee believes it is also important to an appropriate balance between the short-term and long-term focus of executives, and in the types of performance incented and risks encouraged, as well as to align their interests with those of stockholders, by providing a meaningful portion of their compensation in the form of equity-based pay.

    2023 Proxy Statement    47

Executive Compensation — Compensation Discussion and Analysis

Reflecting the Company’s strong pay for performance structure, the compensation earned by, or accrued for, the CEO and other NEOs for 2022 was negatively impacted by: (i) performance against the financial targets set under the 2022 annual incentive compensation program; and (ii) year-end stock price on the estimated worth of the performance share awards and stock options granted in February 2022. The table below shows the compensation earned by or accrued for the CEO for 2022, and the estimated worth of the performance shares and stock options granted in 2022 as of year-end.

	2022 CEO Earned or Accrued Pay[1]	Summary Compensation Table

Actual Base Salary Paid	$1,331,575	$1,331,575

Actual Non-Equity Incentive Plan Paid	$0	$0

2022 Performance Share Awards[2]	$4,918,080	$11,996,462

2022 Option Grant[2,3]	$0	$2,825,667

Change in Pension Value and Nonqualified Deferred Compensation Earnings	$305,653	$305,653

All Other Compensation	$608,774	$608,774

Total	$7,164,082	$17,068,131

1. Differences in Reported Pay and Earned or Accrued Pay.    The “Total” amount that is reported in the Summary Compensation Table for the CEO (and each NEO) is a combination of actual amounts paid or earned for the year (base salary, annual incentive pay awards, Company contributions to defined contribution plans, and perquisites and personal benefits) and estimated values of appreciation, payouts, and payments in future years using accounting and actuarial financial models to estimate possible future payments, all calculated in accordance with SEC rules. For the 2022 CEO earned or accrued pay, (a) the amount listed for the 2022 Performance Share Awards is the estimated worth of possible future payout of performance shares awarded in 2022, as described in footnote 2 and (b) the amount listed for the 2022 Option Grant is the difference in the per share option exercise price and the closing price on December 30, 2022, as described in footnote 3.

2. The estimated worth of the 2022 Performance Share Awards is based on target performance of such award through 2022 and assuming a market value equal to the closing price of the Company’s common stock on the New York Stock Exchange on December 30, 2022, the last trading day of 2022, which was $81.44.

3. The amount listed for the 2022 Option Grant is the difference in the per share option exercise price, which is $120.80 per share, and the closing price of the Company’s common stock on the New York Stock Exchange on December 30, 2022, the last trading day of 2022, which was $81.44. As such, Mr. Costa’s 2022 Option Grant is currently “underwater” (that is, the 2022 Option Grant has an exercise price above the market value of our shares).

48    2023 Proxy Statement

Executive Compensation — Compensation Discussion and Analysis

Eastman Compensation Objectives, Philosophy and Program

Our Compensation Objectives. In designing the Company’s compensation program, the Compensation Committee’s primary objectives are to:

•	leverage all major components of compensation to provide total target executive compensation levels that compete well in the marketplace;

•	attract and retain highly-qualified executives by providing incentive opportunities for the attainment of the Company’s strategic business objectives and to achieve superior performance;

•

provide appropriate short-term and long-term incentives to reward the attainment of short-term and long-term corporate and individual objectives consistent with corporate growth strategy and objectives;

•	ensure performance targets are appropriately challenging and properly aligned with business strategy and stockholder interests; and

•	maintain balance in the types of corporate and individual performance incented and the levels and types of risks managers are encouraged to evaluate and take.

Our Pay-for-Performance Compensation Philosophy.    The Company’s strategy for growth from innovation, market development, and differentiated technologies leverages the capabilities of our employees while remaining committed to maintaining strong financial flexibility and liquidity to drive value for stakeholders. Our pay-for-performance compensation philosophy supports this strategy by stressing the importance of pay for:

•	corporate and individual performance in meeting strategic and business goals for growth;

•	innovative sustainable value creation; and

•	financial strength and flexibility, while remaining able to meet changing employee, business, and market conditions.

The Compensation Committee has designed the executive compensation program to provide a strong linkage between executive pay and each executive’s performance using rigorous goal setting. Eastman recognizes employee contributions to business and financial performance through competitive total pay. For all employees, including executives, incentives and rewards are dependent on contributions to business objectives and successes. This includes:

•	quantified corporate financial and business performance;

•	Eastman’s commitment to recruiting and maintaining an inclusive and diverse workplace;

•	promoting a strong culture of safety and sustainability; and

•	creating long-term value for all stakeholders.

As described below, our executive compensation program has been designed so that a significant portion of compensation is based on performance measures that we believe are most relevant to our business strategy and significant to investors, including cumulative total shareholder return (“TSR”) and return on capital for multi-year periods, annual adjusted EBIT, OCF, and multi-year stock price appreciation.

Each year, the Compensation Committee, with the assistance of its independent compensation consultant, compares the relative mix of compensation components with those of peer benchmarking companies. The Compensation Committee does not have a fixed method for determining how the total mix of an executive officer’s total compensation should be allocated among these compensation components. Instead, the Compensation Committee uses a flexible approach to compensation to help us better achieve our business objectives from year to year and to attract and retain executive talent.

    2023 Proxy Statement    49

Executive Compensation — Compensation Discussion and Analysis

Compensation Best Practices

Our compensation program incorporates the following practices and features:

What We Do

Oversight and decisions by a Compensation Committee comprised solely of independent directors with significant executive compensation and management experience who understand drivers of long-term corporate performance.

Use an independent compensation consultant to the Compensation Committee with no conflicts of interest.

Annual assessment by the Compensation Committee of potential risks associated with the compensation program.

Benchmark executive pay and overall program design and use competitive peer company data in making decisions about all components of pay.

Significant portion of pay based on corporate and individual performance.

Robust stock ownership expectations.

Executive pay recoupment (or “clawback”) policy.

“Double trigger” change-in-control vesting of outstanding stock-based pay awards.

Regular dialogue with investors and proxy advisory firms about executive pay program and practices.

What We Don’t Do

Target a specific percentile of competitive peer company pay to set executive pay.

Reprice or change performance targets for stock options or other long-term stock-based incentive awards after those awards are granted.

Include value of equity awards in pension benefit calculations.
Allow pledging or hedging of Company stock by our executive officers.

“Gross-up” taxes for any imputed income on limited executive perquisites.

“Gross-up” tax payments, or accelerate equity vesting without termination following change-in-control, under limited change-in-control severance arrangements.

Investor Engagement and Say-on-Pay Vote Results

Eastman has a history of actively engaging with our stockholders. We believe that strong corporate governance should include engagement with our stockholders. We solicit feedback on our corporate governance, executive compensation programs, disclosure practices, and environmental and social impact programs and goals. Investor feedback is shared with our Compensation Committee.

As described in “Item 3 — Advisory Approval of Executive Compensation”, at the 2023 Annual Meeting stockholders will again have the opportunity to indicate their views on the compensation of our named executive officers by an advisory “say-on-pay” vote. At the Company’s 2022 Annual Meeting, 92.4% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee considered this vote result as general approval of the Company’s approach to executive compensation. In 2022, the Company continued its practice of investor engagement meeting with multiple investors and received very limited communications of concerns with current executive compensation program and practices. Accordingly, the Compensation Committee did not make any significant changes in the structure of the Company’s executive compensation program for 2022 as a result of the say-on-pay vote and subsequent investor communications.

The Compensation Committee will continue to consider the results of future say-on-pay proposals and other investor input, and other appropriate executive compensation and corporate governance developments, when making compensation decisions for our executive officers.

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Executive Compensation — Compensation Discussion and Analysis

Analysis of Executive Compensation Risk

The balance of short-term and long-term compensation as tools to drive individual behaviors and risk management is carefully considered in the design and administration of the Company’s overall employee compensation programs. While a significant portion of our executive compensation is performance-based, we do not believe that our philosophy or objectives encourage excessive risk-taking. The Compensation Committee has focused our management compensation program on aligning compensation with the long-term interests of Eastman and its stockholders, and has designed the elements of our executive compensation program to discourage management decisions that could pose inappropriate long-term risks to the Company and its stockholders.

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The compensation of our executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s and the other NEOs’ target annual cash compensation opportunities for 2022, as a percentage of total annual target compensation, ranged from 18% for the CEO to an average of 30% for all other NEOs. Annual cash incentive pay awards are capped at 200% of an executive’s target award opportunity to protect against disproportionately large short-term incentives, and the Compensation Committee has broad discretion in determining the amount of the variable cash payout to each executive based upon individual performance and other factors, including whether an executive has caused Eastman to take excessive risk.

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Our stock ownership expectations are for the CEO to hold Eastman stock and stock-equivalents having a value of at least five times base annual pay and for the other executive officers to hold Eastman stock and stock-equivalents having a value of at least two-and-one-half times their respective base annual pay. We also prohibit our executive officers from entering into arrangements designed to hedge their exposure to changes in the market price of Eastman stock or from pledging Eastman stock as security or collateral for loans or in margin brokerage accounts. See “Information about Stock Ownership — Stock Ownership of Directors and Executive Officers — Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock”. These policies ensure that each executive will have a significant amount of personal wealth tied to the long-term performance of Eastman stock and that their interests will remain aligned with those of our stockholders.

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The largest portion of total target executive pay is long-term, stock-based incentive compensation that vests, if earned, over a period of years. The stock payout opportunity combined with a multi-year vesting period encourages our executives to focus on maximizing Eastman’s long-term performance. These awards are made annually, so executives will continue to have unvested awards that will provide value only if our business continues to be appropriately managed and performing over the long term.

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A significant portion of executives’ long-term incentive compensation opportunities consist of performance share awards. Performance share award payouts are tied to how Eastman performs on certain metrics identified by the Compensation Committee as appropriately driving long-term stockholder value over a three-year period. This approach focuses management on sustaining the Company’s long-term performance. These awards also have overlapping performance periods, thereby discouraging excessive risk-taking in the near-term because such behavior could jeopardize the potential long-term payouts under other awards. To further ensure that there is not incentive for excessive risk-taking, the payout of these awards has been capped at 250% of target for each of the three-year performance periods.

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The variety of corporate and individual performance evaluated by the Compensation Committee to determine various forms of long-term and short-term incentive pay (including EBIT, EPS, cash flow, OCF, return on capital, employee safety, and TSR relative to peer companies) is designed to minimize the risk that executives will focus excessive attention on a single area of performance or performance measure.

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Executive Compensation — Compensation Discussion and Analysis

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Company policies and the plan under which our long-term stock-based incentive compensation awards are made require repayment of certain variable and incentive compensation amounts in the event of an accounting restatement due to material noncompliance by the Company with financial reporting requirements. See “Compensation Recoupment ‘Clawback’ Policy” below.

We believe that this combination of factors and features encourages our executives to manage our businesses and execute our strategy for growth in a prudent manner.

In 2022, Aon, the Compensation Committee’s independent compensation consultant, conducted a risk assessment of our compensation policies, programs, and practices, including executive compensation and broad-based compensation programs for all employees. Based on the results of Aon’s assessment, the Compensation Committee concluded that the Company’s compensation programs and practices are well aligned with corporate strategy, contain appropriate risk balancing and mitigation features, and are not structured in a way that should incent risk taking that is reasonably likely to have a material adverse effect on the Company.

Review of 2022 Executive Compensation

The Compensation Committee reviewed overall compensation of the Chief Executive Officer and the other executive officers and determined each component of executive compensation for 2022 as described below. As part of this review, the Compensation Committee:

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reviewed the design, terms, and value of each type of compensation and benefit for each executive officer, including annual incentive pay opportunities and long-term stock-based compensation awards, perquisites and personal benefits, deferred accounts, and retirement plans and determined that the amounts, individually and in the aggregate, were appropriate and in line with external market and internal comparisons;

•	considered the estimated value of outstanding unvested, unexercised, and unrealized stock-based awards in its review of the types and values of each executive officer’s compensation; and

•	determined the design, terms, amount, and forms of compensation considering:

•	Company and individual performance;

•	compensation relative to that for similar positions in other companies;

•	the mix of short- and long-term compensation, and total compensation, relative to other Eastman executive officers and employees;

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whether the features of each form of compensation are appropriately balanced in terms of the types of corporate and individual performance being incented, the levels and types of risk they encourage managers to evaluate and take, and whether the compensation encourages managers to take unnecessary risks;

•	background information and recommendations from the Company’s management compensation organization and from the independent compensation consultant engaged by the Compensation Committee; and

•	the recommendations of the Chief Executive Officer regarding pay for the other executive officers.

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Executive Compensation — Compensation Discussion and Analysis

Peer Group

The Compensation Committee believes that performance should be the primary basis on which compensation decisions are made. In December 2021, the Compensation Committee reviewed its compensation benchmarking peer group with assistance from Aon, and made no changes for 2022. The Compensation Committee used the following criteria in considering the compensation peer group (the “Peer Group”):

•	size, including revenue, operating income, total assets, market capitalization, and enterprise value;

•	global manufacturing focus;

•	similar innovation-driven strategies;

•	companies with which we compete for executive talent; and

•	companies with a similar global workforce.

For 2022, the Compensation Committee compared total annual cash compensation opportunity (base salary and target incentive pay opportunity) design, terms, and levels and the design, terms, value, and mix of long-term stock-based incentive pay opportunity levels for the Company’s executive officers with previous year compensation of those of the following companies:

Air Products and Chemicals, Inc.	FMC Corporation
Ashland Global Holdings Inc.	The Goodyear Tire and Rubber Company
Ball Corporation	Mosaic Company
Celanese Corporation	Parker-Hannifin Corporation
Danaher Corporation	PPG Industries Inc.
Dover Corporation	Sealed Air Corporation
DuPont de Nemours	Rockwell Automation, Inc.
Eaton Corporation Plc	The Sherwin-Williams Company
Ecolab Inc.	Trane Technologies Plc

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Executive Compensation — Compensation Discussion and Analysis

Elements of our Executive Compensation

Primary Components of our Management Compensation Program and How Each Component Complements our Pay-for-Performance Philosophy and Objectives.    Our management compensation program has three primary components — annual base salary, annual cash incentive compensation opportunity, and long-term stock-based incentive compensation opportunity. The Compensation Committee, with input from management and the Compensation Committee’s independent compensation consultant, designs, administers, and assesses the effectiveness of all executive compensation elements considering the market and our overall compensation philosophy and objectives. The Compensation Committee’s assessment includes review of the value of each element of pay and of total pay on a recognized and a realizable basis. The table below describes each principal element of executive pay, how the Compensation Committee determines the amount or size of such compensation, and the primary compensation objectives applicable to each type of pay.

Component	Form	Vesting or Performance Period	How Pay is Determined	Why We Pay Each Component

Annual Base Salary	Cash	Ongoing	Comparable pay for similar jobs at comparator companies Scope of responsibilities Work experience Comparable pay of other Eastman executives and for other Eastman jobs Individual performance	Recognize job responsibilities and contributions Attract and retain executive talent

Annual Incentive Compensation Opportunity	Cash	1 year	Target awards are set as a percent of salary based on competitive data for similar jobs Payouts based on business and individual performance compared to pre-set expectations and targets	Motivate attainment of short-term business objectives and individual performance commitments consistent with long-term strategic plans

Long-Term Incentive Compensation Opportunity	Equity-Stock Options, Performance Shares, and Restricted Stock Units	3 years (performance shares and restricted stock units performance period and options vesting period) and 10 years (options exercise period)

Target awards are a targeted dollar value based on competitive data; individual awards based on business and individual performance, contribution, and long-term potential

Payouts and appreciation based on long-term capital returns and stock price appreciation

Motivate attainment of long-term corporate performance resulting in stock price appreciation Encourage ownership mindset by aligning interests with stockholders Attract and retain executive talent

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Executive Compensation — Compensation Discussion and Analysis

Compensation Mix

The Compensation Committee believes that our mix of executive compensation components strikes an appropriate balance between the short- and long-term incentives for performance and risk taking. Eastman believes this mix aligns the interests of executive officers with those of other stockholders. For 2022, 93% of total target CEO compensation and 84% of total target compensation of the other named executive officers was at-risk and dependent on corporate and individual performance and relative total stockholder return.

CEO Pay Mix

                     Other NEOs Pay Mix

*	Target cash payment for 2022 corporate and individual performance.

**	Grant date fair value of stock options granted in 2022. See Note 1 to the Summary Compensation Table below.

***	Grant date accounting valuation of shares of Eastman common stock underlying performance shares awarded for the 2022-2024 performance period. See Note 1 to the Summary Compensation Table below.

How Base Salary and Annual Incentive Pay Levels Are Determined.    For executive officers, targeted total cash compensation is intended to be competitive with comparable pay for similar jobs when target levels of corporate, business, and functional organization, and individual performance are achieved. The targeted levels of cash compensation take into account information provided by Aon and from publicly available information. For 2022, a significant portion of each executive officer’s total target compensation was variable, as shown above. Depending upon Company, business, and functional unit, and individual performance, executive officers could receive more or less than their target amount.

As requested by the Compensation Committee, Aon provided benchmarking analyses of the total cash compensation for executives with similar positions at the comparable companies. Aon also advised the Compensation Committee of general market cash compensation practices and trends. In determining each executive officer’s targeted total cash compensation, the Compensation Committee considered this benchmarking data and applied its judgment in considering the competitive market for executive talent, comparative pay levels of other executive officers, relative cash compensation of other jobs in the Company, and differences between the Company’s executive positions and those of the comparator companies, but did not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. For 2022, the Compensation Committee set the targeted cash pay for executives taking into account not only competitive market data, but also factors such as Company, business, and individual performance, scope of responsibilities, critical needs and skill sets, leadership potential, and succession planning.

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Executive Compensation — Compensation Discussion and Analysis

Base Salary

In early 2022, after reviewing market competitive pay levels and the targeted total cash compensation of the executive officers, the Compensation Committee determined that base salary increases were appropriate for executive officers, increasing executive officer base salaries 3.48% to 6.45%. Mr. Costa’s base salary was not increased for 2022. In addition to external comparisons, the Compensation Committee considered the cash compensation levels of each executive officer relative to that of each other executive officer. The base salary amounts reported in the “Salary” column of the “Summary Compensation Table” were determined by the Compensation Committee based on the Compensation Committee’s target total cash compensation decisions for 2022.

Annual Incentive Pay

For executives, the annual incentive plan is known as the Unit Performance Plan (“UPP”). Under the UPP, the Compensation Committee sets a cash payout pool target amount at the beginning of each year, with the total available payout ranging from 0% to 200% of target amount depending on the Company’s financial performance. Although the payout pool calculated is based on actual corporate financial performance against the pre-set target measures, the Compensation Committee reserves discretion to adjust the total payout pool amount to reflect overall corporate performance, business and financial conditions, and other corporate objectives. The total UPP award pool is determined after the end of the performance year as the aggregate of the UPP payouts for each participant if the individual’s organizational and individual performance were at target levels, multiplied by a “performance factor” determined by calculated actual corporate performance compared to the pre-set performance goals, subject to adjustment for overall corporate performance and business and financial conditions.

HOW THE UPP WORKS

At the start of the year — Compensation Committee establishes corporate performance measures and targets and individual executive performance goals	Throughout the year — Compensation Committee tracks corporate and individual performance, considers adjustments to GAAP corporate performance measures	After year end — Compensation Committee determines corporate performance and any adjustments to calculated payout pool amount, Compensation Committee and management evaluate individual performance, and payout pool funded and individual awards distributed

2022 UPP Target Opportunities for Named Executive Officers.    Consistent with our compensation objectives, as employees assume greater responsibilities, more of their pay is linked to corporate and individual performance. Variable UPP cash pay targets (expressed as a percentage of base salary) are established at the beginning of the performance year based on job responsibilities, relative targets for other Company positions, and comparable company practices. For the named executive officers, the target annual UPP incentive opportunities for 2022 were as follows:

Name	Title	Target UPP Opportunity as % of Base Salary
Mark J. Costa	Chief Executive Officer	150%
William T. McLain, Jr.	Senior Vice President and Chief Financial Officer	100%
Brad A. Lich	Executive Vice President and Chief Commercial Officer	100%
Stephen G. Crawford	Executive Vice President, Manufacturing and Chief Sustainability Officer	85%
Perry Stuckey III	Former Senior Vice President, Chief Human Resources Officer	85%

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Executive Compensation — Compensation Discussion and Analysis

2022 UPP Company Performance Measures and Targets.    The Compensation Committee set the performance metrics, and related weightings and targets, for our 2022 executive compensation program in February 2022. The Compensation Committee believes that the performance targets it established were rigorous, while providing meaningful motivational value to our executives. The performance targets for 2022 emphasized the importance of our earnings performance and cash generation focusing on managing our manufacturing, selling, administrative, and general costs, and the importance of bringing in future new business. Our compensation programs were designed to allow Eastman to achieve these performance targets and ensure that we continue to be well positioned to meet the challenges ahead.

Following evaluation of the alignment of the Company’s incentive pay program and compensation philosophy with the Company’s business, products, and strategy for growth, the Committee determined that the 2022 UPP corporate performance and the corresponding payout pool should continue to be measured by adjusted EBIT (75%), the Company’s primary measure of operating performance, and by operating cash flow (25%).

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Adjusted EBIT under the 2022 UPP is GAAP earnings before interest and taxes as adjusted by the Compensation Committee for certain cost, charge, and income items that were not included in the Company’s targeted financial performance under management’s annual business plan as approved by the Board in early 2022 (the “annual business plan”) and that were excluded from EBIT in the non-GAAP financial measures disclosed by the Company in its public disclosures of financial results as non-core or unusual items in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K SEC filings. The selection of adjusted EBIT as a measure of 2022 corporate performance was intended to focus management level employees on both top-line revenues and bottom-line earnings and to allow measurement of UPP performance throughout the year based upon reported Company quarterly financial results.

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OCF under the 2022 UPP is GAAP cash provided by operating activities. OCF reflects the cash generated in the current year that enables the Company to invest in innovation in the core businesses and inorganic growth through acquisitions, and allows measurement of performance throughout the year based upon reported Company quarterly financial results.

In establishing the 2022 UPP adjusted EBIT and OCF performance targets in early 2022, the Compensation Committee considered the then-targeted 2022 financial and strategic performance under the annual business plan.

2022 UPP Company Performance Targets. For 2022, the adjusted EBIT target was $1.65 billion and the OCF target was $1.6 billion. The calculation of adjusted EBIT under the UPP for 2022 excluded from GAAP EBIT non-core items including asset impairments and restructuring charges, loss on divested businesses and related transaction costs, mark-to-market pension and other post-retirement benefit plans net loss, environmental and other costs, adjustments to contingent considerations and an unusual item costs, net of insurance proceeds, resulting from a January 31, 2022 operational incident at its Kingsport site as a result of a steam line failure (“steam line incident”). The 2022 UPP threshold, target, and maximum adjusted EBIT and OCF targets and corresponding payout multiples, actual adjusted EBIT and OCF, and resulting payout multiples for the portion of the UPP award pool applicable to executive officers are shown below.

2022 UPP Payouts. While adjusted non-GAAP EBIT was $1.34 billion for 2022, the expense associated with the minimum payout would have decreased adjusted non-GAAP EBIT below the threshold. The Company’s OCF for 2022 was $975 million, which also was below the threshold. After reviewing the Company’s overall corporate financial performance against these pre-established targets and certain non-financial operational excellence metrics, the Compensation Committee determined that no payout pool should be established under the UPP for executive officers and other management-level employees for 2022.

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Executive Compensation — Compensation Discussion and Analysis

UPP Payout Process. Each year, the Compensation Committee evaluates the Company’s performance against the UPP performance measures established in February each year. Based on this evaluation, the Compensation Committee considers approval of an overall payout pool for the UPP. The Compensation Committee then determines the portions of the overall UPP award pool, if any, to be allocated to the CEO and other NEOs as a group. In determining UPP payouts for the CEO and other NEOs, the Compensation Committee also considers the individual performance commitments for each executive.

The CEO, in consultation with the other executive officers, then determines the allocation of the overall UPP award pool, if any, to the various organizations within the Company for payouts to other management-level employees. The allocation is then typically based on their assessment of the performance of each organization relative to objectives established at the beginning of the performance year. Once each organization’s portion of the overall award pool is determined, management within each organization then allocates the organization’s portion of the Company award pool for individual payouts, based upon individual performance against the financial, organizational, and strategic performance objectives and expectations established at the beginning of the performance year.

Based on the Company’s performance against pre-established financial measures for 2022, the Compensation Committee did not approve a payout pool for the 2022 UPP. As such, there was no UPP allocation to the CEO or other NEOs. The chart below shows the percentages of target UPP payouts to executives for each of the last five years.

Percentage of UPP Target Executive Payouts 2018-2022

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Executive Compensation — Compensation Discussion and Analysis

Although the Compensation Committee did not approve a payout pool for the 2022 UPP, it reviewed and evaluated the individual performance achievements for the CEO and other NEOs for 2022. This review helped inform the Compensation Committee’s decisions with respect to compensation targets for 2023 for the CEO and other current NEOs. Below is a summary of the achievements against the individual performance goals for 2022 for the continuing NEOs, some of which were adversely impacted by external factors that are described in the Company’s 2022 Form 10-K.

Named Executive Officer	Accomplishments / Commitments
Mark J. Costa	Given challenging market conditions, operating and supply chain constraints, broad-based inflation and significant currency headwinds, overall financial goals were not fully achieved in 2022.

Under Mr. Costa’s leadership, Eastman: (i) made significant progress on its circular economy projects in 2022, which are expected to help position the Company for sustainable growth, and (ii) continued progress with its specialty innovation portfolio across the Company resulting in $550 million of new business revenue.

Mr. Costa led Company initiatives that significantly increased year-over-year diversity hiring and strengthened the Company’s succession pipeline including acceleration of readiness for diverse talent for leadership roles.

William T. McLain, Jr.

Given market conditions and certain external events described in the Company’s Annual Report to Stockholders for 2022, goals related to earnings and cash flow (including OCF, variable cost margin, indirect cost savings, and operational budgets) were only partially achieved.

In 2022, Mr. McLain played a key role in the successful completion of the divestiture of the Company’s adhesives resins business and continued to advance strategic growth opportunities through development of M&A portfolio opportunities.

Mr. McLain led the development and implementation of initiatives to reduce selling, general and administrative expenses in 2022, and to reduce costs by $200 million in 2023.

Brad A. Lich

Revenues increased in the Advanced Materials and Fibers segments in 2022 (both segments under Mr. Lich’s leadership), but segment earnings were adversely impacted by significant decline in demand and destocking, as well as by operational, supply chain and inflation-related challenges during the year.

Mr. Lich played an essential leadership role in progressing our three projects in the circular economy.

Mr. Lich led a commercial team that continued to build and institutionalize its innovation capabilities through its integrated operating model.

Stephen G. Crawford

While the Company made significant strides in operational safety in 2022, unplanned operating outages and global logistics disruptions adversely impacted the Company’s business operations during the year.

Under Mr. Crawford’s leadership, the Company made significant progress on advancing its circular platform initiatives including construction at Kingsport molecular recycling facility as well as development on two additional facilities.

Mr. Crawford led sustainability initiatives that continued to make progress on the Company’s carbon emissions reduction commitment.

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Executive Compensation — Compensation Discussion and Analysis

2023 Unit Performance Plan

In early 2023, the Compensation Committee evaluated the alignment of the current design of our UPP short-term incentive pay program. Following this evaluation, the Compensation Committee approved our annual cash incentive pay structure so that 2023 corporate performance and the corresponding payout pool will be measured by adjusted EBIT (75%) and by OCF (25%). The Committee also added a safety metric modifier that provides for possible upward or downward adjustments to the UPP payouts based on performance against prior year results. Although the payout pool calculated is based on actual corporate financial performance against the pre-set target measures, the Compensation Committee continues to reserve discretion to adjust the total payout pool amount to reflect overall corporate performance, business and financial conditions, and other corporate objectives.

Long-Term Incentive Compensation

Equity-based compensation is designed to facilitate stock ownership in order to link senior managers’ pay to the Company’s long-term performance to further align those managers’ interests with the interests of other stockholders. Important elements of the executive equity-based compensation program are:

Stock Options

Granted under the Company’s 2021 Omnibus Stock Compensation Plan (the “Omnibus Plan”), stock options create a direct link between compensation of key Company managers and long-term performance of the Company through appreciation of stock price.

Performance Shares	Awarded under the Omnibus Plan to provide an incentive for key managers to earn stock awards by meeting specified multi-year business or individual performance goals.

Other Stock-Based Incentive Pay

Under the Omnibus Plan, the Compensation Committee may also award additional stock-based compensation (with or without restrictions), including restricted stock units, performance units, stock appreciation rights, and additional stock options with performance-based or other conditions to vesting.

Stock Ownership Expectations

Established for executive officers to encourage long-term stock ownership and the holding of shares awarded under the Omnibus Plan or acquired upon exercise of options. Over a five-year period, executive officers are expected to accumulate stock with a value of two and one-half times their annual base salary (five times base salary for the Chief Executive Officer) in Company stock and stock equivalents. See “Information about Stock Ownership — Stock Ownership of Directors and Executive Officers — Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock.” All executive officers have met or are on schedule to meet their ownership expectations.

Under the Company’s long-term incentive compensation program, executive officers receive stock option grants and performance share awards to directly link future compensation to stockholder and capital returns and as a retention incentive. The Compensation Committee has designed the current long-term incentive compensation program so that payouts are 100% at-risk. Since 2014, the program has been comprised of 75% performance shares and 25% stock options. While the long-term incentive compensation mix for the Peer Group for 2022 is not yet available, the publicly available information from 2021 indicates that the Peer Group average long-term incentive compensation mix for named executive officers includes approximately 17% time-vested RSUs, which are not at-risk nor performance based.

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Executive Compensation — Compensation Discussion and Analysis

How Stock-Based Incentive Pay Levels Are Determined.    The Compensation Committee establishes the annual value and mix of total stock-based incentive pay opportunities by considering recommendations from Aon based on long-term compensation survey data for the comparator companies listed under “Review of 2022 Executive Compensation.” As requested by the Compensation Committee, Aon provides benchmarking analysis of total target compensation and long-term stock-based compensation information, and also advises the Compensation Committee of general market stock-based incentive compensation practices and trends.

The Compensation Committee also regularly reviews with Aon the potential realizable value of each named executive officer’s outstanding unvested, unexercised, and unrealized stock-based awards compared to similar pay of executives at the comparable companies in determining stock-based incentive pay opportunity levels.

For 2022, stock options and performance shares were awarded at a target opportunity level intended to align total stock-based compensation with the mid-range of comparable stock-based compensation of the Peer Group. The grant date values of these awards that are reported in the “Summary Compensation Table” and “2022 Grants of Plan-Based Awards” table are accounting valuations that are calculated as of the effective grant date. Actual payouts for performance shares are determined by actual performance at the end of the three-year performance period.

Stock Options.    In February 2022, the Compensation Committee approved stock options for each of the named executive officers comprising approximately 25% of the value of their respective long-term incentive compensation awards. The Compensation Committee grants time-vested stock options with an exercise price equal to the market price of the underlying stock on the grant date, and on the date of its authorization of grants it sets a grant date that is on or after the date of approval of the grant. In determining the size and terms of option awards, the Compensation Committee used the services of Aon to derive values of options using a variation of the Black-Scholes option-pricing model. In addition, Aon advises the Compensation Committee on the design of retention features of option grants. Computation of the value of option awards is comparable to values determined under FASB ASC Topic 718 and reported in the “2022 Grants of Plan-Based Awards” table below.

Long-Term Performance Shares.    The other 75% of executive stock-based compensation awarded in February 2022 was in the form of performance shares. Shares of Company common stock are paid under performance shares based on the Company’s multi-year performance based on two measures:

•	a return on capital target established at the beginning of the three-year performance period; and

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the Company’s TSR (change in stock price plus dividends declared during the performance period, assuming reinvestment of dividends) relative to a peer group of industrial companies as measured over a three-year period.

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Executive Compensation — Compensation Discussion and Analysis

The return on capital target is established considering corporate and strategic business plans and expectations for the performance period. Performance relative to the TSR target is determined by the Company’s quintile placement relative to the peer group of industrial companies at the end of the three-year performance period. If earned, awards are paid after the end of the performance period in unrestricted shares of Eastman common stock.

Consistent with recent and ongoing changes to the Company’s business, products, and strategy for growth, the Compensation Committee has designed performance shares awarded since 2015 with greater weight on relative TSR and less relative reward for higher levels of return on capital than for prior periods. The Compensation Committee has also updated the peer group of industrial companies to reflect the strategic emphasis on specialty businesses and products. The comparison companies for currently outstanding awards are the group of companies within the S&P 1500 “Materials Sector” that are classified by Standard & Poor’s as chemical companies, excluding The Chemours Company and Rayonier Advanced Materials and including Celanese Corporation, Westlake Chemical Corporation, and Huntsman Corporation. The S&P “Materials Sector” index is an index of industrial companies selected from the S&P “Super Composite 1500” Index.

Long-Term Compensation Targets

For the 2023-2025 performance period, the Compensation Committee approved a target for return on capital of 9.26%, which was driven by the same factors that impacted the Company’s EBIT, as described above. Performance relative TSR is determined by the Company’s quintile placement relative to the “Chemical Companies of the S&P 1500” at the end of the three-year performance period.

The Compensation Committee added a modifier element to the performance share awards for 2023-2025 to include parameters around I&D and ESG aligning executive compensation incentives with I&D and ESG goals (the “Modifier”). As the Company’s ESG and human capital management strategy and goal setting evolve and mature, the Compensation Committee expects to correspondingly evolve and mature these aspects of the executive compensation program.

The Modifier impacts the performance outcomes for the Company’s performance shares based on improvements in the I&D of employees and in reduction of GHG over the 2023 – 2025 performance period, and is assessed by the following 4 measures:

ESG Goals	Target
Climate Change — Decrease Actual GHG Emissions	Reduce by 17.1% to 25.2% or better from 2017 baseline target
Circularity — Millions of Pounds of Waste Plastic Recycled	215 — 250 million pounds or better in the aggregate by 2025
I&D Goals
U.S. Diversity Representation Total Professional (Business and Technical & Leadership) Population Goals (2024 # on track for 2030 Goals)	21% — 25% or better (People of Color)
Gender Representation Total Professional (Business and Technical & Leadership) Population Goals (2024 # on track for 2030 Goals)	41% — 42% or better (Female)

The Compensation Committee will use its judgement in determining the Modifier to be applied to the 2023-2025 Performance Share Award, using the following guidelines:

•  Target or better performance in all 4 measures = +10%

•  Target or better performance in 3 of the 4 measures = +7.5%

•  Target or better performance in 2 of the 4 measures = +5%

•  Target or better performance in 1 of the 4 measures = +2.5%

•  If all measures are below targeted performance, then the award will be reduced by (-5.0%).

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Executive Compensation — Compensation Discussion and Analysis

2022-2024 Performance Share Awards

The targeted number of 2022-2024 performance shares awarded to our named executive officers is provided below under “Stock-Based Incentive Awards in 2022.” The actual payout for each performance share award will be determined following the end of the three-year performance period based on the following matrix used to establish an award multiplier for the performance share target awards:

2022-2024 Performance Shares
	Weighted Return on Capital
Eastman TSR Relative to Comparison Companies	≥ 6.51 to 7.50%	7.51 to 8.50%	8.51 to 9.50%	9.51 to 10.50%	10.51 to 11.50%	> 11.51%
0-19% (5th quintile)	0.00	0.00	0.00	0.20	0.30	0.40
20-39% (4th quintile)	0.00	0.20	0.40	0.60	0.80	0.90
40-49% (3rd quintile)	0.40	0.60	0.80	1.00	1.20	1.40
50-59% (3rd quintile)	0.60	0.80	1.00	1.30	1.50	1.70
60-79% (2nd quintile)	1.00	1.20	1.40	1.70	1.90	2.10
80-99% (1st quintile)	1.00	1.80	2.00	2.30	2.40	2.50

Return on capital performance is determined based on the arithmetic average for each of the years during the performance period of our average return on capital.

•

“Return on capital” is our earnings from continuing operations, adjusted to exclude the same non-core or unusual items as are excluded from earnings in the Company’s non-GAAP financial measures, divided by the average capital employed, each as defined in the form of the 2022-2024 performance share award filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. The resulting ratio is multiplied by 100 in order to convert it to a percentage.

•

TSR performance is determined based on our TSR during the performance period relative to the TSRs of the companies in the comparable group during the performance period. Performance share TSR means total stockholder return as reflected by the sum of (i) change in stock price (measured as the difference between (a) the average of the closing prices of a company’s common stock in the period beginning on the tenth trading day preceding the beginning of the performance period and ending on the tenth trading day of the performance period and (b) the average of such closing prices for such stock in the period beginning on the tenth trading day preceding the end of the performance period and ending on the tenth trading day following the end of the performance period) plus (ii) dividends declared, assuming reinvestment of dividends, and expressed as a percentage return on a stockholder’s hypothetical investment.

Although the actual payout of the performance share awards in 2022 will not be determinable until after the end of the performance period in 2024, a grant date fair value of such awards (which is an accounting valuation that is calculated as of the award date) is reported in the 2022 “Stock Awards” column of the Summary Compensation Table and the range of possible share payouts is reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the “2022 Grants of Plan-Based Awards” table. These awards have challenging long-term targets for returns on capital and to investors. Actual possible payouts are aligned with our pay-for-performance philosophy. The accounting methodology for the valuation of performance shares in the compensation tables uses predictive financial models of company performance, and results in a valuation that may be substantially different than the actual payouts.

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Executive Compensation — Compensation Discussion and Analysis

2020-2022 Performance Share Payouts

In early 2023, the Compensation Committee reviewed performance results and approved a payout of shares to the executive officers under performance shares previously awarded for the 2020-2022 performance period. The payouts to the named executive officers under the 2020-2022 performance shares are reported in the “Stock Awards” column of the “2022 Option Exercises and Stock Vested” table below. The following tables show the targets and the payout matrix for the 2020-2022 performance shares:

Performance Years	Target Return on Capital	Total Stockholder Return (“TSR”) Target Quintile
2020, 2021, and 2022	8.51%	3rd Quintile 50 — 59%

	Weighted Return on Capital
Eastman TSR Relative to Comparison Companies	≥ 6.51 to 7.50%	7.51 to 8.50%	8.51 to 9.50%	9.51 to 10.50%	10.51 to 11.50%	> 11.51%
0-19% (5th quintile)	0.00	0.00	0.00	0.20	0.30	0.40
20-39% (4th quintile)	0.00	0.20	0.40	0.60	0.80	0.90
40-49% (3rd quintile)	0.40	0.60	0.80	1.00	1.20	1.40
50-59% (3rd quintile)	0.60	0.80	1.00	1.30	1.50	1.70
60-79% (2nd quintile)	1.00	1.20	1.40	1.70	1.90	2.10
80-99% (1st quintile)	1.00	1.80	2.00	2.30	2.40	2.50

For the 2020 — 2022 performance share awards, the Committee approved payouts for the named executive officers at 100% of target award levels (of a possible 250% of the target award) based on the Company’s three year (2020-2022) total stockholder ranking in the 3rd quintile (40-49%) of compared companies and the Company attaining an average return of 10.30% (compared to a target return goal of 8.51%). Measurement of return on capital under the performance shares was based on non-GAAP earnings excluding the same items as excluded in the non-GAAP financial measures disclosed by the Company for 2020, 2021 and 2022 (loss on divested businesses and related transaction costs, mark-to-market pension and other post-retirement benefit plans net (gain)/loss, asset impairments and restructuring charges and related accelerated depreciation costs, early debt extinguishment costs, environmental and other costs, adjustments to contingent considerations, steam line incident costs, net of insurance proceeds, and adjustments from tax law changes). These adjustments increased the calculated earnings from continuing operations by $361 million in 2020, $356 million in 2021 and $191 million in 2022 for the calculated payout multiple from 60% to 100%, aligning the payout with performance compared to the long-term forecast measure on which the target performance was based.

The Compensation Committee’s exclusion of non-core and unusual items from its measure of return on capital for purposes of determining three-year performance share payouts is intended to motivate and reward accomplishment of strategic decisions and actions in execution of the strategy for long-term growth.

The performance share values in the pay tables reflect the robust performance expectations underlying the targeted performance. Over the last three performance cycles the actual performance share payouts have been:

Performance Share Award Cycle	2018-2020	2019-2021	2020-2022	Average Payout
Year of Payout	2021	2022	2023
Payout Percentage of Target	130%	100%	100%	110%

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Executive Compensation — Compensation Discussion and Analysis

Other Compensation and Benefits. The Company’s executive officers also participate in benefits plans generally available to all other employees, including nonqualified supplemental retirement plans for U.S. employees with pay above Internal Revenue Code limits, and in a deferred compensation plan for management-level employees. These benefits are intended to keep us competitive in attracting and retaining executive and other management-level employees. See “Pension Benefits” and “2022 Nonqualified Deferred Compensation” in the “Compensation Tables” section below. We have also entered into limited change in control severance agreements with certain of our executive officers and provide a modest program of executive perquisites and personal benefits which serve the specific purposes described in this Compensation Discussion and Analysis and under “Compensation Tables — Summary Compensation Table” and “Termination and Change-in-Control Arrangements” below.

Executive Perquisites and Personal Benefits

The Company provides only limited perquisites to our named executive officers, and those perquisites are designed to provide specific benefits. The Compensation Committee annually reviews the types and amounts of perquisites provided to executive officers and tax treatment of those perquisites for both the Company and the executive officers. Perquisites provided to executive officers for 2022 were:

•	personal umbrella liability insurance coverage;

•	home security system;

•

non-business travel on corporate aircraft by executives, their families, and invited guests when seats are available and the aircraft is otherwise being used for Company business, including added destination of a flight when the plane is otherwise in reasonable proximity to the added destination;

•	financial planning services; and

•

supplemental long-term disability insurance for a portion of executives’ annual cash compensation not replaced in the event of their disability under the all-employee long-term disability insurance plan.

In addition, the Compensation Committee has determined that it is appropriate that the Chief Executive Officer use corporate aircraft whenever possible for both business and personal travel (and for his family when they are traveling with him). This is: (i) to allow travel time to be used productively for the Company, (ii) for security, health, and safety reasons (consistent with recommendations of a periodic, third-party Personal Vulnerability Security Assessment), and (iii) to be sure that Mr. Costa can be immediately available to respond to business priorities from any location around the world. This personal use is accounted for and periodically reviewed by the Compensation Committee. In connection therewith, the Nominating and Corporate Governance Committee authorized the Company to enter into an aircraft time sharing agreement (the “Agreement”) with Mr. Costa in January 2023. Under the Agreement, Mr. Costa is permitted to utilize Company aircraft from time to time on an “as needed and as available” basis. For any personal flights operated under this Agreement, Mr. Costa will reimburse the Company for the aggregate incremental cost of his personal use of Company aircraft under the Agreement. All personal flights not reimbursed under the Agreement will be included in the “Summary Compensation Table” as a perquisite. See “Summary Compensation Table-All Other Compensation” for a summary of the aggregate incremental costs to the Company of Mr. Costa’s personal aircraft use in 2022.

There are no tax gross-up payments made by the Company for any imputed income to the executive officers on perquisites or personal benefits.

    2023 Proxy Statement    65

Executive Compensation — Compensation Discussion and Analysis

Executive Termination and Change-in-Control Agreements

The Company recognizes that the occurrence, or potential occurrence, of a change-in-control transaction can create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. Accordingly, the Company believes that severance protections in the context of a change-in-control transaction can play a valuable role in attracting and retaining key executive officers. In order to encourage our executive officers to remain focused on maximizing stockholder value when their prospects for continued employment following a transaction are often uncertain, we provide certain of our executive officers with severance benefits if their employment is terminated by the Company without “cause” or by the executive for “good reason” in connection with a change-in-control. Detailed information regarding these change-in-control severance agreements and the benefits they provide is included in the “Termination and Change-in-Control Arrangements” section of this proxy statement.

The Compensation Committee evaluates the level of severance benefits payable to each executive officer, and considers these severance protections an important part of executives’ compensation and consistent with practices of peer companies. Consistent with recommendations from Aon and current market and peer company practices, the Compensation Committee has approved and the Company has entered into change-in-control severance agreements with the named executive officers and certain other executive officers that provide for payments of no more than three-times base salary plus target annual variable cash pay opportunity for the Chief Executive Officer and two-times base salary plus target annual variable cash pay opportunity for other executive officers and which do not provide for any tax “gross up” payments to executives.

Compensation Recoupment “Clawback” Policy

The Sarbanes-Oxley Act of 2002, Company policy, and pending provisions of the Dodd-Frank Act govern the process for reimbursement by executive officers of certain cash bonus or other incentive-based or equity-based compensation (sometimes referred to as “clawback”) received following public disclosure of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements. In addition, certain outstanding awards under our Omnibus Long-Term Compensation Plans require reimbursement of certain amounts from awards following an accounting restatement due to material noncompliance by the Company with any financial reporting requirement.

The Compensation Committee has adopted an additional executive clawback policy which requires that, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, then any current and former executive officers who willfully committed an act of fraud, dishonesty, or recklessness that contributed to the noncompliance would be required to repay the amount of incentive-based compensation paid or granted to that executive within three years before the accounting restatement that was in excess of the amount that would have been paid or granted to that executive if the restated financial statements had originally been prepared and disclosed. The clawback policy was adopted in advance of final rules or regulations (“Final Regulations”) adopted by the SEC and listing requirements to be adopted by the New York Stock Exchange that would implement the incentive-based compensation recovery requirements of the Dodd-Frank Act. The clawback policy will remain operative until it is amended to conform to the requirements that are contained in the Final Regulations and, if necessary, the clawback policy will be interpreted and administered consistent with such Final Regulations.

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Executive Compensation — Compensation Tables

Compensation Tables

The following Summary Compensation Table provides information concerning compensation of the individuals serving as Eastman’s Chief Executive Officer and Chief Financial Officer during 2022 and the Company’s three other most highly compensated executive officers who were serving as executive officers at December 31, 2022 (collectively the “named executive officers”). Perry Stuckey III separated from the Company without cause effective January 1, 2023, pursuant to an involuntary separation agreement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards[1,2]	Option Awards[1]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value And Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Mark J. Costa Chief Executive Officer	2022	$1,331,575	$0	$11,996,462	$2,825,667	$0	$305,653	$608,774	$17,068,131
	2021	1,319,904	0	9,781,398	2,601,291	3,458,250	172,210	465,808	17,798,861
	2020	1,303,312	0	8,032,588	1,471,211	1,950,000	538,236	266,643	13,561,990
William T. McLain, Jr. Senior Vice President and Chief Financial Officer	2022	766,118	0	2,844,533	670,003	0	233,768	121,925	4,636,347
	2021	715,370	0	2,053,574	546,142	1,278,900	519,732	77,488	5,191,206
	2020	647,829	0	1,255,168	229,878	638,250	359,466	45,285	3,175,876
Brad A. Lich Executive Vice President and Chief Commercial Officer	2022	800,655	0	2,844,533	670,003	0	56,417	126,585	4,498,193
	2021	765,322	0	4,486,011	661,119	1,271,000	60,547	99,138	7,343,137
	2020	727,756	0	2,008,147	367,805	900,000	327,509	59,092	4,390,309
Stephen G. Crawford Executive Vice President, Manufacturing and Chief Sustainability Officer	2022	652,162	0	2,473,688	582,621	0	351,690	102,161	4,162,322
	2021	613,398	0	1,837,447	488,653	1,001,300	78,338	66,675	4,085,811
	2020	564,067	0	1,213,326	222,219	510,000	312,809	55,214	2,877,635
Perry Stuckey III Former Senior Vice President, Chief Human Resources Officer	2022	596,030	0	1,978,786	466,102	0	0	1,201,014	4,241,932

(1) Grant date fair value of awards of performance shares (reported in the “Stock Awards” column) and options (reported in the “Option Awards” column) made in the year indicated, computed in accordance with FASB ASC Topic 718. The grant date fair values of performance share awards uses predictive financial models of Company relative stock price and financial performance, including assumptions of potential of achievement of relative TSR and return on capital targets underlying the awards, calculated in accordance with FASB ASC Topic 718 based on a multi-factor Monte Carlo simulation. See note 18 to the Company’s consolidated financial statements in the Annual Report to Stockholders for 2022 mailed and delivered electronically with this proxy statement for a description of the assumptions made in the valuation of 2022 stock awards under FASB ASC Topic 718. For more information about stock and option awards, see “2022 Grants of Plan-Based Awards” and “2022 Option Exercises and Stock Vested” tables.

(2) Value of contingent stock awards (“performance shares” and “restricted stock units”) with future payment subject to satisfaction of continued employment for specified time periods and the achievement of specified performance-based conditions. Performance share awards were made for performance periods beginning January 1, 2020 and ending December 31, 2022, beginning January 1, 2021 and ending December 31, 2023, and beginning January 1, 2022

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Executive Compensation — Compensation Tables

and ending December 31, 2024, respectively. The potential maximum grant date value of the performance share awards assuming the highest level of performance, computed in accordance with FASB ASC Topic 718, were: Mr. Costa (2020 — $10,790,335, 2021 — $12,727,966, 2022 — $13,879,095); Mr. McLain (2020 — $1,686,091, 2021 — $2,672,196, 2022 — $3,290,919); Mr. Lich (2020 — $2,697,584, 2021 — $3,234,856, 2022 — $3,290,919); Mr. Crawford (2020 — $1,629,885, 2021 — $2,390,964, 2022 — $2,861,794); and Mr. Stuckey (2022 — $2,289,305).

(3)

Cash payments made in the following year for performance in the year indicated under the UPP. As described in the “Compensation Discussion and Analysis” preceding these tables and in the “2022 Grants of Plan-Based Awards” table below, the UPP is the Company’s annual incentive pay program under which a portion of the total annual compensation of executive officers and other management-level employees is dependent upon corporate, organizational, and individual performance.

(4)

“Change in Pension Value” is the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial retirement plans, which are the Company’s tax-qualified defined benefit pension plan (the Eastman Retirement Assistance Plan, or “ERAP”) and unfunded, nonqualified retirement plans supplemental to the ERAP that provide benefits in excess of those allowed under the ERAP (the Eastman Unfunded Retirement Income Plan, or “URIP”, and the Eastman Excess Retirement Income Plan, or “ERIP”). These changes in present value are not directly related to final payout potential, and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or other reasons; (iii) actual age versus predicted age at retirement; (iv) the interest (or “discount”) rate used to determine present value of benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the named executive officer at retirement and an increase in the discount rate has the opposite effect.

The aggregate increase in actuarial value of the pension plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for 2022, 2021, and 2020. The actuarial present value calculations are based on prescribed Internal Revenue Service (“IRS”) mortality tables and assume individual compensation and service through December 31, 2022, December 31, 2021, and December 31, 2020, respectively, with benefit commencement at the normal retirement age of 65. Benefits are discounted using a 5.58% discount rate for both the ERAP and the ERIP/URIP for the 2022 calculation, using a 2.91% discount rate for the ERAP and a 2.87% discount rate for the ERIP/URIP for the 2021 calculation, and using a 2.52% discount rate for the ERAP and a 2.45% discount rate for the ERIP/URIP for the 2020 calculation. See the “Pension Benefits” table for additional information about the named executive officers’ participation in and benefits under the pension plans.

“Nonqualified Deferred Compensation Earnings” refers to above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on amounts in nonqualified defined contribution plans. The Company maintains the Executive Deferred Compensation Plan (the “EDCP”), an unfunded, nonqualified deferred compensation plan into which executive officers can defer compensation until retirement or termination from the Company. For 2022, 2021, and 2020 there were no preferential or above-market earnings on amounts in individual EDCP accounts (defined as appreciation in value and dividend equivalents earned at a rate higher than appreciation in value and dividends on common stock and interest on amounts deferred at a rate exceeding 120% of the federal long term rate). See the “2022 Nonqualified Deferred Compensation” table for additional information about the named executive officers’ EDCP accounts.

(5)	The items of “All Other Compensation” reported for the named executive officers for 2022 are identified and quantified below:

•

Annual Company contributions to defined contribution plans.    The amounts reported for 2022 are the total annual Company contributions to the accounts of Messrs. Costa ($239,163), McLain ($102,157), Lich ($103,396), Crawford ($82,527), and Stuckey ($71,748) in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP. Contributions to the Eastman Investment Plan equaled $15,250 for each named executive officer, with the remaining

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Executive Compensation — Compensation Tables

Company contributions to their respective EDCP accounts. See the “2022 Nonqualified Deferred Compensation” table for additional information about Company contributions into the named executive officers’ EDCP accounts. Annual Company contributions were based upon actual compensation paid during the calendar year.

•

Amounts included for Perry Stuckey III. In addition to the perquisites listed in the table below, Mr. Stuckey’s involuntary separation agreement provides for: (i) payments equal to one year’s base salary ($600,000); (ii) an amount equivalent to his annual target bonus ($510,000); and (iii) direct payment or reimbursement of up to 12 months of COBRA premiums.

•

Perquisites and other personal benefits. The amounts reported for 2022 are the aggregate values, based on the incremental cost to the Company, of perquisites and personal benefits to the named executive officers (described in “Compensation Discussion and Analysis — Executive Perquisites and Personal Benefits”) as quantified in the following table:

Perquisites and Other Personal Benefits

	Non-Business Use of Corporate Aircraft ($)	Personal Umbrella Liability Insurance ($)	Home Security System ($)	Financial Counseling ($)	Supplemental Long-Term Disability Insurance ($)
M. J. Costa	$303,583	$6,598	$40,763	$0	$18,667
W.T. McLain, Jr.	0	1,669	0	9,000	9,099
B. A. Lich	0	1,669	516	9,000	12,004
S. G. Crawford	0	1,669	537	9,000	8,428
P. Stuckey III	0	1,669	1,365	9,000	7,232

The aggregate incremental cost to the Company for operating the corporate aircraft for non-business flights, including non-business added destination portions of business flights, is based upon calculation of direct operating costs including fuel, fuel additives, lubricants, maintenance, reserves for engine restoration and overhaul, landing and parking expenses, crew expenses, and miscellaneous supplies and catering (including for any “deadhead” segments of such flights when the aircraft flies empty before picking up or dropping off the executive). In 2022, inflation impacted the variable hourly operating costs of corporate aircraft, including fuel, maintenance cost, airport fees, parking, and crew travel costs. Fuel costs per hour increased more than 30% from 2021. The aggregate incremental cost to the Company for flying additional passengers on business flights is a de minimis amount, and no amount is included for any such flights for purposes of determining “All Other Compensation”. The aggregate incremental costs to the Company of the umbrella liability insurance, the home security system, financial counseling and supplemental long-term disability insurance are the actual amounts paid by the Company.

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Executive Compensation — Compensation Tables

The following table provides certain information regarding the 2022 award opportunities under the UPP and equity incentive awards made in 2022 to the individuals named in the Summary Compensation Table.

2022 Grants of Plan-Based Awards

Name	Approval Date (1)	Grant Date (2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share) (6)	Grant Date Fair Value of Stock and Option Awards (7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. J. Costa		1/1/2022	$993,750	$1,987,500	$3,975,000
	2/21/2022	1/1/2022				13,588	63,408	157,012			$11,996,462
	2/21/2022	2/25/2022							100,665	$120.80	2,825,667
W.T. McLain, Jr.		1/1/2022	387,500	775,000	1,550,000
	2/21/2022	1/1/2022				3,222	15,035	37,230			2,844,533
	2/21/2022	2/25/2022							23,869	120.80	670,003
B. A. Lich		1/1/2022	402,500	805,000	1,610,000
	2/21/2022	1/1/2022				3,222	15,035	37,230			2,844,533
	2/21/2022	2/25/2022							23,869	120.80	670,003
S. G. Crawford		1/1/2022	280,500	561,000	1,122,000
	2/21/2022	1/1/2022				2,801	13,075	32,375			2,473,688
	2/21/2022	2/25/2022							20,756	120.80	582,621
P. Stuckey III		1/1/2022	255,000	510,000	1,020,000
	2/21/2022	1/1/2022				2,241	10,459	25,899			1,978,786
	2/21/2022	2/25/2022							16,605	120.80	466,102
(1)	The Compensation Committee made stock option grants and performance share awards for the 2022-2024 performance period in February 2022.

(2)	Performance share awards for 2022-2024 were effective as of the beginning of the performance period on January 1, 2022. The UPP award opportunities relate to 2022 performance.

(3)

Estimated possible payouts for 2022 under the UPP. The “Threshold” column reflects the 50% payout level if performance is at minimum of 80% of target levels. The “Target” column reflects the 100% payout level if performance is at 100% of target levels. The “Maximum” column reflects the 200% payout level if performance is at or above 115% of target levels for specified above-goal performance. Based on the Company’s performance against pre-established financial measures for 2022, the Compensation Committee did not approve a payout pool for the 2022 UPP. See “Compensation Discussion and Analysis” for a description of the UPP.

(4)

Estimated future share payouts at threshold, target, and maximum levels for performance shares for the 2022-2024 performance period, assuming performance conditions are satisfied. See also “Compensation Discussion and Analysis” for a description of how performance share payouts are determined, “Outstanding Equity Awards at 2022 Year-End” table, and “Termination and Change-in-Control Arrangements”.

(5)

Nonqualified stock options granted during 2022. Options granted in 2022 have an exercise price equal to the closing price on the New York Stock Exchange of the underlying common stock on the date of grant. The stock options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date, with acceleration of vesting if, following a “change in control”, (i) the grantee’s employment is terminated other than due to death, disability, cause, resignation, or retirement or (ii) the award cannot be continued or replaced with an award

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Executive Compensation — Compensation Tables

for another public company stock because Eastman common stock (or the stock of the successor company) ceases to be publicly traded in a national securities market. For more information about these “change in control” provisions, see “Omnibus Stock Compensation Plans” under “Termination and Change-in-Control Arrangements”. Stock options generally expire ten years from the date of grant. Upon termination by reason of death, disability, or retirement, the stock options remain exercisable for the lesser of five years following the date of termination or the expiration date. If an employee resigns, the stock options remain exercisable for the lesser of 90 days or the expiration date. Stock options not previously exercised are canceled and forfeited upon termination for cause. See “Summary Compensation Table”, “Outstanding Equity Awards at 2022 Year-End” and “2022 Option Exercises and Stock Vested” tables, and “Termination and Change-in-Control Arrangements”.

(6)	Per-share exercise prices of the stock options granted in 2022. The exercise price is the closing price of common stock on the New York Stock Exchange on the grant date.

(7)	Grant date fair value of each stock-based award computed in accordance with FASB ASC Topic 718.

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Executive Compensation — Compensation Tables

The following table provides information regarding outstanding option grants and stock awards as of December 31, 2022, held by individuals named in the Summary Compensation Table.

Outstanding Equity Awards at 2022 Year-End

	Options							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Footnote	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Footnote	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
M. J. Costa	57,580				$87.43	2/27/2024
	102,390				74.46	2/26/2025
	161,493				65.16	2/25/2026
	167,959				80.25	2/27/2027
	185,310				104.21	2/25/2028
	201,343				82.69	2/27/2029
	123,839	61,920	(4)		61.51	2/27/2030
	43,770	87,542	(5)		109.26	2/25/2031
	—	100,665	(6)		120.80	2/24/2032
										71,558	$5,827,684
W. T. McLain, Jr.	1,963				74.46	2/26/2025
	3,013				65.16	2/25/2026
	3,618				80.25	2/27/2027
	11,850				80.25	2/27/2027
	5,167				104.21	2/25/2028
	5,513				82.69	2/27/2029
	19,350	9,675	(4)		61.51	2/27/2030
	9,189	18,380	(5)		109.26	2/25/2031
	—	23,869	(6)		120.80	2/24/2032
										15,541	$1,265,659
B.A. Lich	9,423				87.43	2/27/2024
	23,038				74.46	2/26/2025
	36,377				65.16	2/25/2026
	38,760				80.25	2/27/2027
	44,924				104.21	2/25/2028
	50,336				82.69	2/27/2029
	30,960	15,480	(4)		61.51	2/27/2030
	11,124	22,249	(5)		109.26	2/25/2031	11,922	(7)	$970,928
	—	23,869	(6)		120.80	2/24/2032
										17,863	$1,454,763
S. G. Crawford	10,504				74.46	2/26/2025
	9,695				65.16	2/25/2026
	18,304				80.25	2/27/2027
	22,462				104.21	2/25/2028
	28,764				82.69	2/27/2029
	18,705	9,353	(4)		61.51	2/27/2030
	8,222	16,445	(5)		109.26	2/25/2031
	—	20,756	(6)		120.80	2/24/2032
										13,792	$1,123,220

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Executive Compensation — Compensation Tables

	Options							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Footnote	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Footnote	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
P. Stuckey III	8,376				87.43	2/27/2024
	13,652				74.46	2/26/2025
	17,227				80.25	2/27/2027
	20,216				104.21	2/25/2028
	26,367				82.69	2/27/2029
	17,092	8,547	(4)		61.51	2/27/2030
	7,738	15,478	(5)		109.26	2/25/2031
	—	16,605	(6)		120.80	2/24/2032
										12,425	$1,011,892

(1)

Market value of shares of common stock payable under restricted stock units, based on the per share closing price of the common stock on the New York Stock Exchange on December 30, 2022, the last trading day of 2022.

(2)

Number of shares of common stock to be paid under outstanding performance share awards, based upon the higher of threshold or actual performance through 2022, for 2021-2023 and 2022-2024 performance periods. See “Compensation Discussion and Analysis” for a description of how performance share payouts are determined. If earned, the awards will be paid after the end of the performance period in unrestricted shares of common stock (subject to proration if the executive’s employment is terminated during the performance period because of retirement, death, or disability, and to cancellation in the event of resignation or termination for cause). Mr. Stuckey’s payout will be prorated for period of employment.

(3)

Value of shares of common stock to be paid under outstanding performance share awards, based upon higher of threshold or actual performance through 2022, for 2021-2023 and 2022-2024 performance periods, assuming a market value equal to the closing price of the Company’s common stock on the New York Stock Exchange on December 30, 2022. Any payments under these performance share awards will be determined based on actual performance through 2023 and 2024, respectively, and not on any interim measure of performance.

(4)	Option became exercisable as to the remaining shares on February 28, 2023.

(5)	Option became exercisable as to one-half of the shares on February 26, 2023, and becomes exercisable for remaining shares on February 26, 2024.

(6)	Option became exercisable as to one-third of the shares on February 25, 2023, and becomes exercisable for remaining shares in equal amounts on February 25, 2024 and February 25, 2025.

(7)

Restricted stock units, representing the right to receive unrestricted shares of common stock on March 1, 2024, the third anniversary of the initial award date, subject to continued employment (other than termination by reason of death or disability) and, in the case of Mr. Lich, satisfactory performance, as determined in the sole discretion of the Compensation Committee based upon the evaluation and recommendation of the Chief Executive Officer, in leadership of (a) financial performance of business segments for which he has executive management responsibility; (b) effective implementation of ongoing changes of businesses and operations to improve cost structure, increase investment in growth, and strengthen execution capabilities, including specific initiatives to transform operations, work processes and systems and business structure alignment, scale, and integration; (c) achievement of Circular Economy initiatives milestones; and (d) senior management leadership development and succession planning for business segments for which he has executive management responsibility. An amount equal to cash dividends paid during the period that the restricted stock units are outstanding and unvested with respect to shares underlying restricted stock units which vest is payable in cash on the vesting date of the restricted stock units.

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Executive Compensation — Compensation Tables

The following table summarizes aggregate values realized upon exercise of options by, and payouts of vested stock for 2022 to, the individuals named in the Summary Compensation Table.

2022 Option Exercises and Stock Vested

	Options		Stock Awards (1)
Name	# of Shares Acquired on Exercise	$ Value Realized on Exercise	# of Shares Acquired on Vesting	$ Value Realized on Vesting
M. J. Costa	—	$—	92,916	$8,277,886
W. T. McLain, Jr.	—	—	14,519	1,293,498
B. A. Lich	—	—	29,190	2,769,472
S. G. Crawford	10,000	598,400	14,035	1,250,378
P. Stuckey III	—	—	12,825	1,142,579
(1)

Number of shares received by each named executive officer upon payout under 2020-2022 performance share award and by Mr. Lich upon vesting and payout of restricted stock units and the aggregate value of such shares of common stock (including dividend equivalents) based upon the per share closing price of the common stock on the New York Stock Exchange on the payout date.

The following table summarizes the portion of post-employment benefits payable to the individuals named in the Summary Compensation Table from Company pension plans as of December 31, 2022.

Pension Benefits

Name	Plan Name (1)(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Year($)
M. J. Costa	ERAP	17	$265,969	$0
	ERIP/URIP	17	3,430,570	0
W.T. McLain, Jr.	ERAP	22	274,005	0
	ERIP/URIP	22	1,320,818	0
B. A. Lich	ERAP	21	333,944	0
	ERIP/URIP	21	1,816,553	0
S.G. Crawford	ERAP	39	687,985	0
	ERIP/URIP	39	2,033,819	0
P. Stuckey III (4)	ERAP	—	0	0
	ERIP/URIP	—	0	0
(1)

The ERAP is a tax-qualified, non-contributory defined benefit pension plan that generally covers employees who became employed on or before December 31, 2006. A participant’s total ERAP benefit consists of his or her “Pre-2000 Benefit” and “Pension Equity Benefit,” as described below:

Pre-2000 Benefit.    Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. A participant is eligible for an unreduced Pre-2000 Benefit when such participant’s aggregate age plus years of eligible service totals 85, or at age 65. At retirement, the actuarial present value of the future annual Pre-2000 Benefit payments may at the election of the participant be paid in a lump sum. Benefits

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Executive Compensation — Compensation Tables

earned during 1998 and 1999, upon the election of the participant, may be payable over five years. The Pre-2000 Benefits payable upon retirement are based upon the participant’s years of service with the Company and “average participating compensation,” which is the average of three years of those earnings described in the ERAP as “participating compensation.” “Participating compensation,” in the case of the named executive officers consists of salary, bonus, and non-equity incentive plan compensation, including an allowance in lieu of salary for authorized periods of absence, such as illness, vacation, and holidays. To the extent that any participant’s annual Pre-2000 Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

Pension Equity Benefit.    Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the pension equity formula, beginning January 1, 2000, a participant earns a certain percentage of final average earnings each year based upon age and total service with the Company. When a participant terminates employment, he or she is entitled to a pension amount, payable over five years. The amount may also be converted to various forms of annuities. To the extent that any participant’s Pension Equity Benefit exceeds the amount payable under the ERAP, such excess will be paid from one or more unfunded, supplementary plans.

(2)

The Company maintains two unfunded, nonqualified plans, the URIP and the ERIP. The ERIP and the URIP will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of applicable tax law limits, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted for benefit calculation under the ERAP. The Company has established a “Rabbi Trust” to provide a degree of financial security for the participants’ unfunded account balances under the ERIP and URIP. See “Termination and Change-in-Control Arrangements — Benefit Security Trust.”

(3)

Actuarial present value of the accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for 2022. The actuarial present value calculation is based on the prescribed IRS mortality tables, and assumes individual compensation and service through December 31, 2022, with benefit commencement at normal retirement age of 65. Benefits are discounted to present value using a 5.58% discount rate for both the ERAP and the ERIP/URIP.

(4)	Mr. Stuckey joined the Company on May 31, 2011. The ERAP and ERIP/URIP were closed to new participants on January 1, 2007. Therefore Mr. Stuckey is not eligible for benefits under these plans.

The following table is a summary of participation by the individuals named in the Summary Compensation Table in the EDCP, an unfunded, nonqualified deferred compensation plan into which executive officers and other management-level employees can defer compensation until retirement or termination from the Company. Annual base and incentive cash compensation, stock and stock-based awards which are payable in cash and allowed to be deferred, and special compensation payable in connection with the employee’s initial employment with the Company may be deferred into the EDCP. Compensation deferred into the EDCP is credited at the election of the employee to multiple hypothetical investment alternatives, including an Eastman stock fund. Amounts deferred into the Eastman stock account increase or decrease in value depending on the market price of Eastman common stock. When cash dividends are declared on Eastman common stock, each stock account receives a dividend equivalent which is used to hypothetically “purchase” additional shares. Upon retirement or termination of employment, the value of a participant’s EDCP account is paid, in cash, in a single lump sum or in up to ten annual installments as elected in advance by the participant. The EDCP also provides for early withdrawal by a participant of amounts in his or her EDCP account in certain limited circumstances.

All amounts in the following table have been previously earned by the named executive officers and reported by the Company as compensation in this proxy statement or in annual meeting proxy statements for previous years, and are not new or additional compensation to the named executive officers.

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Executive Compensation — Compensation Tables

2022 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Year ($)	Company Contributions in Last Year ($)(1)	Aggregate Earnings (Loss) in Last Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year-End($)(3)

M. J. Costa	$0	$223,913	$17,084	$0	$1,191,026

W.T. McLain, Jr.	0	86,907	(18,225)	0	104,195

B. A. Lich	0	88,146	(338,219)	0	1,874,452

S.G. Crawford	0	67,277	(1,462)	0	1,408,335

P. Stuckey III	590,121	56,498	(663,073)	0	3,516,152
(1)

Annual Company contributions were made to the accounts of each named executive officer in the Eastman Investment Plan, a 401(k) retirement plan, and in the EDCP. Amounts shown are the amounts before provision for certain taxes contributed into the EDCP and represent amounts that could not be contributed into the 401(k) retirement plan of the individuals due to Internal Revenue Code restrictions. The total amount of the contributions for each named executive officer in the Eastman Investment Plan and the EDCP was 5% of their 2022 eligible compensation. In addition for individuals who do not participate in the pension plan, a Company match of 50% of the amount of employee contribution up to 7% up to IRS limits is contributed. These contributions are included in the “Summary Compensation Table” in the “All Other Compensation” column.

(2)

Aggregate amounts credited to participant EDCP accounts during 2022. No earnings on deferred amounts are included in the “Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because there were no preferential or above-market earnings on any of the hypothetical investments. Quarterly dividend equivalents of 76 cents per hypothetical share for the first, second, and third quarters and of 79 cents per hypothetical share for the fourth quarter were credited to amounts in individual Eastman stock accounts.

(3)

Balance in individual EDCP accounts as of December 31, 2022. The portions of the balances from annual Company contributions after provision for certain taxes ($1,064,088 for Mr. Costa, $103,896 for Mr. McLain, $383,550 for Mr. Lich, $220,035 for Mr. Crawford, and $214,333 for Mr. Stuckey) were reported as “All Other Compensation” in the “Summary Compensation Table” in this and applicable prior annual meeting proxy statements; the portions of the balances from deferred salary ($609,665 for Mr. Crawford) were included in the amounts reported as “Salary” in the “Summary Compensation Table” in this and prior applicable annual meeting proxy statements; the applicable portions of the balances from deferred annual incentive compensation and bonuses ($859,450 for Mr. Lich, $351,825 for Mr. Crawford, and $2,380,062 for Mr. Stuckey) were included in the amounts reported as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” in this and applicable prior annual meeting proxy statements; the portions of the balances from deferred stock-based awards are not reported in the “Summary Compensation Table” in this or certain prior annual meeting proxy statements but were previously reported as “Long-Term Incentive Plan Payouts” in the Summary Compensation Table in certain prior annual meeting proxy statements. The portions of the balances from earnings on deferred amounts were not reported in the “Summary Compensation Table” in this proxy statement or in the annual meeting proxy statements for previous years because there were no preferential or above-market earnings on any individual EDCP hypothetical investments. Amounts in the “Company Contributions in Last Year” column were paid in February 2023 and are not included in the aggregate balance as of December 31, 2022.

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Executive Compensation — Termination and Change-in-Control Arrangements

Termination and Change-in-Control Arrangements

The Company’s Change-in-Control Agreements with certain executive officers, including the individuals named in the Summary Compensation Table, and the Omnibus Long-Term Compensation Plans, provide for compensation and benefits in certain circumstances upon or following termination of the executive or a change-in-control of the Company. Circumstances that trigger compensation or provision of benefits related to termination or change in control, how such compensation and benefits are determined, and conditions or obligations applicable to the receipt of payments and benefits are described below.

Change-in-Control Agreements.    For the reasons described in the “Compensation Discussion and Analysis”, the Company has entered into Change-in-Control Agreements (the “Agreements”) with the individuals named in the Summary Compensation Table and certain other executive officers of the Company. The Agreements provide for specified compensation and benefits following a “change-in-control” of the Company. A “change-in-control” is generally defined in the Agreements to include the following, subject to certain exceptions: (i) the acquisition by a person of 35% or more of the voting stock of the Company; (ii) the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; (iii) approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 50% of the resulting corporation’s voting stock, no person will own 35% or more of the resulting corporation’s voting stock, and the incumbent Board members will continue to constitute at least a majority of the Board of the resulting corporation; or (iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Under the Agreements, in the event that a change-in-control of the Company occurs during the “change-in-control period,” the Company agrees to continue to employ the executive for a period of two years after the occurrence of such change-in-control (the “Employment Period”). The “change-in-control period” means the period commencing on December 1, 2022, and ending two years after such date; provided that on each anniversary of the Agreements, the “change-in-control” period is automatically extended so as to terminate two years after such anniversary, unless the Company provides timely notice to the executive that it will not extend the period.

During the Employment Period, the executive would be entitled to: (i) an annual base salary at a rate at least equal to the base salary in effect on the date of the change-in-control; (ii) an annual bonus at least equal to the executive’s target bonus opportunity for the last full fiscal year prior to the change-in-control; and (iii) continued participation in all incentive, savings, retirement, welfare benefit, and fringe benefit plans applicable to other peer executives of the Company on terms no less favorable than those in effect during the 120-day period preceding the change in control.

The Agreements also specify the payments and benefits to which an executive would be entitled upon a termination of employment during the Employment Period for specified reasons, including death, retirement, disability, termination by the Company with or without cause, and termination by the executive for or without good reason (as such terms are defined in the Agreements).

If an executive’s employment were to be terminated by the Company for any reason other than for cause or disability, or by the executive for good reason, during the Employment Period, the Company would be required to:

(i)

pay to the executive a lump sum cash payment equal to his or her “accrued obligations” (unpaid base salary through the date of termination, a prorated target bonus for the year of termination, and any accrued vacation pay);

(ii)

pay to the executive a lump sum severance payment equal to three-times (in the case of the Chief Executive Officer) or two-times (in the case of the other executives) the sum of his or her then-current annual base salary plus the amount of his or her target annual bonus for the year in which the termination occurs;

(iii)	continue to provide all health and welfare benefits to the executive and his or her eligible dependents, subject to certain limitations, for 18 months following termination;

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Executive Compensation — Termination and Change-in-Control Arrangements

(iv)	accelerate the vesting of the executive’s unvested benefits under the Company’s retirement plans, and pay to the executive a lump sum cash payment equal to the value of such unvested benefits; and

(v)	pay or provide to the executive any other amounts or benefits to which he or she was entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.

Upon the termination of an executive’s employment by reason of death, disability, or retirement, or upon a termination by the Company for cause or by the executive without good reason, the Agreements would terminate without further obligation of the Company other than the payment of base salary through the date of termination and any other amounts or benefits to which the executive was entitled under any of the Company’s plans, programs, policies, practices, contracts, or agreements then in effect.

“Cause” is defined in the Agreements as a material breach by the executive of any provision of his or her agreement; the conviction of the executive of any criminal act that the Board deems to constitute cause; a material breach by the executive of a published Company code of conduct or code of ethics; or conduct by the executive in his or her office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by the Board.

“Good reason” is defined in the Agreements as the assignment to the executive of any duties that are materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties, or responsibilities (excluding an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after notice from the executive); a reduction by the Company in executive’s base salary or target annual bonus; any failure by the Company to comply with any provisions of his or her agreement (other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after notice from the executive); the Company’s requiring the executive to be based at any office or location 50 miles or more from his or her current location; any failure by the Company to have a successor to the Company agree to assume the agreement; or a material breach by the Company of any other provision of the executive’s agreement.

The Agreements contain certain other typical provisions for agreements of this type, including a requirement that the executive not disclose any confidential information of the Company following termination of employment, and providing that the Company will reimburse the executive on a then-current basis for reasonable fees and expenses in seeking to enforce the Agreement (subject to repayment if his or her claims are determined to be frivolous or in bad faith).

Omnibus Stock Compensation Plans.    The Company’s 2021 Omnibus Stock Compensation Plan (like its predecessor plans, collectively referred to as the “Omnibus Plans”) provides for grants to employees of nonqualified and incentive stock options, stock appreciation rights, stock awards, performance shares, and other stock and stock-based awards (collectively, “awards”).

The Omnibus Plans contain provisions regarding the treatment of awards in the event of a “change-in-control” (as defined, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change-in-control, the rules described below will generally apply to awards granted under the Omnibus Plans.

However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change-in-control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to awards (in which case such consequences would not occur) or to alter the way in which awards are treated from the consequences outlined in the Omnibus Plans.

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Executive Compensation — Termination and Change-in-Control Arrangements

In the event of a change-in-control (assuming the Compensation Committee has not exercised its discretion described above), if (i) a participant’s employment terminates within two years following the change-in-control, unless such termination is due to death, disability, cause, resignation (other than as a result of certain actions by the Company and any successor), or retirement or (ii) Eastman common stock (or the stock of any successor company received in exchange for Eastman common stock) is no longer publicly traded on a national securities market, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unvested, unexercised, unpaid, or deferred awards will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid awards will automatically become 100% vested. For performance shares, the performance period will immediately terminate and, unless the Compensation Committee has already determined actual performance for the applicable performance period, the awards will be earned (pro rata for the number of completed performance periods months) based on (i) the target level of performance if the change in control occurs during the first half of the performance period or (ii) based on actual performance through the end of the last quarter prior to the change in control if the change in control occurs during the second half of the performance period.

In order to comply with Section 409A of the Internal Revenue Code, it may be necessary for the Company to delay payments until six months following the officer’s separation from service with the Company.

Potential Payments Under Termination and Change-in-Control Arrangements.    The following table shows, for each of the named executive officers employed at December 31, 2022, the payments and benefits that generally would have been provided under the Change-in-Control Agreements and the Omnibus Plans if the executive had been terminated without “cause” or had resigned for “good reason” on December 31, 2022, following a change-in-control (or, in the case of awards under the Omnibus Plans, Eastman common stock or the stock of its successor is no longer publicly traded on a national securities exchange following the change-in-control).

Form of Payment	M.J. Costa ($)	W.T. McLain, Jr. ($)	B. A. Lich ($)	S.G. Crawford ($)	P. Stuckey III ($)
Cash severance(1)	$9,937,500	$3,100,000	$3,220,000	$2,442,000	$2,220,000
Value of unvested stock-based awards at target(2)	12,145,264	2,090,698	4,099,962	1,966,635	1,800,209
Health and welfare continuation(3)	21,191	21,191	21,191	21,191	21,191
Total Payments	$22,103,955	$5,211,889	$7,341,153	$4,429,826	$4,041,400
(1)

Lump sum cash severance payment under the Change-in-Control Agreement equal to three times the sum of annual base salary and the target UPP payout for Mr. Costa and two times the sum of annual base salary and the target UPP payout for the other named executive officers.

(2)

Value of unvested awards at target, assuming the awards vest and are paid out under the Omnibus Plans following a change-in-control where there is a qualifying termination or the change in control results in Eastman common stock (or the stock of the successor) no longer being publicly traded on a national securities market. Awards are valued as of year-end 2022 based upon the closing price of Eastman common stock on the New York Stock Exchange on December 30, 2022.

(3)	Value of continuation of health and welfare benefits for 18 months following termination under the Change-in-Control Agreement.

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Executive Compensation — Termination and Change-in-Control Arrangements

In addition to the payments described above, the named executive officers would also receive the following payments for amounts already earned or vested as the result of participation in compensation or benefit plans on the same basis as other Company employees:

•	value of outstanding vested stock-based awards (see the “Outstanding Equity Awards at 2022 Year-End” table),

•	earned UPP payout (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column in the “2022 Grants of Plan-Based Awards” table),

•	earned Company contribution to vested and unvested defined contribution plans (see “All Other Compensation” column in the “Summary Compensation Table”),

•	account balance in the Eastman Investment Plan, a 401(k) retirement plan, and the employee stock ownership plan,

•	account balance in the Executive Deferred Compensation Plan (see “Aggregate Balance at Last Year-End” column in the “2022 Nonqualified Deferred Compensation” table), and

•	lump sum present value of pension under the Company’s qualified and non-qualified pension arrangements (see “Present Value of Accumulated Benefit” column in the “Pension Benefits” table).

Benefit Security Trust.    The Company has established a Benefit Security Trust (sometimes referred to as the “Rabbi Trust”) to provide a degree of financial security for its unfunded obligations under the EDCP, the supplemental ERAP plans, and the Agreements with the Company’s executives. The assets of the Rabbi Trust would be subject to the claims of the Company’s creditors in the event of insolvency. Upon the occurrence of a “change-in-control” or a “potential change-in-control” (each as defined below), or if the Company fails to meet its payment obligations under the covered plans and Agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company’s obligations under the covered plans and Agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company’s funding obligations under the Rabbi Trust.

A “change-in-control” for purposes of the Rabbi Trust is generally defined to include the following, subject to certain exceptions: (i) the acquisition by a person (other than the Company, certain affiliated entities, or certain institutional investors) of 19% or more of the voting stock of the Company; (ii) the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; (iii) approval by the Company’s stockholders of a reorganization or merger unless, after such proposed transaction, the former stockholders of the Company will own more than 75% of the resulting corporation’s voting stock; or (iv) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company, other than to a subsidiary or in a spin-off transaction. A “potential change-in-control” will generally be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a change-in-control; (ii) any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change-in-control; or (iii) any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company’s then-outstanding securities.

The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and Agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

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Executive Compensation — Pay Ratio

Pay Ratio

The Dodd-Frank Act and the compensation disclosure rules of the SEC require us to disclose the ratio of the median of the annual total compensation of our employees (other than the Chief Executive Officer (the “CEO”)) and the annual total compensation of the CEO. For 2022, the median of the annual total compensation of all employees (other than the CEO) was $108,087 and the annual total compensation of the CEO was $17,068,131; accordingly, the CEO’s annual total compensation was approximately 158 times that of the median of the annual total compensation of all employees. This calculated “pay ratio” is a reasonable estimate determined in a manner consistent with SEC pay ratio disclosure requirements. We refer to the employee who received the median of the annual total compensation of all employees as the “median employee”.

We used the following methodology to make the determinations for calculating the pay ratio:

•

As of October 31, 2022, our employee population consisted of approximately 14,959 individuals (14,422 full-time and 537 other employees) working at our parent Company and consolidated subsidiaries, with 72% of these individuals located in the United States, 15% located in Europe (primarily Belgium, the Netherlands, and Germany), 10% located in Asia (primarily China, Malaysia, and Singapore) and 3% located in Latin America (primarily Mexico and Brazil).

–	We selected October 31, 2022, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations.

•	To identify the median employee from our employee population, we conducted an analysis of our population of employees.

–

Given the distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees including participation in several annual cash short-term incentive plans. For purposes of measuring the compensation of all employees to determine the median employee, we selected total cash compensation (base salary for salaried employees and wages for hourly employees plus the most recent actual cash incentive payment for both hourly and salaried employees) as a consistently applied compensation measure that reasonably reflects the annual compensation of our employees.

–	In making this determination, we annualized the compensation of all permanent employees who were hired in 2022.

•

Using this methodology, we determined that the median employee was a full-time, hourly, manufacturing operations employee with total compensation for 2022 consisting of wages, overtime pay, cash incentive payment, and annual Company contribution to defined contribution retirement plan determined and calculated in the same manner as compensation of the executive officers in the “Summary Compensation Table” earlier in this proxy statement.

•	The annual total compensation of the CEO is the amount reported for 2022 in the “Total” column of the “Summary Compensation Table.”

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Executive Compensation — Pay Versus Performance

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our
Non-PEO
named executive officers (“Other NEOs”) and Company performance for the fiscal years listed below. The following tables and related disclosures provide information about (i) the “total compensation” of our PEO and our Other NEOs as presented in the
Summary Compensation Table
on page 67, (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance
rules, (iii) certain financial per
forman
ce measures, and (iv) th
e relatio
nship of the compensation actually paid to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. The Compensation Committee did not consider this pay versus performance disclosure below in making its pay decisions for any of the years shown. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 46.

Year (a)	Summary Compensation Table Total for PEO (b) 1	Compensation Actually Paid to PEO (c) 1, 2	Average Summary Compensation Table Total for Other NEOs (d) 1	Average Compensation Actually Paid to Other NEOs (e) 1,2	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions) (h)	Adjusted EBIT ($ millions) (i) 4
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (g) 3

2022	$17,068,131	($12,049,295)	$4,384,699	($1,407,170)	$113.16	$131.59	$793	$1,339

2021	$17,798,861	$33,704,535	$5,398,736	$8,450,911	$162.50	$148.89	$857	$1,635

2020	$13,561,990	$30,582,035	$3,791,700	$6,235,050	$131.49	$118.22	$478	$1,216
1. Mark J. Costa was our PEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below.

2020	2021	2022
Curtis E. Espeland	William T. McLain, Jr.	William T. McLain, Jr.
Brad A. Lich	Brad A. Lich	Brad A. Lich
Lucian Boldea	Lucian Boldea	Stephen G. Crawford
William T. McLain, Jr.	Stephen G. Crawford	Perry Stuckey III
Kellye L. Walker
2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the
Summary Compensation Table
Total with certain adjustments. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Other NEOs as prescribed by SEC rules and as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the
Summary Compensation Table
. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in

82    2023 Proxy Statement

Pay Versus Performance

Pension Value reported in the
Summary Compensation Table
. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Mark J. Costa ($)	Exclusion of Change in Pension Value for Mark J. Costa ($)	Exclusion of Stock Awards and Option Awards for Mark J. Costa ($)	Inclusion of Pension Service Cost for Mark J. Costa ($)	Inclusion of Equity Values for Mark J. Costa ($)	Compensation Actually Paid to Mark J. Costa ($)
2022	$17,068,131	$305,653	$14,822,129	$301,111	($14,290,755)	($12,049,295)
2021	17,798,861	172,210	12,382,689	312,228	28,148,345	33,704,535
2020	13,561,990	538,236	9,503,799	274,591	26,787,489	30,582,035

Year	Average Summary Compensation Table Total for Other NEOs ($)	Average Exclusion of Change in Pension Value for Other NEOs ($)	Average Exclusion of Stock Awards and Options Awards for Other NEOs ($)	Average Inclusion of Pension Service Cost for Other NEOs ($)	Average Inclusion of Equity Values for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)
2022	$4,384,699	$160,469	$3,132,567	$123,170	($2,622,003)	($1,407,170)
2021	5,398,736	213,311	3,202,386	128,802	6,339,070	8,450,911
2020	3,791,700	215,708	2,347,855	80,866	4,926,047	6,235,050
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mark J. Costa ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mark J. Costa ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mark J. Costa ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mark J. Costa ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Mark J. Costa ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Mark J. Costa ($)	Total - Inclusion of Equity Values for Mark J. Costa ($)
2022	$7,154,574	($10,318,276)	$0	($11,127,053)	$0	$0	($14,290,755)
2021	16,317,961	9,270,244	0	2,560,140	0	0	28,148,345
2020	20,245,424	5,183,609	0	1,358,456	0	0	26,787,489

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Other NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Other NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Other NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Other NEOs ($)	Total - Average Inclusion of Equity Values for Other NEOs ($)
2022	$1,512,081	($2,191,529)	$0	($1,942,555)	$0	$0	($2,622,003)
2021	4,101,763	1,772,446	0	464,861	0	0	6,339,070
2020	4,194,758	774,091	0	161,806	(204,608)	0	4,926,047

    2023 Proxy Statement    83

Pay Versus Performance

3. The Peer Group TSR set forth in this table utilizes the Company’s peer group, the S&P 1500 Chemicals Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 1500 Chemicals Industry Index. Historical stock performance is not necessarily indicative of future stock performance.
4. We determined Adjusted EBIT, a Non-GAAP measure, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Other NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBIT is defined as set forth above under “Compensation Discussion and Analysis — Elements of Our Executive Compensation.” See Annex A of this proxy statement for a reconciliation of financial measures under accounting principles generally accepted in the United States (“GAAP”) to Adjusted EBIT, a description of excluded items, and related information.
Description of Relationship Between PEO and Other NEOs Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

84    2023 Proxy Statement

Pay Versus Performance

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Eastman Chemical Company Adjusted EBIT
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and Eastman Chemical Adjusted EBIT during the three most recently completed fiscal years.

    2023 Proxy Statement    85

Pay Versus Performance

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P1500 Chemicals Index over the same period.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considered the most important in linking Compensation Actually Paid to our PEO and Other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Adjusted Earnings Before Interest and Taxes (EBIT)

Operating Cash Flow

Relative Total Shareholder Return

Return on Invested Capital

86    2023 Proxy Statement

 Item 3 — Advisory Approval of Executive

 Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say-on-pay” vote. In the Company’s advisory say-on-pay vote at the 2022 Annual Meeting, 92.4% of votes cast were “for” approval of the executive compensation. The Compensation Committee considers the outcome of this vote in its establishment and oversight of the compensation of the executive officers, as further discussed in “Executive Compensation — Compensation Discussion and Analysis”, and management continued to consider input of investors in its description of the terms of executive compensation and of the Compensation Committee’s executive compensation decisions in “Executive Compensation” as described in “Executive Compensation — Compensation Discussion and Analysis — Evaluation of Stockholder Say-on-Pay Vote Results and Investor Engagement.”

The Company’s strategy for business and financial growth from sustainable innovation, market engagement, and differentiated technologies and applications development leverages the capabilities of our employees to innovate and execute our growth strategy while remaining committed to maintaining a strong financial position with appropriate financial flexibility and liquidity. Our compensation philosophy supports this strategy by stressing the importance of pay for corporate and individual performance in meeting strategic and business goals for growth, innovative value creation, and financial strength and flexibility, while remaining able to meet changing employee, business, and market conditions. Our executive compensation program is designed to attract and retain a talented and creative team of executives who will provide disciplined leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this by motivating executives with an appropriate mix of compensation elements to drive value for all stakeholders. Please read the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the compensation of our named executive officers for 2022 as detailed in the tables and narrative.

The say-on-pay vote gives stockholders the opportunity to indicate their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives, and practices described in this proxy statement.

Stockholders are being asked to approve the compensation of the named executive officers as disclosed in the “Executive Compensation” section of this proxy statement, including the Compensation Discussion and Analysis, compensation tables, and narrative. Because this vote is advisory, it will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders, and the Compensation Committee will consider the outcome of the vote in its establishment and oversight of the compensation of the executive officers.

The Board recommends that you vote “FOR” the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

    2023 Proxy Statement    87

 ITEM 4 — Advisory Vote on Frequency of Advisory

 Approval of Executive Compensation

The Dodd-Frank Act provides stockholders with the right to vote, every six years, on an advisory (nonbinding) basis, on the frequency with which the Company should include a “say-on-pay” vote on executive compensation at future annual meetings of stockholders. The last such advisory vote on the frequency of say-on-pay votes was at the 2017 Annual Meeting of Stockholders.

At the Company’s 2017 Annual Meeting, 87.5% of votes cast in the advisory vote on the frequency of future say-on-pay votes were for such vote to occur every year, supporting the Board of Directors’ recommendation that say-on-pay be included in the Company’s proxy statement for, and be voted on by stockholders at, each annual meeting of stockholders. The Company has had a say-on-pay vote at each annual meeting of stockholders since the 2017 Annual Meeting.

The Board recommends that an advisory say-on-pay stockholder vote, similar to that contained in Item 3, continue to be included in the Company’s proxy statement for, and voted on by stockholders at, each annual meeting of stockholders. The Board believes that an advisory say-on-pay vote every year by stockholders provides the highest level of accountability and direct communication by having such vote correspond with the related information presented in the proxy statement for the applicable meeting of stockholders.

You may cast your vote on a preferred frequency with which the Company is to hold the advisory say-on-pay stockholder vote by selecting your preference of one year, two years, or three years, or abstaining from voting.

Because this vote is advisory, it will not be binding on the Board or the Company. Notwithstanding the results of such vote, and while the Company currently plans to continue to have an annual stockholder say-on-pay vote, the Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the preference chosen by the plurality (that is, the largest number) of votes cast by stockholders.

The Board recommends that you vote for “ONE YEAR” on the advisory approval vote on executive compensation.

88    2023 Proxy Statement

 ITEM 5 — Advisory Vote on Stockholder Proposal

 Regarding an Independent Board Chair

Stockholder John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of 50 shares of Eastman common stock, has given notice that he intends to submit the following proposal and supporting statement. The Company has reproduced the proposal and supporting statement as provided to the Company by stockholder John Chevedden and has not sought to correct or address all of the statements with which the Company disagrees:

Proposal 5 — Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

Although it is a best practice to adopt this proposal soon, this policy could be phased in when there is a leadership transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

Eastman Chemical is Exhibit A in why the Lead Director role is an empty suit compared to an independent Board Chairman.

Our so-called Lead Director, Mr. David Raisbeck violates the most important attribute of a Lead Director — independence. As director tenure goes up director independence goes down. Mr. Raisbeck has 23-years of excessive director tenure. And Mr. Raisbeck has not had a day job for 15-years. Mr. Raisbeck’s long tenure makes him a prime candidate to retire. It is time for a change.

A lead director is no substitute for an independent board chairman. With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman. A lead director cannot call a special shareholder meeting.

A lead director can delegate many details of his lead director duties to others and then simply rubber-stamp it. Management has not explained how shareholders can be sure of what goes on in regard to lead director delegation.

A lead director with long tenure can also give excessive deference to the Eastman Chemical CEO.

The increased complexities of companies of more than $10 Billion in annual revenue, like Eastman Chemical, demand that 2 persons fill the 2 most important jobs in the company.

Please vote yes:

Independent Board Chairman — Proposal 5

    2023 Proxy Statement    89

Executive Compensation — Termination and Change-in-Control Arrangements

Response of the Company

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

The Board of Directors has carefully considered the stockholder proposal and unanimously believes that the action requested by this proposal is unnecessary and not in the best interests of the Company or its stockholders.

The Board should be able to select its leadership structure — including its Chair and CEO — based upon its determination of the structure that best serves the interests of stockholders. The Board believes that our stockholders’ interests are best served when we retain the ability to select the appropriate person to serve in the Chair role and that our current leadership structure is effective in its independent oversight of Eastman.

As described in “Board Leadership Structure” on page 28, Chief Executive Officer and director Mark J. Costa has served as Chair since 2014, the Board having determined that this is the most efficient manner to facilitate effective communication between management and the Board and provide strong and consistent leadership as well as a unified voice for the Company. In addition, the Board believes that combining the roles of Chair and Chief Executive Officer helps ensure that the Chief Executive Officer understands and can effectively and efficiently manage the implementation of the recommendations and decisions of the Board.

Our Lead Director Provides Meaningful Independent Leadership and Oversight at the Board Level. In order to give a significant voice to our non-employee, independent directors and to reinforce effective, independent leadership on the Board, the Company’s Bylaws and Corporate Governance Guidelines provide that the Company shall have an independent Lead Director if the same person holds the Chief Executive Officer and Chair positions or if the Chair is not otherwise independent.

Contrary to the proponent’s various assertions about the powers of a lead director, none of which are specific to Eastman, the Company’s Lead Director has substantial authority and helps ensure appropriate oversight of the Chief Executive Officer by the independent directors. The Lead Director’s responsibilities, which are described in more detail in the Company’s Corporate Governance Guidelines, include:

•

calling, setting agendas for, and presiding over executive sessions of the non-employee, independent directors at each regularly scheduled meeting of the Board, or at such other times as the non-employee, independent directors may determine;

•	calling special meetings of the full Board or the non-employee, independent directors;

•	presiding over Board meetings in the absence of the Chair;

•	collaborating and consulting with Committee chairs concerning schedules, agendas, and written materials;

•	acting as a liaison between the independent directors and the Chair; and

•	being available with the Chair for consultation and direct communication with stockholders.

The governance concerns expressed by the proponent are unfounded and do not reflect the Company’s leadership and governance practices. The proponent makes a number of inaccurate and/or unfounded assertions about the Company’s governance and, in particular, our Lead Director. Among these is the assertion that our independent Lead Director “violates the most important attribute of a Lead Director — independence” because of his years of service on the Board. This is not the case. In fact, Mr. Raisbeck is independent under all applicable independence standards. Mr. Raisbeck’s years with the Company and experience enable him to bring valuable and independent views to the boardroom, where he provides thoughtful leadership for both fellow directors and senior management.

90    2023 Proxy Statement

Item 5 — Advisory Vote on Stockholder Proposal Regarding an Independent Board Chair

The proponent further asserts that Mr. Raisbeck’s “long tenure makes him a prime candidate to retire.” Our Corporate Governance Guidelines set forth the standard for director retirement, under which a director will not be eligible for nomination, appointment, or election (or re-election) to the Board. Mr. Raisbeck’s continued role on the Board is entirely consistent with the Company’s Corporate Governance Guidelines and, moreover, he has continuously received strong support from stockholders in his annual election to the Board, including 93.62% support at the 2022 Annual Meeting. In addition, the Lead Director is nominated and elected by the non-employee, independent directors on an annual basis. Eastman also has a history of rotating the Lead Director every three to five years. Mr. Raisbeck has been Lead Director since May 2020.

Finally, the proponent asserts that a lead director can “delegate many details of his lead director duties to management and then simply rubber-stamp it.” As described above, the Lead Director’s duties are set out in the Company’s Corporate Governance Guidelines, which are readily available on the Company’s website, and which include no express provisions for delegation of the Lead Director’s duties to management.

We have implemented strong corporate governance practices and regularly review and update these practices as appropriate. Eastman maintains strong corporate governance practices, which assure management accountability and effective independent oversight. Among other things, all Eastman directors, with the exception of the CEO, meet the independence requirements of the New York Stock Exchange, and the Board’s standing Committees are each chaired by independent directors and are 100% independent. Directors are elected annually and, as described above, the Company has a Lead Director with clear and substantive authority and responsibilities.

The Board maintains its demonstrated commitment to corporate governance policies that are in the best interests of the Company and its stockholders by regularly reviewing the Company’s governance structure, policies, and practices, including considering input from stockholders and others.

Consistent with its commitment to strong corporate governance, over the years, the Board has made changes to the Company’s governance structure, policies, and practices that it determined to be in the best interests of the Company and its stockholders. Past changes include the adoption of a proxy access bylaw provision that allows qualifying stockholders to include their director nominees in the Company’s proxy materials and a Board stockholder communication and engagement policy. Past changes also include the implementation of majority voting in the election of directors, repeal of the Company’s “poison pill” stockholder rights plan, declassification of the Board, implementation of the existing right of stockholders to call special meetings, and removal of certain supermajority voting requirements from the Company’s Certificate of Incorporation and Bylaws. Most recently, changes to the composition of the Board of Directors have significantly reduced the average tenure of the directors.

These actions demonstrate that the Board is not reluctant to make changes in its governance practices when it determines that a change is in the best interests of the Company and its stockholders. The requested change to a fixed policy requiring a separation of the roles of Chair and CEO is not, however, such a change.

Given the strong leadership of the Company’s Chair and CEO, the counter-balancing role of the Lead Director and a Board comprised of experienced and independent directors, the Board continues to believe it is in the best long-term interests of the Company and its stockholders to maintain the combined role of Chair and CEO.

The Board of Directors recommends that you vote “AGAINST” this proposal.

    2023 Proxy Statement    91

 INFORMATION ABOUT STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

Common Stock

Unless otherwise noted, the table below sets forth certain information regarding the beneficial ownership of Eastman common stock as of March 1, 2023, by each director (which includes each director nominee) and by each executive officer named in the Summary Compensation Table (under “Executive Compensation — Compensation Tables” earlier in this proxy statement, referred to as the “named executive officers”) and by the directors and executive officers as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class
Mark J. Costa	1,559,808	(3)	1.289%
William T. McLain, Jr.	165,640	(4)	*
Brad A. Lich	334,565	(5)	*
Stephen G. Crawford	233,333	(6)	*
Perry Stuckey III	180,908	(7)	*
Humberto P. Alfonso	9,878		*
Brett D. Begemann	8,020		*
Eric L. Butler	2,107	(8)	*
Edward L. Doheny II	133		*
Linnie M. Haynesworth	111	(9)	*
Julie F. Holder	11,870	(10)	*
Renée J. Hornbaker	20,688		*
Kim A. Mink	1,390		*
James J. O’Brien	2,177		*
David W. Raisbeck	40,209	(10)	*
Charles K. Stevens III	3,643	(10)	*
Directors and executive officers as a group (21 persons)	2,753,440	(11)	2.275%
*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)

Information relating to beneficial ownership is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days (on or before April 29, 2023). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as

92    2023 Proxy Statement

Information about Stock Ownership — Stock Ownership of Directors and Executive Officers

indicated in other notes to this table, directors, named executive officers and other executive officers possessed sole voting and investment power with respect to all of their respective shares of common stock in the table.

(2)

The total number of shares of common stock beneficially owned by the directors and executive officers as a group is 2.275% of the shares of common stock outstanding as of March 15, 2023. The number of shares beneficially owned by each director and named executive officer other than Mr. Costa (who beneficially owned approximately 1.289% of the outstanding shares) is less than one percent of the shares of common stock outstanding as of March 15, 2023. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each individual and the group.

(3)	Includes 1,182,930 shares that may be acquired upon exercise of options.

(4)

Includes 86,484 shares that may be acquired upon exercise of options. Also includes 50,798 shares owned by the Eastman Foundation (the “Foundation”), of which shares Mr. McLain may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation but in which he had no pecuniary interest.

(5)	Includes 279,502 shares that may be acquired upon exercise of options.

(6)

Includes 141,149 shares that may be acquired upon exercise of options. Also includes 50,798 shares owned by the Foundation of which Mr. Crawford may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation but in which he had no pecuniary interest. Includes 57 shares held indirectly by spouse in 401(k) plan and 263 shares held indirectly by spouse in the Employee Stock Ownership Plan.

(7)	Mr. Stuckey separated from the Company on January 1, 2023, and his beneficial ownership is as of the date of his departure. Includes 132,489 shares that may be acquired upon exercise of options.

(8)	Includes 107 restricted shares held by Mr. Butler that generally vest on August 4, 2023, subject to conditions related to continued service as a director.

(9)	Represents 111 restricted shares held by Ms. Haynesworth that generally vest on February 3, 2024, subject to conditions related to continued service as a director.

(10)	Includes 1,041 restricted shares held by Messrs. Raisbeck and Stevens and Ms. Holder that generally vest in May 2023, but as to which the director has voting powers.

(11)

Includes a total of 1,908,637 shares that may be acquired upon exercise of options and 3,341 restricted shares as to which directors had voting power but no investment power. Also includes 50,798 shares owned by the Eastman Foundation, of which shares three executive officers each may have been deemed a beneficial owner by virtue of shared voting and investment power as a director of the Foundation but as to which they have no pecuniary interest.

Director and Executive Stock Ownership Expectations; No Hedging or Pledging of Company Stock

Eastman has stock ownership expectations for its directors and executive officers. These persons are expected to acquire and maintain a stake in the Company valued at $600,000 for non-employee directors (five times annual retainer fee), five times annual base pay for the Chief Executive Officer, and two and one-half times annual base pay for the other executive officers. Directors and executive officers are expected to attain these levels of stock ownership within five years of first becoming a director or an executive officer. Hypothetical units of the Eastman common stock fund that are credited to an executive’s account under the EDCP and to a director’s account under the DDCP are counted with shares of common stock actually owned for purposes of determining stock ownership under the director and executive ownership expectations. See “Director Compensation — Directors’ Deferred Compensation Plan” and “Executive Compensation — Compensation Tables — 2022 Nonqualified Deferred Compensation”.

    2023 Proxy Statement    93

Information about Stock Ownership — Stock Ownership of Directors and Executive Officers

Company directors and executive officers, and all employees, are prohibited by Eastman policies from use of derivative financial instruments to hedge or mitigate their exposure to changes in the market price of Eastman common stock. In addition, directors and executive officers are prohibited from pledging Eastman common stock as security or collateral for loans or in margin brokerage accounts.

The table below shows the number of shares of common stock and EDCP and DDCP common stock units owned under the ownership expectations as of March 1, 2023 (other than as noted below), by each director and each named executive officer. All directors and current executive officers have met or are on schedule to meet their ownership expectations.

Name	Number of Shares of Common Stock and Common Stock Units Owned
Mark J. Costa	376,878
William T. McLain, Jr.	28,358
Brad A. Lich	57,647
Stephen G. Crawford	41,386
Perry Stuckey III (1)	50,894
Humberto P. Alfonso	46,503
Brett D. Begemann	46,022
Eric L. Butler	2,446
Edward L. Doheny II	10,068
Linnie M. Haynesworth (2)	111
Julie F. Holder	22,529
Renée J. Hornbaker	61,516
Kim A. Mink	8,758
James J. O’Brien	15,539
David W. Raisbeck	87,329
Charles K. Stevens III	5,948
(1)	Mr. Stuckey separated from the Company on January 1, 2023, and his ownership is as of the date of his departure.

(2)

Ms. Haynesworth was elected to the Board of Directors on February 3, 2023. Represents 111 restricted shares held by Ms. Haynesworth that generally vest on February 3, 2024, subject to conditions related to continued service as a director.

94    2023 Proxy Statement

Information about Stock Ownership — Stock Ownership of Directors and Executive Officers

Principal Stockholders

The following table sets forth information about persons we know to be the beneficial owners of more than five percent of Eastman common stock as of December 31, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,994,249	(2)	12.59%
JP Morgan Chase & Co. 383 Madison Avenue New York, New York 10179	9,862,144	(3)	8.28%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	8,615,723	(4)	7.23%
(1)	Based upon the number of shares of common stock outstanding and entitled to be voted at the meeting as of March 15, 2023, the record date for the Annual Meeting.

(2)

As of December 30, 2022, based on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., an investment adviser. According to the Schedule 13G/A, The Vanguard Group has sole dispositive power with respect to 14,491,339 of such shares, shared dispositive power with respect to 502,910 of such shares, and shared voting power with respect to 168,702 of such shares.

(3)

As of December 30, 2022, based on a Schedule 13G/A filed with the SEC by JP Morgan Chase & Co. as parent holding company of certain broker-dealer and investment manager entities, including certain non-U.S. institutions. According to the Schedule 13G/A, JP Morgan Chase and such affiliated entities together have sole dispositive power with respect to 9,838,226 of such shares, shared dispositive power with respect to 13,857 of such shares, sole voting power with respect to 8,807,306 of such shares, and shared voting power with respect to 66,612 of such shares.

(4)

As of December 31, 2022, based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. as parent holding company of certain broker-dealer and investment adviser entities, including certain non-U.S. institutions. According to the Schedule 13G/A, BlackRock and such affiliated entities together have sole dispositive power with respect to 8,615,723 shares and sole voting power with respect to 7,530,041 shares.

    2023 Proxy Statement    95

 ADDITIONAL INFORMATION ABOUT THE ANNUAL

 MEETING

  What Is A Proxy Statement, and How Do I Attend and Vote at the Annual Meeting?

A. This proxy statement is dated March 22, 2023, and is first being mailed and delivered electronically to Eastman stockholders, and made available on the Internet at the Company’s website (www.eastman.com) and at www.ReadMaterial.com/EMN, on or about March 22, 2023. Our Board is furnishing you this proxy statement in connection with its solicitation of proxies to be voted at the 2023 Annual Meeting of the Company to be held on May 4, 2023, and at any adjournments or postponements of the meeting. A proxy statement is a document that SEC regulations require us to give you when we ask you to vote your stock by proxy. At the meeting, stockholders will be asked to consider and vote on the items of business listed and described in this proxy statement.

We have decided to hold our Annual Meeting virtually on the Internet via live webcast. Stockholders will be able to attend and participate online. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and submit questions in advance of and during the meeting in accordance with the rules of conduct for the meeting. The rules of the meeting and other information about participation and voting will be available in the Annual Meeting section of our website. As always, we encourage you to submit a proxy to vote your shares prior to the Annual Meeting so that your shares will be represented and voted at the meeting whether or not you attend virtually.

To attend the Annual Meeting virtually, stockholders must register using their control number and other information to identify such stockholder, at https://register.proxypush.com/emn. Upon completing registration, stockholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, vote online, and submit questions. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.

The Annual Meeting will begin promptly at 11:30 a.m. (EDT) on May 4, 2023, though stockholders may log-in beginning at 11:15 a.m. (EDT). We encourage you to access the Annual Meeting prior to the start time.

The Annual Meeting virtual platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend or vote at the Annual Meeting. Attendees should allow plenty of time to log-in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Additional information regarding the rules of conduct and other materials for the Annual Meeting will be available, via link, during the Annual Meeting. In addition, we will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting. To access the stockholders of record list during this time, please send your request, and proof of Eastman stock ownership, by email to corpsecy@eastman.com.

If you encounter technical and logistical issues, including any difficulties accessing the virtual Annual Meeting during the log-in or meeting time, please call the support team at the numbers listed on the e-mailed instructions.

96    2023 Proxy Statement

Additional Information About the Annual Meeting

  What is a Proxy, and How do I Vote by Proxy at the Annual Meeting?

A. A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card, or a form of proxy.

By completing and returning your proxy (either by returning the paper proxy card, by submitting your proxy electronically by Internet, or by telephone), you appoint William T. McLain, Jr., the Company’s Chief Financial Officer, and Kellye L. Walker, the Company’s Corporate Secretary, to represent you at the Annual Meeting and direct them to vote your shares at the Annual Meeting. Shares of common stock represented by proxy will be voted by the proxy holders at the Annual Meeting in accordance with your instructions as indicated in the proxy. If you properly execute and return your proxy (in paper form, electronically by the Internet, or by telephone) but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Board as to the matters identified in this proxy statement and in the best judgment of the proxy holders as to any other matters.

If your shares are registered in your name, you are a stockholder of record. Stockholders of record may vote by proxy in one of three ways:

By Internet: visit the website www.cesvote.com and follow the instructions on your proxy card or electronic form of proxy.	By telephone: call (888) 693-8683 and follow the instructions on your proxy card or electronic form of proxy.	By mail (if you received a paper proxy card): mark, sign, date, and mail your proxy card in the enclosed postage-paid envelope.

If you received the “Important Notice Regarding the Availability of Proxy Materials”, follow the instructions on that notice to access an electronic form of proxy. Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in “street name” through a broker, bank, or other holder of record, you will receive instructions from that registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting may be offered to stockholders who own their shares through certain brokers or banks.

If stockholders submit a proxy to vote their shares prior to the Annual Meeting, their shares will be voted at the Annual Meeting according to their instructions and they do not need to vote their shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by proxy in one of the ways described above.

  How Do I Revoke My Proxy?

A. Stockholders of Record: If you give a proxy, you may revoke it at any time before its exercise at the meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	executing and delivering a later-dated, signed proxy card or submitting a later-dated proxy by Internet or by telephone before the meeting; or

•	voting in person virtually at the meeting.

All written notices of revocation or other communications with respect to revocation of proxies should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Corporate Secretary, so that they are received before the Annual Meeting.

    2023 Proxy Statement    97

Additional Information About the Annual Meeting

Beneficial Owners: If you are a beneficial owner of your shares, you must contact the bank, broker, or other nominee holding your shares and follow their instructions for revoking or changing your vote.

  What is the Record Date for the Annual Meeting? Which Stockholders Are Entitled to Vote?

A. The record date for the 2023 Annual Meeting is March 15, 2023. Stockholders of record of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. The record date is established by the Board as required by Delaware law. If your shares are held in “street name” through a broker, bank, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person virtually at the meeting.

On the record date, there were 119,138,025 shares of common stock issued and outstanding. Holders of common stock are entitled to one vote on each of the twelve director-nominees and one vote on each other matter voted upon at the Annual Meeting for each share of common stock they hold of record on the record date.

  What is A Quorum to Conduct Business at the Meeting? How Are Abstentions and Broker

        Non-Votes Counted at the Annual Meeting?

A. The presence, in person virtually or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Brokers which have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors, the advisory approval of executive compensation, the advisory vote on the frequency of the vote on executive compensation, or the advisory vote on the stockholder proposal, but may, although they are not required to, vote their clients’ shares on the ratification of the appointment of the independent registered public accounting firm.

  What Votes Are Required for Approval of the Matters to be Considered at the Annual

        Meeting?

A. Each director nominee who receives a majority of votes cast (number of shares voted “for” exceeds 50% of the number of votes cast with respect to that director’s election) will be elected as a director. With respect to the election of directors, stockholders may (1) vote “for” all twelve of the nominees, (2) vote “against” all twelve of the nominees, (3) vote “against” any individual nominee or nominees but vote “for” the other nominee(s), or (4) “abstain” from voting on one or more nominees. Shares not present, in person or by proxy, at the Annual Meeting and abstentions will have no effect on the outcome of the election of directors. Similarly, broker non-votes will not be considered to be votes cast and therefore will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the votes cast is required for the ratification of the appointment of the independent registered public accounting firm, the advisory approval of executive compensation, the advisory approval of the frequency of the vote on executive compensation, and the advisory vote on the stockholder proposal. With respect to each of these items other than the advisory approval of the frequency of the vote on executive compensation, stockholders may (1) vote “for,” (2) vote “against,” or (3) “abstain” from voting. With respect to the advisory approval of the frequency of the vote on executive compensation, stockholders may (1) vote for “one year”, (2) vote for “two years”, (3) vote for “three years”, or (4) “abstain” from voting. Abstentions and broker non-votes will not be considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters.

98    2023 Proxy Statement

Additional Information About the Annual Meeting

  What Are Proxy Solicitation Costs, and Who Pays Them?

A. We will bear the cost of soliciting proxies and the cost of the Annual Meeting. In addition to the solicitation of stockholders by mail and electronic means, proxies may be solicited by telephone, facsimile, personal contact, and similar means by our directors, officers, or employees, none of whom will be specially compensated for these activities. We have also contacted brokerage houses, banks, nominees, custodians, and fiduciaries which can be identified as record holders of common stock. Such holders, after inquiry by us, have provided certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and annual reports needed to supply such materials to beneficial owners, and we will reimburse such record holders for the expense of providing such beneficial ownership information and of mailing or otherwise delivering proxy materials and annual reports to beneficial owners. We have retained Georgeson LLC to assist with the solicitation of proxies and vote projections for a fee of $20,500 plus reimbursement of out-of-pocket expenses.

  What About Matters Not Included in This Proxy Statement?

A. We do not expect any business to be acted upon at the Annual Meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act on those matters for you according to their best judgment.

  What Is the Deadline for Submission of Stockholder Proposals for the 2024 Annual Meeting

       of Stockholders?

A. In accordance with the rules of the SEC, if you wish to submit a proposal for presentation at Eastman’s 2024 Annual Meeting of Stockholders, it must be received by the Company at its principal executive offices no later than November 23, 2023, in order to be included in the Company’s proxy materials for its 2024 Annual Meeting of Stockholders under SEC Rule 14a-8. Any such proposal should be sent to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Corporate Secretary.

In addition, our Bylaws require that other proposals to be submitted by a stockholder for a vote of the Company’s stockholders at an annual meeting of stockholders must be preceded by adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws about the stockholder and the proposal. The Bylaws are available through the “Investors — Governance” section of the Company’s website, and also will be provided to any stockholder upon written request to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations. To be timely, the notice must be delivered to the Corporate Secretary of the Company no earlier than 150 days and not later than 120 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2023 Annual Meeting is first sent to stockholders on March 22, 2023, then such advance notice must be delivered no earlier than October 24, 2023, and not later than November 23, 2023.

    2023 Proxy Statement    99

Additional Information About the Annual Meeting

  What Are the Requirements for Nominations by Stockholders for Election to the Board of

       Directors and Stockholder Nomination Proxy Access?

A. Our Bylaws provide that nominations by stockholders of persons for election to the Board may be made by giving adequate and timely notice to the Corporate Secretary of the Company. To be adequate, the nomination notice or the notice of proxy access nomination, as applicable, must set forth certain information specified in our Bylaws about each stockholder submitting a nomination and each person being nominated, including, as applicable, the information required by Rule 14a-19. The Bylaws are available through the “Investors — Corporate Governance” section of the Company’s website, and also will be provided to any stockholder upon written request to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-0431, Attention: Investor Relations. To be timely, the nomination notice and the notice of proxy access nomination each must be delivered to the Corporate Secretary of the Company no earlier than 150 days and not later than 120 days prior to the day of the month on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to the stockholders of the Company. If, as expected, notice of the 2023 Annual Meeting is first sent to stockholders on March 22, 2023, then such notice must be delivered no earlier than October 24, 2023, and not later than November 23, 2023.

  How Do I Access the Company’s Annual Report to Stockholders and Annual Report on

       Form 10-K?

A. Our Annual Report to Stockholders for 2022, including our consolidated financial statements for the year ended December 31, 2022, is being mailed and delivered electronically to stockholders, and made available on the Internet at the Company’s website (www.eastman.com) and at www.ReadMaterial.com/EMN, concurrently with this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC is also available on the Internet on the Company’s website and on the SEC’s website (www.sec.gov).

100    2023 Proxy Statement

 ANNEX A

Reconciliation of Non-GAAP Financial Measures

Company GAAP and Non-GAAP Performance 2022 verses 2021

Non-GAAP financial measures, and the accompanying reconciliations of the non-GAAP financial measures to the most comparable GAAP measures, are presented below.

(In millions, except per share amounts)	2022	2021
Sales revenue	$10,580	$10,476
Earnings before interest and taxes (“EBIT”)	$1,159	$1,281
Adjusted EBIT*	$1,339	$1,635
Earnings per diluted share	$6.35	$6.25
Adjusted earnings per diluted share*	$7.88	$8.85
Net cash provided by operating activities	$975	$1,619
*

For non-core or unusual items excluded from adjusted earnings and for adjusted provision for income taxes, and reconciliations to reported company earnings and to cash provided by operating activities for all periods presented, see Tables 1 and 2 below.

We provide non-GAAP financial measures in the proxy statement, and the related reconciliations to the most comparable GAAP financial measures, because we believe our stockholders use these metrics in evaluating longer term period-over-period performance, and to allow stockholders to better understand and evaluate the information used by us to assess the Company’s performance, make resource allocation decisions, and evaluate organizational and individual performances in determining certain performance-based compensation. Non-GAAP financial measures do not have definitions under GAAP, and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we caution stockholders not to place undue reliance on any non-GAAP financial measure, but to consider such measures alongside the most directly comparable GAAP financial measure.

Because non-core, unusual, or non-recurring transactions, costs, and losses or gains may materially affect the Company’s financial condition or results in a specific period in which they are recognized, management believes it is appropriate to evaluate the financial measures prepared and calculated in accordance with both GAAP and the related non-GAAP financial measures excluding the effect on the Company’s results of these non-core, unusual, or non-recurring items. In addition to using such measures to evaluate results in a specific period, management evaluates such non-GAAP measures, and believes that investors may also evaluate such measures, because such measures may provide more complete and consistent comparisons of the Company’s, and its segments’, operational performance on a period-over-period historical basis and, as a result, provide a better indication of expected future trends.

    2023 Proxy Statement    A-1

ANNEX A — Reconciliation of Non-GAAP Financial Measures

Non-Core Items or any Unusual or Non-Recurring Items Excluded from Non-GAAP Earnings

In addition to evaluating Eastman’s financial condition, results of operations, liquidity, and cash flows as reported in accordance with GAAP, management also evaluates Company and operating segment performance, and makes resource allocation and performance evaluation decisions, excluding the effect of transactions, costs, and losses or gains that do not directly result from Eastman’s normal, or “core”, business, and operations, or are otherwise of an unusual or non-recurring nature.

•

In 2022, the Company recognized unusual costs, net of insurance proceeds, from the previously reported January 31, 2022 operational incident at its Kingsport site as a result of a steam line failure (the “steam line incident”). Management considered the operational incident unusual because of the Company’s operational and safety history and the magnitude of the unplanned disruption.

•

In 2021, the Company decreased the provision for income taxes due to adjustment of the amount recognized in prior years resulting from the 2017 Tax Cuts and Jobs Act (“Tax Reform Act”). As with the prior years’ item to which this relates, management considers this decrease unusual because of the infrequent nature of the underlying change in tax law and resulting impacts on earnings.

Non-GAAP Financial Measures — Non-Core or Unusual Items Excluded from Earnings

(Dollars in millions)	2022	2021
Non-core items impacting EBIT:
Mark-to-market pension and other postretirement benefits loss (gain), net	$19	$(267)
Asset impairments and restructuring charges, net	52	47
Environmental and other costs	15	—
Loss on divested businesses and related transaction costs	61	570
Adjustments to contingent considerations	(6)	—
Accelerated depreciation	—	4
Unusual item impacting EBIT:
Steam line incident costs, net of insurance proceeds	39	—
Total non-core or unusual items impacting EBIT	180	354
Non-core item impacting earnings before income taxes:
Early debt extinguishment costs	—	1
Total non-core item impacting earnings before income taxes	—	1
Less: Items impacting provision for income taxes:
Tax effect for non-core or unusual items	(11)	(16)
Adjustments from tax law changes	—	15
Total items impacting provision for income taxes	(11)	(1)
Total items impacting net earnings attributable to Eastman	$191	$356

A-2    2023 Proxy Statement

ANNEX A — Reconciliation of Non-GAAP Financial Measures

Table 1: Non-GAAP Earnings Before Interest and Taxes Reconciliation

(Dollars in millions, unaudited)	2022	2021
Earnings before interest and taxes	$1,159	$1,281
Mark-to-market pension and other postretirement benefit plans loss (gain), net	19	(267)
Asset impairments and restructuring charges, net	52	47
Environmental and other costs	15	—
Loss on divested businesses and related transaction costs	61	570
Adjustments to contingent considerations	(6)	—
Accelerated depreciation	—	4
Steam line incident costs, net of insurance proceeds	39	—
Total earnings before interest and taxes excluding non-core and unusual items	$1,339	$1,635

Non-GAAP Earnings Before Interest and Taxes Reconciliations by Line Items
Earnings before interest and taxes	$1,159	$1,281
Costs of sales	39	4
Selling, general and administrative expenses	18	18
Asset impairments and restructuring charges, net	52	47
Other components of post-employment (benefit) cost, net	19	(267)
Other (income) charges, net	9	—
Loss on divested businesses	43	552
Total earnings before interest and taxes excluding non-core and unusual items	$1,339	$1,635

Table 2: Non-GAAP Earnings Before Interest and Taxes, Net Earnings, and Earnings Per Share Reconciliations

	2022
	Earnings Before Interest and Taxes	Earnings Before Income Taxes	Provision for Income Taxes	Effective Income Tax Rate	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)					After Tax	Per Diluted Share

As reported (GAAP)	$1,159	$977	$181	19%	$793	$6.35
Non-Core or Unusual Items:
Asset impairments and restructuring charges, net	52	52	4		48	0.39
Loss on divested businesses and related transaction costs	61	61	(32)		93	0.74
Mark-to-market pension and other postretirement benefit plans loss, net	19	19	5		14	0.12
Environmental and other costs	15	15	4		11	0.09
Adjustments to contingent considerations	(6)	(6)	(2)		(4)	(0.04)
Steam line incident costs, net of insurance proceeds	39	39	10		29	0.23

Non-GAAP (Excluding non-core and unusual items)	$1,339	$1,157	$170	15%	$984	$7.88

    2023 Proxy Statement    A-3

ANNEX A — Reconciliation of Non-GAAP Financial Measures

	2021
	Earnings Before Interest and Taxes	Earnings Before Income Taxes	Provision for Income Taxes	Effective Income Tax Rate	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)					After Tax	Per Diluted Share

As reported (GAAP)	$1,281	$1,082	$215	20%	$857	$6.25
Non-Core or Unusual Items:
Asset impairments and restructuring charges, net	47	47	8		39	0.28
Loss on divested businesses and related transaction costs	570	570	40		530	3.86
Accelerated depreciation	4	4	1		3	0.02
Mark-to-market pension and other postretirement benefit plans (gain), net	(267)	(267)	(65)		(202)	(1.46)
Early debt extinguishment costs	—	1	—		1	0.01
Adjustments from tax law changes	—	—	15		(15)	(0.11)

Non-GAAP (Excluding non-core and unusual items)	$1,635	$1,437	$214	15%	$1,213	$8.85

	2020
	Earnings Before Interest and Taxes	Earnings Before Income Taxes	Provision for Income Taxes	Effective Income Tax Rate	Net Earnings Attributable to Eastman
(Dollars in millions, except per share amounts, unaudited)					After Tax	Per Diluted Share

As reported (GAAP)	$741	$530	$41	8%	$478	$3.50
Non-Core Items:
Asset impairments and restructuring charges, net	227	227	53		174	1.28
Accelerated depreciation	8	8	2		6	0.05
Mark-to-market pension and other postretirement benefit plans loss, net	240	240	60		180	1.32
Early debt extinguishment costs	—	1	—		1	—

Non-GAAP (Excluding non-core items)	$1,216	$1,006	$156	16%	$839	$6.15

A-4    2023 Proxy Statement

 OUR PROGRESS IS BEING NOTICED

Partnerships, innovations, and commitments are being recognized

EASTMAN

Eastman Corporate Headquarters
P.O. Box 431
Kingsport, TN 37662-5280 U.S.A.

U.S.A. and Canada, 800-EASTMAN (800-327-8626)
Other locations, +(1) 423-229-2000

www.eastman.com/locations

Although the information and recommendations set forth herein are presented in good faith, Eastman Chemical Company ("Eastman") and its subsidiaries make no representations or warranties as to the completeness or accuracy thereof. You must make your own determination of its suitability and completeness for your own use, for the protection of the environment, and for the health and safety of your employees and purchasers of your products. Nothing contained herein is to be construed as a recommendation to use any product, process, equipment, or formulation in conflict with any patent, and we make no representations or warranties, express or implied, that the use thereof will not infringe any patent. NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER NATURE ARE MADE HEREUNDER WITH RESPECT TO INFORMATION OR THE PRODUCT TO WHICH INFORMATION REFERS AND NOTHING HEREIN WAIVES ANY OF THE SELLER'S CONDITIONS OF SALE.

Safety Data Sheets providing safety precautions that should be observed when handling and storing our products are available online or by request. You should obtain and review available material safety information before handling our products. If any materials mentioned are not our products, appropriate industrial hygiene and other safety precautions recommended by their manufacturers should be observed.

© 2023 Eastman. Eastman brands referenced herein are trademarks of Eastman or one of its subsidiaries or are being used under license. The ® symbol denotes registered trademark status in the U.S.; marks may also be registered internationally. Non-Eastman brands referenced herein are trademarks of their respective owners.

EMN-CORP-15579 1/23

[FORM OF PAPER PROXY - PAGE 1]

c/o Corporate Election Services

P. O. Box 1150

Pittsburgh PA 15230-1150

    Vote by Telephone or Internet

Quick  «  «  «  Easy  «  «  «  Immediate

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To Vote by Phone:	Call anytime toll free 1-888-693-8683
There is no charge for this call.
Follow the simple instructions to record your vote.

To Vote by Internet or	Access www.cesvote.com
Review the Proxy Statement	Follow the simple instructions presented to record your vote.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL THE PROXY CARD.

PROXY	EASTMAN CHEMICAL COMPANY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2023.

The undersigned hereby appoints William T. McLain, Jr. and Kellye L. Walker as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this proxy card, all the shares of stock of Eastman Chemical Company held of record as of March 15, 2023 by the undersigned with all the powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 4, 2023, or any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION, AS PERMITTED BY APPLICABLE LAW, ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEM 2, FOR ITEM 3, FOR ONE YEAR IN ITEM 4 AND AGAINST ITEM 5.

Signature(s)

Signature(s)

Date:
Please sign exactly as your name(s) appears on this proxy. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee, guardian, or in any other representative capacity, please also give your full title.

MARK (ON THE OTHER SIDE), SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[FORM OF PAPER PROXY - PAGE 2]

EASTMAN CHEMICAL COMPANY

Annual Meeting of Stockholders

Thursday, May 4, 2023

11:30 a.m. (EDT)

Virtually Via Live Webcast at https://register.proxypush.com/emn

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 4, 2023: The proxy materials, including the 2023 Proxy Statement and 2022 Annual Report, are available at www.ReadMaterial.com/EMN.

Please fold and detach card at perforation before mailing.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, FOR ONE YEAR IN ITEM 4, AND AGAINST ITEM 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1.

1.	Elect Directors:

Nominees for election of twelve directors to serve until the Annual Meeting of Stockholders in 2024 and their successors are duly elected and qualified:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(1)	HUMBERTO P. ALFONSO	❑	❑	❑	(7)	JULIE F. HOLDER	❑	❑	❑
(2)	BRETT D. BEGEMANN	❑	❑	❑	(8)	RENÉE J. HORNBAKER	❑	❑	❑
(3)	ERIC L. BUTLER	❑	❑	❑	(9)	KIM ANN MINK	❑	❑	❑
(4)	MARK J. COSTA	❑	❑	❑	(10)	JAMES J. O’BRIEN	❑	❑	❑
(5)	EDWARD L. DOHENY II	❑	❑	❑	(11)	DAVID W. RAISBECK	❑	❑	❑
(6)	LINNIE M. HAYNESWORTH	❑	❑	❑	(12)	CHARLES K. STEVENS III	❑	❑	❑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2 AND 3.

2.	Ratify Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

❑ FOR	❑ AGAINST	❑ ABSTAIN
3.	Advisory Approval of Executive Compensation as Disclosed in Proxy Statement

❑ FOR	❑ AGAINST	❑ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ONE YEAR IN ITEM 4.

4.	Advisory Vote on Frequency of Advisory Approval of Executive Compensation

❑ ONE YEAR	❑ TWO YEARS	❑ THREE YEARS	❑ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.

5.	Advisory Vote on Stockholder Proposal Regarding an Independent Board Chair

❑ FOR	❑ AGAINST	❑ ABSTAIN

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)